As filed with the Securities and Exchange Commission on June 15, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

InsPro Technologies Corporation

(Exact name of registrant as specified in charter)

Delaware	6411	98-0438502
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

1510 Chester Pike

Suite 400

Eddystone, Pennsylvania 19022

(484) 654-2200

(Address, including zip code, and Telephone Number, including area code of Registrant’s Principal Executive Offices)

Anthony R. Verdi

Chief Financial Officer

InsPro Technologies Corporation

1510 Chester Pike

Suite 400

Eddystone, Pennsylvania 19022

(484) 654-2200

(Name, Address, including zip code and Telephone Number, including area code of Agent for Service)

Copy to:

James W. McKenzie, Jr., Esq.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, Pennsylvania 19103

(215) 963-5000

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If any Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one)

Large Accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price ($)	Amount of Registration Fee ($) (1)
Series C Convertible Preferred Stock, par value $0.001 per share	—	—	(2)
Units Consisting of 25 Shares of Series C Convertible Preferred Stock	—	—
Common Stock issuable upon the conversion of the Series C Convertible Preferred Stock	—	—	(3)
Total Registration Fee:	$1,000,000	$116.00

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(i) under the Securities Act of 1933, as amended.

(3) Pursuant to Rule 457(i), no separate registration fee is required for the common stock underlying the convertible preferred stock because the common stock is being registered on the same registration statement as the convertible preferred stock.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement is a combined prospectus and also relates to (i) 33,550,000 shares of common stock previously registered under the Registrant’s Registration Statement on Form SB-2 (File No. 333-133182); (ii) 6,050,000 shares of common stock previously registered under the Registrant’s Registration Statement on Form SB-2 (File No. 333-142556), (iii) 1,089,913 shares of common stock previously registered under the Registrant’s Registration Statement on Form SB-2 on Form S-1 (File No. 333-149015), (iv) 5,000 units, 1,250,000 shares of Series A Convertible Preferred Stock and warrants to purchase 25,000,000 shares of common stock previously registered under the Registrant’s Registration Statement on Form S-1 (File No. 333-162712), (iv) 2,500 units, 833,280 shares of Series B Convertible Preferred Stock and warrants to purchase 8,332,800 shares of common stock previously registered under the Registrant’s Registration Statement on Form S-1 (File No. 333-185752) and (v) 10,415 units, 833,200 shares of Series B Convertible Preferred Stock and warrants to purchase 8,332,000 shares of common stock previously registered under the Registrant’s Registration Statement on Form S-1 (File No. 333-208804). Accordingly, this Registration Statement, which is a new registration statement, also constitutes Post-Effective Amendment No. 4 to Registration Statement No. 333-133182, Post-Effective Amendment No. 4 to Registration Statement No. 333-142556, Post-Effective Amendment No. 4 to Registration Statement No. 333-149015, Post-Effective Amendment No. 3 to Registration Statement No. 333-162712, Post-Effective Amendment No. 2 to Registration Statement No. 333-185752 and Post-Effective Amendment No. 1 to Registration Statement No. 333-208804, which post-effective amendments shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act of 1933. If securities previously registered under Registration Statement No. 333-133182, Registration Statement No. 333-142556, Registration Statement No. 333-149015, Registration Statement No. 333-162712, Registration Statement No. 333-185752 and Registration Statement No. 333-208804 are offered and sold before the effective date of this Registration Statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

InsPro Technologies Corporation (the “Company”) previously filed a Registration Statement on Form SB-2 (File No. 333-133 182) with the U.S. Securities and Exchange Commission (the “Commission”) on April 10, 2006, which was declared effective on July 7, 2006 (the “2006 Prior Registration Statement”). The 2006 Prior Registration Statement registered up to 33,550,000 shares of our common stock for resale by the selling stockholders named therein, including 8,650,000 shares of our common stock issuable upon the exercise of warrants held by such selling stockholders.

The Company previously filed a Registration Statement on Form SB-2 (File No. 333-142556) with the Commission on May 2, 2007, which was declared effective on June 1, 2007 (the “2007 Prior Registration Statement”). The 2007 Prior Registration Statement registered up to 6,050,000 shares of our common stock for resale by the selling stockholders named therein, including 2,000,000 shares of our common stock issuable upon the exercise of warrants held by such selling stockholders.

The Company previously filed a Registration Statement on Form SB-2 on Form S-l (File No. 333-149015) with the Commission on February 1, 2008, which was declared effective on April 22, 2008 (the “2008 Prior Registration Statement”). The 2008 Prior Registration Statement registered up to 739,913 shares of our common stock for resale by the selling stockholders named therein, including 350,000 shares of our common stock issuable upon the exercise of warrants held by such selling stockholders.

The Company previously filed a Registration Statement on Form S-l (File No. 333-162712) with the Commission on January 14, 2010, which was declared effective on January 22, 2010 (the “2010 Prior Registration Statement”). The 2010 Prior Registration Statement registered up to 5,000 units, 1,250,000 shares of Series A Convertible Preferred Stock and warrants to purchase 25,000,000 shares of common stock.

The Company previously filed a Registration Statement on Form S-1 (File No. 333-185752) with the Commission on February 8, 2013, which was declared effective on February 12, 2013 (the “2013 Prior Registration Statement”). The 2013 Prior Registration Statement registered up to 10,416 units, 833,280 shares of Series B Convertible Preferred Stock and warrants to purchase 8,332,800 shares of common stock.

The Company previously filed a Registration Statement on Form S-1 (File No. 333-208804) with the Commission on February 2, 2016, which was declared effective on February 5, 2016 (the “2016 Prior Registration Statement,” and together with the 2006 Prior Registration Statement, 2007 Prior Registration Statement, 2008 Prior Registration Statement, the 2010 Prior Registration Statement, and the 2013 Prior Registration Statement, the “Prior Registration Statements”). The 2016 Prior Registration Statement registered up to 10,415 units, 833,200 shares of Series B Convertible Preferred Stock and warrants to purchase 8,332,000 shares of common stock. Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in the 2016 Prior Registration Statement was a combined prospectus and also related to 33,550,000 shares of common stock registered under the 2006 Prior Registration Statement, 6,050,000 shares of common stock registered under the 2007 Prior Registration Statement, 1,089,913 shares of common stock registered under the 2008 Prior Registration Statement, 25,000,000 shares of common stock under the 2010 Prior Registration Statement and 8,332,800 shares of common stock under the 2013 Prior Registration Statement. Accordingly, the 2016 Prior Registration Statement also constituted Post-Effective Amendment No. 3 to the 2006 Prior Registration Statement, Post-Effective Amendment No. 3 to the 2007 Prior Registration Statement, Post-Effective Amendment No. 3 to the 2008 Prior Registration Statement, Post-Effective Amendment No. 2 to the 2010 Prior Registration Statement and Post-Effective Amendment No. 1 to the 2013 Prior Registration Statement.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement is also a combined prospectus and also relates to 33,550,000 shares of common stock registered under the 2006 Prior Registration Statement, 6,050,000 shares of common stock registered under the 2007 Prior Registration Statement, 1,089,913 shares of common stock registered under the 2008 Prior Registration Statement, the 5,000 units, 1,250,000 shares of Series A Convertible Preferred Stock and warrants to purchase 25,000,000 shares of common stock registered under the 2010 Prior Registration Statement, the 10,416 units, 833,280 shares of Series B Preferred Stock and warrants to purchase 8,332,800 shares of common stock registered under the 2013 Prior Registration Statement, and 10,415 units, 833,200 shares of Series B Convertible Preferred Stock and warrants to purchase 8,332,000 shares of common stock registered under the 2016 Prior Registration Statement. Accordingly, this Registration Statement, which is a new registration statement, also constitutes Post-Effective Amendment No. 4 to the 2006 Prior Registration Statement, Post-Effective Amendment No. 4 to the 2007 Prior Registration Statement, Post-Effective Amendment No. 4 to the 2008 Prior Registration Statement, Post-Effective Amendment No. 3 to the 2010 Prior Registration Statement, Post-Effective Amendment No. 2 to the 2013 Prior Registration Statement, and Post-Effective Amendment No. 1 to the 2016 Prior Registration Statement and is being filed to, among other things: (i) include audited financial statements for our fiscal year ended December 31, 2014 and to reflect additional information disclosed in our Annual Report on Form 10-K (the “Annual Report”) for our fiscal year ended December 31, 2016, filed with the Commission on March 30, 2017; (ii) include unaudited interim financial statements for our three months ended March 31, 2017 and to reflect additional information disclosed in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K filed with the Commission subsequent to our Annual Report.

Accordingly, this Registration Statement on Form S-l (i) carries forward from the Prior Registration Statements an aggregate of (a) 40,689,913 shares of our common stock, which includes 11,000,000 shares of our common stock issuable upon the exercise of warrants, held by certain of the named selling stockholders, (b) 5,000 units, 1,250,000 shares of our Series A Convertible Preferred Stock and 25,000,000 warrants to purchase shares of our common stock, (c) 10,416 units, 833,280 shares of Series B Preferred Stock and warrants to purchase 8,332,800 shares of common stock, and (d) 10,415 units, 833,200 shares of our Series B Convertible Preferred Stock and warrants to purchase 8,332,000 shares of our common stock, and (ii) registers an additional 20,000 Units, 500,000 shares of our Series C Convertible Preferred Stock. All filing fees payable in connection with the initial filing of the Prior Registration Statements were previously paid at the time of the initial filing of the Prior Registration Statements. A registration fee of $116.00 in respect of the 500,000 shares of our Series C Convertible Preferred Stock being registered in this Registration Statement on Form S-l is being paid concurrently with the filing of this Registration Statement on Form S-l.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion	June 15, 2017

INSPRO TECHNOLOGIES CORPORATION

Up to 20,000 Units, 500,000 Shares of Preferred Stock

We are distributing, at no charge to the holders of our common stock, non-transferable subscription rights to subscribe for units, which we refer to throughout this prospectus as Units, consisting of 25 shares of our Series C Convertible Preferred Stock. Our stockholders will receive one subscription right for every 9,651 shares of our common stock, 483 shares of our Series A Convertible Preferred Stock held, 483 shares of our Series B Convertible Preferred Stock held, and 483 shares of our Series C Convertible Preferred Stock held of record as of 5:00 p.m., New York City time, on [___________], 201[_], the record date. Pursuant to the terms of this offering, the rights may only be exercised for a maximum of 20,000 Units, or approximately $1,000,000 of gross subscription proceeds.

Each subscription right entitles the holder to subscribe for one Unit at the subscription price of $50.00 per Unit, which we refer to as the basic subscription right. In addition, rights holders who fully exercise their basic subscription rights will be entitled, subject to limitations, to subscribe for additional Units that remain unsubscribed as a result of any unexercised basic subscription rights, which we refer to as the over-subscription right, at the subscription price of $50.00 per Unit.

There is no minimum number of Units you must purchase, but you may not purchase fractional Units. When determining the number of subscription rights you will receive, divide the number of shares of our common stock you own by 9,651, the number of shares of our Series A Convertible Preferred Stock you own by 483, the number of shares of our Series B Convertible Preferred Stock you own by 483, and the number of shares of our Series C Convertible Preferred Stock you own by 483 and round down the sum of those amounts to the next whole number. For example, if you own 100,000 shares of our common stock, 10,000 shares of our Series A Convertible Preferred Stock and 10,000 shares of our Series B Convertible Preferred Stock, you will receive 51 subscription rights (100,000 shares of common stock divided by 9,651 = 10.36, 10,000 shares of Series A Convertible Preferred Stock divided by 483 = 20.70, 10,000 shares of Series B Convertible Preferred Stock divided by 483 = 20.70, which sum = 51.76, rounded down to 51 subscription rights, the next whole number), which will entitle you to subscribe for up to 51 Units under your basic subscription privilege.

This rights offering was designed to give all of the holders of our capital stock the opportunity to participate in an equity investment in InsPro Technologies Corporation on substantially the same economic terms as our last private placement in May 2017.

The subscription rights will expire if they are not exercised by 5:00 p.m., New York City time, on [___________], 201[__], unless we extend the rights offering period. Our board of directors may cancel the rights offering at any time prior to the expiration of the rights offering for any reason and may extend or amend the rights offering for any reason. In the event we cancel the rights offering, all subscription payments received by us will be returned, without interest or penalty, as soon as practicable.

The subscription rights may not be sold, transferred or assigned, and will not be listed for trading on any stock exchange or on the Over-the-Counter Bulletin Board (“OTCBB”).

You should carefully consider whether to exercise your subscription rights before the expiration date. All exercises of subscription rights are irrevocable. This is not an underwritten offering. The Units are being offered directly by us without the services of an underwriter or selling agent. Our board of directors is making no recommendation regarding your exercise of the subscription rights.

Our common stock is quoted on the OTCBB under the symbol “ITCC.OB.”

The average of the bid and asked prices of our common stock on the OTCBB on June 14, 2017 was $0.04 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 11.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                    , 20[__]

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. We will not make an offer to sell these securities in any jurisdiction where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of when this prospectus is delivered or when any sale of our common stock occurs. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated.

In this prospectus, unless the context specifically indicates otherwise, all references to “the Company,” “we,” “us,” and “our” refer to InsPro Technologies Corporation and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus, including in the sections entitled “Questions and Answers About the Rights Offering,” “Prospectus Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this report are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The forward-looking statements herein include, among others, statements addressing management’s views with respect to future financial and operating results and costs associated with the Company’s operations and other similar statements. Various factors, including competitive pressures, market interest rates, regulatory changes, customer defaults or insolvencies, litigation, acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control, adverse resolution of any contract or other disputes with customers, could cause actual outcomes and results to differ materially from those described in forward-looking statements.

The words “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. While we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and projections of the future about which we cannot be certain. Many factors, including general business and economic conditions, affect our ability to achieve our objectives. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. In addition, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all. We may not update these forward-looking statements, even though our situation may change in the future.

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QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the rights offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus contains more detailed descriptions of the terms and conditions of the rights offering and provides additional information about us and our business, including potential risks related to the rights offering, the Units, and our business.

What is the rights offering?

We are distributing, at no charge, to holders of our shares of capital stock, non-transferable subscription rights to subscribe for Units consisting of 25 shares of our Series C Convertible Preferred Stock. You will receive one subscription right for every 9,651 shares of our common stock, 483 shares of Series A Convertible Preferred Stock, 483 shares of Series B Convertible Preferred Stock, and 483 shares of our Series C Convertible Preferred Stock held of record by you as of 5:00 p.m., New York City time, on [_________], 201[__], the record date. Each subscription right entitles the holder to a basic subscription right and an over-subscription privilege, which are described below. The shares of preferred stock as components of the Units in the rights offering do not currently trade on the OTCBB or on any other exchange, and are only transferable to the extent permitted in the instruments governing such securities.

What is the basic subscription right?

The basic subscription right gives our stockholders the opportunity to purchase Units at a subscription price of $50.00 per Unit for each 9,651 shares of common stock, 483 shares of Series A Convertible Preferred Stock, 483 shares of Series B Convertible Preferred Stock, and 483 shares of Series C Convertible Preferred Stock you own. We have granted to you, as a stockholder of record on the record date, one subscription right for each 9,651 shares of our common stock, 483 shares of Series A Convertible Preferred Stock, 483 shares of Series B Convertible Preferred Stock, and 483 shares of Series C Convertible Preferred Stock you owned at that time.

There is no minimum number of Units you must purchase, but you may not purchase fractional Units. When determining the number of subscription rights you will receive, divide the number of shares of our common stock you own by 9,651, the number of shares of Series A Convertible Preferred Stock you own by 483, the number of shares of Series B Convertible Preferred Stock you own by 483, and the number of shares of Series C Convertible Preferred Stock you own by 483, and round down the sum of those amounts to the next whole number. For example, if you own 100,000 shares of our common stock, 10,000 shares of our Series A Convertible Preferred Stock and 10,000 shares of our Series B Convertible Preferred Stock, you will receive 51 subscription rights (100,000 shares of common stock divided by 9,651 = 10.36, 10,000 shares of Series A Convertible Preferred Stock divided by 483 = 20.70, 10,000 shares of Series B Convertible Preferred Stock divided by 483 = 20.70, which sum = 51.76, rounded down to 51 subscription rights, the next whole number), which will entitle you to subscribe for up to 51 Units under your basic subscription privilege.

You may exercise all or a portion of your basic subscription right, or you may choose not to exercise any subscription rights at all. However, if you exercise less than your full basic subscription right, you will not be entitled to purchase shares under your over-subscription privilege.

If you hold an InsPro Technologies Corporation stock certificate, the number of Units you may purchase pursuant to your basic subscription right is indicated on the enclosed rights certificate. If you hold your shares in the name of a broker, dealer, custodian bank or other nominee who uses the services of the Depository Trust Company (“DTC”), you will not receive a rights certificate. Instead, we will issue one subscription right to your nominee record holder for each 9,651 shares of our common stock, 483 shares of Series A Convertible Preferred Stock, 483 shares of Series B Convertible Preferred Stock, and 483 shares of Series C Convertible Preferred Stock that you own at the record date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

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What is the over-subscription privilege?

In the event that you purchase all of the Units available to you pursuant to your basic subscription right, you may also choose to purchase any Units that are not purchased by our other stockholders through the exercise of their basic subscription rights. You should indicate on your rights certificate, or the form provided by your nominee if your shares are held in the name of a nominee, how many additional Units you would like to purchase pursuant to your over-subscription privilege.

If sufficient Units are available, we will seek to honor your over-subscription request in full. If, however, over-subscription requests exceed the number of Units available, we will allocate the available Units pro rata among the stockholders exercising the over-subscription privilege in proportion to the number of shares of capital stock owned by such stockholder on the record date, relative to the number of shares owned on the record date by all stockholders exercising the over-subscription privilege. If this pro rata allocation results in any stockholder receiving a greater number of Units than the stockholder subscribed for pursuant to the exercise of the over-subscription privilege, then such stockholder will be allocated only that number of Units for which the stockholder oversubscribed, and the remaining Units will be allocated among all other stockholders exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all Units have been allocated.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed Units prior to the expiration of the rights offering, if you wish to maximize the number of Units you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of Units that may be available to you (i.e., for the maximum number of Units available to you, assuming you exercise all of your basic subscription rights and are allotted the full amount of your over-subscription). See “The Rights Offering — The Subscription Rights — Over-Subscription Privilege.”

Any excess subscription payments received by us will be returned, without interest or penalty, as soon as practicable.

Why are we conducting the rights offering?

We are conducting the rights offering for the primary purpose of providing all of the holders of our capital stock the opportunity to participate in an equity investment in InsPro Technologies Corporation on substantially the same economic terms as our last private placement in May 2017, and the secondary purpose of raising equity capital to improve our capital position, to inject additional capital into InsPro Technologies Corporation and to retain the remainder of any proceeds at InsPro Technologies Corporation for general corporate purposes. See “Use of Proceeds.”

This rights offering, including the composition and price of the Units, was designed to give all of the holders of our capital stock the opportunity to participate in an equity investment in InsPro Technologies Corporation on substantially the same economic terms as our last private placement in May 2017.

How was the $50.00 per Unit subscription price determined?

The $50.00 per Unit subscription price was determined by our board of directors based on the per share value of the Series C Convertible Preferred Stock purchased by investors in our last private placement in May 2017. In May 2017, we sold shares of our Series C Convertible Preferred Stock (each share of which is convertible, at the sole option of the holder, into 20 shares of our common stock). We sold a total of 150,000 shares in that offering for an aggregate purchase price of $300,000.

In determining the subscription price, our board of directors considered the overall economic value offered to investors in InsPro Technologies Corporation in the last private placement. If an investor had invested in the last private placement, for every $50.00 invested, such investor would have received 25 shares of Series C Convertible Preferred Stock. As a result, the Units offered in this rights offering consist of 25 shares of our Series C Convertible Preferred Stock.

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We did not seek or obtain an opinion of financial advisors in establishing the subscription price. The subscription price will not necessarily be related to our book value, tangible book value, net worth or any other established criteria of fair value.

What are the material terms of the Series C Convertible Preferred Stock offered in this rights offering?

Each share of Series C Convertible Preferred Stock offered in this rights offering is convertible, at the sole discretion of each holder of preferred stock, into 20 shares of common stock, subject to certain adjustments. The holders of shares of our Series C Convertible Preferred Stock are entitled to vote, with respect to any question upon which holders of our common stock are entitled to vote, together with the holders of common stock as one class on an as-converted basis. At such time, if any, as our board of directors declares a dividend or distribution on the common stock, the holders of preferred stock shall be entitled to receive, for each share of Series C Convertible Preferred Stock held by them, a dividend or distribution in an amount equal to what such holder of preferred stock would receive if their shares were converted into shares of common stock. We do not currently intend to pay any cash dividends to the holders of shares of our common stock.

In addition, upon the liquidation, sale or merger of InsPro Technologies Corporation, each share of our Series C Convertible Preferred Stock is entitled to receive an amount equal to the greater of (i) a liquidation preference equal to two and a half (2.5) times the preferred stock original issue price, subject to certain customary adjustments, or (ii) the amount such preferred stock would receive if it participated pari passu with the holders of our common stock on an as-converted basis. For so long as any shares of Series C Convertible Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares of Series C Convertible Preferred Stock is required to approve (i) any amendment to our certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Series C Convertible Preferred Stock or (ii) any amendment to our certificate of incorporation to create any shares of capital stock that rank senior to the Series C Convertible Preferred Stock. In addition to the voting rights described above, for so long as 1,000,000 shares of Series C Convertible Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the Series C Convertible Preferred Stock is required to effect or validate any merger, sale of substantially all of the assets of InsPro Technologies Corporation or other fundamental transaction, unless such transaction, when consummated, will provide the holders of preferred stock with an amount per share equal to two and a half (2.5) times the preferred stock original issue price plus any declared but unpaid dividends.

Am I required to exercise all of the subscription rights I receive in the rights offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights, the number of shares of our common stock or preferred stock you own will not change. However, if you choose not to exercise your subscription rights, your ownership interest in InsPro Technologies Corporation may be diluted by other stockholder purchases (to the extent we receive any subscriptions in this rights offering). In addition, if you do not exercise your basic subscription right in full, you will not be entitled to participate in the over-subscription privilege. See “Risk Factors — If you do not exercise your subscription rights, your percentage ownership in InsPro Technologies Corporation will be diluted.”

How soon must I act to exercise my subscription rights?

If you received a rights certificate and elect to exercise any or all of your subscription rights, we must receive your completed and signed rights certificate and payments prior to the expiration of the rights offering, which is [_________], 201[_], at 5:00 p.m., Eastern Time. If you hold your shares in the name of a broker, dealer, custodian bank or other nominee, your nominee may establish a deadline prior to 5:00 p.m. Eastern Time, on [_________], 201[_] by which you must provide it with your instructions to exercise your subscription rights. Although our board of directors may, in its discretion, extend the expiration of the rights offering, we currently do not intend to do so. Our board of directors may cancel or amend the rights offering at any time. In the event the rights offering is cancelled, all subscription payments received will be returned, without interest or penalty, as soon as practicable.

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Although we will make reasonable attempts to provide this prospectus to our stockholders, the rights offering and all subscription rights will expire at 5:00 p.m., Eastern Time on [_________], 201[_], whether or not we have been able to locate each person entitled to subscription rights.

May I transfer my subscription rights?

No. You may not sell, transfer or assign your subscription rights to anyone. Subscription rights will not be listed for trading on the OTCBB or any other stock exchange or market. Rights certificates may only be completed by the stockholder who receives the certificate.

Are we requiring a minimum subscription to complete the rights offering?

No. There is no individual minimum purchase requirement in the rights offering and we are not requiring a minimum subscription to complete the rights offering. However, because we are not issuing fractional Units, you must own at least 9,651 shares of our common stock, 483 shares of our Series A Convertible Preferred Stock, 483 shares of our Series B Convertible Preferred Stock, or 483 shares of our Series C Convertible Preferred Stock as of the record date in order to subscribe for one Unit in the rights offering.

In addition, our board of directors reserves the right to cancel the rights offering for any reason.

Can the board of directors cancel, amend or extend the rights offering?

Yes. Our board of directors may decide to cancel, amend or terminate the rights offering at any time before the expiration of the rights offering and for any reason. If our board of directors cancels or terminates the rights offering, any money received from subscribing stockholders will be returned, without interest or penalty, as soon as practicable. We also reserve the right to amend or modify the terms of the rights offering. We further have the right to extend the rights offering and the time for exercising your subscription rights, although we do not presently intend to do so.

Has our board of directors made a recommendation to our stockholders regarding the rights offering?

No. Our board of directors is making no recommendation regarding your exercise of the subscription rights. Stockholders who exercise subscription rights risk investment loss on new money invested. There is currently no public market for our shares of Series C Convertible Preferred Stock. You are urged to make your decision based on your own assessment of our business and financial condition, our prospects for the future, the terms of the rights offering and the information contained in, or incorporated by reference into, this prospectus. See “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

How do I exercise my subscription rights if I own shares in certificate form?

If you hold an InsPro Technologies Corporation stock certificate and you wish to participate in the rights offering, you must take the following steps:

•	deliver payment to us before 5:00 p.m., Eastern Time, on [__________], 201[_]; and

•	deliver a properly completed and signed rights certificate to us before 5:00 p.m., Eastern Time, on [_________], 201[_].

In certain cases, you may be required to provide additional documentation or signature guarantees.

Please follow the delivery instructions on the rights certificate. You are solely responsible for completing delivery to us of your subscription documents, rights certificate and payment. We urge you to allow sufficient time for delivery of your subscription materials to us so that they are received by us by 5:00 p.m., Eastern Time, on [_________], 201[_]. WE WILL NOT ACCEPT ANY SUBSCRIPTIONS THAT WE RECEIVE AFTER THIS TIME.

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If you send a payment that is insufficient to purchase the number of Units you request, or if the number of Units you request is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of Units under the over-subscription privilege and the elimination of fractional Units.

What should I do if I want to participate in the rights offering, but my shares are held in the name of a broker, dealer, custodian bank or other nominee?

If you hold your shares of common stock through a broker, dealer, custodian bank or other nominee, then your nominee is the record holder of the shares you own. The record holder must exercise the subscription rights on your behalf. If you wish to purchase Units through the rights offering, you should contact your broker, dealer, custodian bank or nominee as soon as possible. Please follow the instructions of your nominee. Your nominee may establish a deadline that may be before the expiration date that we have established for the rights offering.

When will I receive my new shares?

If you purchase Units in the rights offering you will receive your new shares as soon as practicable after the closing of the rights offering.

After I send in my payment and rights certificate, may I cancel my exercise of subscription rights?

No. All exercises of subscription rights are irrevocable unless the rights offering is terminated, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase Units in the rights offering.

Are there any conditions to completing the rights offering?

No, there are no conditions to completion of the rights offering.

What effects will the rights offering have on our outstanding Series C Convertible Preferred Stock?

As of June 15, 2017, we had 1,150,000 shares of Series C Convertible Preferred Stock issued and outstanding. The number of shares of our Series C Convertible Preferred Stock that we will issue in this rights offering through the exercise of subscription rights will depend on the number of Units that are subscribed for in the rights offering. We could, depending on the number of Units that are subscribed for in the offering, have a maximum of 1,650,000 shares of Series C Convertible Preferred Stock outstanding after completion of the rights offering.

The issuance of Units in the rights offering will dilute, and thereby reduce, your proportionate ownership in InsPro Technologies Corporation. If you fully exercise your basic subscription right and a certain level of your over-subscription privilege, your ownership interest will be diluted to a lesser extent.

How much will InsPro Technologies Corporation receive from the rights offering?

If all of the subscription rights (including all over-subscription privileges) are exercised in full by our stockholders, we expect the gross proceeds from the rights offering to be approximately $1,000,000. If no subscription rights are exercised by our stockholders, we would receive no proceeds from the rights offering. We are offering shares in the rights offering to stockholders with no individual minimum purchase requirement.

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional shares of our Series C Convertible Preferred Stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference in this prospectus.

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If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. We will hold all funds we receive in a segregated bank account until completion of the rights offering. If the rights offering is not completed, all subscription payments received by us will be returned, without interest or penalty, as soon as practicable. If you own shares in “street name,” it may take longer for you to receive your subscription payment because we will return payments through the record holder of your shares.

What fees or charges apply if I purchase Units in the rights offering?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights. If you exercise your subscription rights through a broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your record holder may charge you.

What are the material U.S. federal income tax consequences of exercising my subscription rights?

It is the opinion of our counsel, Morgan, Lewis & Bockius LLP, that you should not recognize income or loss for U.S. federal income tax purposes in connection with the receipt or exercise of subscription rights in the rights offering. You should consult your tax advisor as to your particular tax consequences resulting from the rights offering. For a detailed discussion, see “Material U.S. Federal Income Tax Considerations.”

To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer or other nominee, then you should send your subscription documents, rights certificate and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, rights certificate and subscription payment by hand delivery, first class mail or courier service to:

InsPro Technologies Corporation

1510 Chester Pike

Suite 400

Eddystone, Pennsylvania 19022

Attn: Francis L. Gillan III

You are solely responsible for completing delivery to us of your subscription documents, rights certificate and payment. We urge you to allow sufficient time for delivery of your subscription materials to us.

Whom should I contact if I have other questions?

If you have any questions regarding InsPro Technologies Corporation or the rights offering, please contact Francis L. Gillan III at (484) 654-2200. You may also contact us with questions by electronic mail at rightsoffering@inspro.com.

If you have any questions regarding completing a rights certificate or submitting payment in the rights offering, please contact Francis L. Gillan III at (484) 654-2200 or by electronic mail at rightsoffering@inspro.com.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including the “Risk Factors” section, before making a decision to invest in our securities.

Our Business

We are a technology company that provides software applications for use by insurance administrators in the insurance industry. Our business focuses primarily on our InsPro Enterprise software application.

We acquired Atiam Technologies L.P. on October 1, 2007. HBDC Acquisition, LLC, which changed its name to InsPro Technologies, LLC on May 14, 2009, develops, sells and supports our InsPro Enterprise software application. InsPro Enterprise is a comprehensive, web-based insurance administration software application, which was introduced by Atiam Technologies L.P. in 2004. InsPro Enterprise clients include insurance carriers and third party administrators. We market InsPro Enterprise as a licensed software application, and we realize revenue from the sale of the software licenses, application service provider fees, software maintenance fees and consulting and implementation services.

During 2005 through October 1, 2007 our operations were primarily that of our former Telesales and Insurint businesses. We effectively sold our former Telesales business in 2009 and our former Insurint business in 2010. Our former Telesales and Insurint businesses are now classified as part of our discontinued operations.

Our common stock has been quoted on the OTCBB since December 6, 2010 under the symbol ITCC.OB and from December 13, 2005 until December 3, 2010 under the symbol HBDT.OB.

Summary of this Rights Offering

Securities Offered	We are distributing to you, at no charge, one non-transferable subscription right for each 9,651 shares of our common stock, 483 shares of Series A Convertible Preferred Stock, 483 shares of Series B Convertible Preferred Stock, and 483 shares of Series C Convertible Preferred Stock that you owned as of 5:00 p.m., Eastern Time, on [_________], 201[__], the record date, either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks, or other nominees on your behalf, as a beneficial owner of such shares. If the rights offering is fully subscribed, we expect the gross proceeds from the rights offering to be approximately $1,000,000. This rights offering was designed to give all of the holders of our capital stock the opportunity to participate in an equity investment in InsPro Technologies Corporation on the same economic terms as the investment made by investors in our last private placement in May 2017.

Basic Subscription Right	The basic subscription right will entitle you to purchase one unit at a subscription price of $50.00. A unit consists of 25 shares of our Series C Convertible Preferred Stock. We refer to these units throughout this prospectus as “Units.”

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There is no minimum number of Units you must purchase, but you may not purchase fractional Units. When determining the number of subscription rights you will receive, divide the number of shares of our common stock you own by 9,651, the number of shares of Series A Convertible Preferred Stock you own by 483, the number of shares of Series B Convertible Preferred Stock you own by 483, and the number of shares of Series C Convertible Preferred Stock you own by 483 and round down the sum of those amounts to the next whole number. For example, if you own 100,000 shares of our common stock, 10,000 shares of our Series A Convertible Preferred Stock and 10,000 shares of our Series B Convertible Preferred Stock, you will receive 51 subscription rights (100,000 shares of common stock divided by 9,651 = 10.36, plus 10,000 shares of Series A Convertible Preferred Stock divided by 483 = 20.70, plus 10,000 shares of Series B Convertible Preferred Stock divided by 483 = 20.70, which sum = 51.76, rounded down to 51 subscription rights, the next whole number), which will entitle you to subscribe for up to 51 Units under your basic subscription privilege.

Over-Subscription Privilege	In the event that you purchase all of the Units available to you pursuant to your basic subscription right, you may also choose to subscribe for a portion of any Units that are not purchased by our stockholders through the exercise of their basic subscription rights. You may subscribe for these Units pursuant to your over-subscription privilege, subject to the limitations described below.

Subscription Price	$50.00 per Unit, payable in cash. To be effective, any payment related to the exercise of a subscription right must clear prior to the expiration of the rights offering.

Record Date	5:00 p.m., Eastern Time, on [_______], 201[__].

Expiration of the Rights Offering	5:00 p.m., Eastern Time, on [_______], 201[__].

Use of Proceeds	We intend to use the proceeds of the rights offering to improve our capital position and for general corporate purposes.

Non-Transferability of Rights	The subscription rights may not be sold, transferred or assigned and will not be listed for trading on the OTCBB or on any other stock exchange or market.

No Revocation	All exercises of subscription rights are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase additional Units at a subscription price of $50.00 per full Unit.

Material U.S. Federal Income Tax Consequences	It is the opinion of our counsel, Morgan, Lewis & Bockius LLP, that you should not recognize income or loss for U.S. federal income tax purposes in connection with the receipt or exercise of subscription rights in the rights offering. You should consult your own tax advisor as to the tax consequences to you of the receipt, exercise or lapse of the subscription rights in light of your particular circumstances.

Extension, Cancellation and Amendment	Although we do not presently intend to do so, we have the option to extend the rights offering and the period for exercising your subscription rights. Our board of directors may cancel the rights offering at any time prior to the expiration date of the rights offering for any reason. In the event that the rights offering is cancelled, all subscription payments received by us will be returned, without interest or penalty, as soon as practicable. We also reserve the right to amend or modify the terms of the rights offering at any time.

Procedures for Exercising Rights	To exercise your subscription rights, you must take the following steps:

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• If you are a registered holder of our common stock or preferred stock, you must deliver payment and a properly completed rights certificate to us so that we receive these items before 5:00 p.m., Eastern Time, on [_______], 201[__]. You may deliver the documents and payments by hand delivery, first class mail or courier service. If first class mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

• If you are a beneficial owner of shares that are registered in the name of a broker, dealer, custodian bank or other nominee, or if you would rather an institution conduct the transaction on your behalf, you should instruct your broker, dealer, custodian bank or other nominee to exercise your subscription rights on your behalf. Please follow the instructions of your nominee, who may require that you meet a deadline earlier than 5:00 p.m., Eastern Time, on [_______], 201[__].

Shares Outstanding Before the Rights Offering	1,150,000 shares of our Series C Convertible Preferred Stock were outstanding as of June 15, 2017.

Shares Outstanding After Completion of the Rights Offering	Assuming all Units are sold in the rights offering, we expect approximately 1,650,000 shares of our Series C Convertible Preferred Stock will be outstanding immediately after completion of the rights offering

Fees and Expenses	We will pay the expenses related to the rights offering.

The Over-the-Counter Bulletin Board	Our shares of common stock are currently listed for trading on the OTCBB under the ticker symbol “ITCC.OB .”

Risk Factors	Before you exercise your subscription rights to purchase shares of our common stock, you should carefully consider risks described in the section entitled “Risk Factors,” beginning on page 11 of this prospectus.

Our Corporate Information

Our principal executive offices are located at 1510 Chester Pike, Suite 400, Eddystone, Pennsylvania 19022. Our telephone number is (484) 654-2200. Our website address is www.inspro.com. The information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus.

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RISK FACTORS

Investing in our securities involves significant risks. In addition to all of the other information contained in this prospectus, you should carefully consider the risks and uncertainties described below before deciding to invest in our common stock and preferred stock. If any of the following risks actually occur, they may materially harm our business, our financial condition or our results of operations. In this event, the market price of our securities could decline and you could lose all or part of your investment.

Risks Related to the Rights Offering

If you do not exercise your subscription rights, your percentage ownership in InsPro Technologies Corporation will be diluted.

Stockholders who do not fully exercise their subscription rights should expect that they will, at the completion of this offering, own a smaller proportional interest in our company than would otherwise be the case had they fully exercised their basic subscription and over-subscription rights.

The subscription rights are not transferable, and there is no market for the subscription rights.

You may not sell, give away or otherwise transfer your subscription rights. The subscription rights are only transferable by operation of law. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights.

If we terminate this offering for any reason, we will have no obligation other than to return subscription monies as soon as practicable.

We may decide, in our sole discretion and for any reason, to cancel or terminate the rights offering at any time prior to the expiration date. If this offering is cancelled or terminated, we will have no obligation with respect to subscription rights that have been exercised except to return as soon as practicable, without interest, the subscription payments deposited with us. If we terminate this offering and you have not exercised any subscription rights, such subscription rights will expire worthless.

The subscription price determined for this offering is not an indication of the fair value of our common stock.

In determining the subscription price, our board of directors considered the overall economic value offered to investors in InsPro Technologies Corporation in our last private placement in May 2017. If an investor had invested in the last private placement, for every $50.00 invested, such investor would have received 25 shares of Series C Convertible Preferred Stock. As a result, the Units offered in this rights offering consist of 25 shares of our Series C Convertible Preferred Stock.

We did not seek or obtain an opinion of financial advisors in establishing the subscription price. The subscription price will not necessarily be related to our book value, tangible book value, net worth or any other established criteria of fair value and may or may not be considered the fair value of our common stock to be offered in the rights offering. You should not assume or expect that, after the rights offering, our shares of common stock will trade at or above the equivalent component of the subscription price in any given time period.

We will have broad discretion in the use of the net proceeds from this offering and may not use the proceeds effectively.

Although we plan to use the proceeds of this offering for general corporate purposes, including working capital, we will not be restricted to such use and will have broad discretion in determining how the proceeds of this offering will be used. Our discretion is not substantially limited by the uses set forth in this prospectus in the section entitled “Use of Proceeds.” While our board of directors believes the flexibility in application of the net proceeds is prudent, the broad discretion it affords entails increased risks to the investors in this offering. Investors in this offering have no current basis to evaluate the possible merits or risks of any application of the net proceeds of this offering. Our stockholders may not agree with the manner in which we choose to allocate and spend the net proceeds.

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If you do not act on a timely basis and follow subscription instructions, your exercise of subscription rights may be rejected.

Holders of subscription rights who desire to purchase Units in this offering must act on a timely basis to ensure that all required forms and payments are actually received by us prior to 5:00 p.m., New York City time, on the expiration date, unless extended, unless delivery of the subscription rights certificate is effected pursuant to the guaranteed delivery procedures as described below. If you are a beneficial owner of shares of capital stock and you wish to exercise your subscription rights, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, custodian bank or other nominee in sufficient time to deliver such forms and payments to us to exercise the subscription rights granted in this offering that you beneficially own prior to 5:00 p.m., New York City time on the expiration date, as may be extended, unless delivery of the subscription rights certificate is effected pursuant to the guaranteed delivery procedures as described below. We will not be responsible if your broker, dealer, custodian bank or other nominee fails to ensure that all required forms and payments are actually received by us prior to 5:00 p.m., New York City time, on the expiration date.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this rights offering, we may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. We do not undertake to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

You may not receive all of the Units for which you subscribe pursuant to the over-subscription privilege.

Holders who fully exercise their basic subscription rights will be entitled to subscribe for an additional amount of Units that are not purchased by our other holders through the exercise of their basic subscription rights. Over-subscription rights will be allocated pro-rata among subscription rights holders who over-subscribed, based on the number of shares of capital stock owned by such holders on the record date, relative to the number of shares owned on the record date by all stockholders exercising the over-subscription privilege. You may not receive any or all of the amount of Units for which you over-subscribed. If the prorated amount of Units allocated to you in connection with your over-subscription right is less than your over-subscription request, then the excess funds held by us on your behalf will be returned to you, without interest, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected, and we will have no further obligations to you.

If you make payment of the subscription price by uncertified check, your check may not clear in sufficient time to enable you to purchase Units in this rights offering.

Any uncertified check used to pay for Units to be issued in this rights offering must clear prior to the expiration date of this rights offering, and the clearing process may require five or more business days. If you choose to exercise your subscription rights, in whole or in part, and to pay for Units by uncertified check and your check has not cleared prior to the expiration date of this rights offering, you will not have satisfied the conditions to exercise your subscription rights and will not receive the Units you wish to purchase.

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The receipt of subscription rights may be treated as a taxable distribution to you.

It is the opinion of our counsel, Morgan, Lewis & Bockius LLP, that the distribution of the subscription rights in this rights offering should be a non-taxable distribution under Section 305(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Please see the discussion on the “Material U.S. Federal Income Tax Considerations” below. This position is not binding on the Internal Revenue Service, or the IRS, or the courts, however. If this rights offering is deemed to be part of a “disproportionate distribution” under Section 305(b)(2) of the Code (or otherwise to be within one of the exceptions to Section 305(a) of the Code set forth in Section 305(b) of the Code), your receipt of subscription rights in this offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the subscription rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Each holder of capital stock is urged to consult his, her or its own tax advisor with respect to the particular tax consequences of this rights offering.

Absence of a public trading market for the shares of Series C Convertible Preferred Stock may limit the ability of a purchaser to resell the shares of Series C Convertible Preferred Stock.

There is no established trading market for the shares of our Series C Convertible Preferred Stock to be issued pursuant to this offering, and such securities may not be widely distributed. There can be no assurance that a market will develop for the shares of Series C Convertible Preferred Stock. Even if a market for these securities does develop, the price of the Series C Convertible Preferred Stock may fluctuate and liquidity may be limited. If a market for these securities does not develop, then purchasers of the shares of Series C Convertible Preferred Stock may be unable to resell the securities or sell them only at an unfavorable price for an extended period of time, if at all. Future trading prices of the shares of Series C Convertible Preferred Stock will depend on many factors, including:

•	our operating performance and financial condition;

•	our ability to continue the effectiveness of the registration statement, of which this prospectus is a part, covering the shares of Series C Convertible Preferred Stock and the common stock issuable upon exercise or conversion of these securities;

•	the interest of securities dealers in making a market; and

•	the market for similar securities.

Your ability to resell the securities you acquire in the rights offering may be limited by state securities laws.

If you purchase securities in the rights offering, you may not be able to resell the securities to other persons unless the securities are registered under the securities laws of the states in which the potential purchasers reside or exemptions from registration requirements are available in such states. We do not intend to register any of the securities for resale in any states or jurisdictions. Consequently, you may only be able to sell the securities in those states where exemptions are available, such as an exemption for sales to institutional investors.

Risks Relating to our Company and Industry

We have incurred significant operating losses since our inception, which we anticipate will continue for the foreseeable future.

Since our inception, we have incurred significant operating losses. As of March 31, 2017, we had an accumulated deficit of approximately $67.3 million. We incurred operating losses of $646,302 for the three months ended March 31, 2017, approximately $2.7 million for the year ended December 31, 2016, approximately $6.4 million for the year ended December 31, 2015, approximately $5.2 million for the year ended December 31, 2014, approximately $1.7 million for the year ended December 31, 2013, approximately $7.9 million for the year ended December 31, 2012, $6.9 million for the year ended December 31, 2011, $2.5 million for the year ended December 31, 2010, $6.3 million for the year ended December 31, 2009, $9 million for the year ended December 31, 2008, $14.3 million for the year ended December 31, 2007, $14 million for the year ended December 31, 2006, $3.2 million for the year ended December 31, 2005 and approximately $1.1 million for the period from our inception on January 27, 2004 through December 31, 2004. We expect to incur significant operating expenses and capital expenditures relating to the development of our software-related business, particularly as we pursue growth internally, expanding our marketing efforts, and further the development of our technologies. In addition, we will continue to incur significant legal, accounting and other expenses associated with our status as a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we will need to generate significant revenues to achieve profitability. Even if we achieve profitability, we may be unable to maintain or increase profitability on a quarterly or annual basis. If we are unable to achieve and then maintain profitability, the market value of our stock will decline.

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If we fail to increase our brand recognition, we may face difficulty in attracting new customers.

We believe that establishing, maintaining and enhancing our brand in a cost-effective manner is critical to achieving widespread acceptance of our current and future products and services and is an important element in our efforts to maintain and expand our relationships with customers and to grow our customer base, particularly in light of the competitive nature of our business. We believe that the importance of brand recognition will increase as competition in our market develops. Some of our competitors already have well-established brands in the individual health and life insurance market. Successful promotion of our brand will depend largely on our ability to maintain a sizeable and active customer base, the success of our marketing efforts and our ability to provide high quality products and reliable and useful service to our customers. There can be no assurance that brand promotion activities will yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incur in building our brand. If we fail to successfully promote and maintain our brand, or if we incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may fail to attract enough new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, in which case our business, financial condition and results of operations could be materially harmed.

We may be unable to obtain additional capital when necessary or on terms that are acceptable to us.

Since our inception, we have used significant amounts of cash in our operations and in investing activities. As of March 31, 2017, we had a cash balance of approximately $1.99 million. We used cash in operations of approximately $1.04 million for the three months ended March 31, 2017, net cash provided by operations was approximately $175,000 for the year ended December 31, 2016, cash used in operations was approximately $3.64 million for the year ended December 31, 2015, net cash provided by operations was approximately $1.6 million for the year ended December 31, 2014, cash used in operations was $1.9 million for the year ended December 31, 2013, $0.7 million for the year ended December 31, 2012, $1.5 million for the year ended December 31, 2011, $4.8 million for the year ended December 31, 2010, $5.3 million for the year ended December 31, 2009, $8.4 million for the year ended December 31, 2008, $5.5 million for the year ended December 31, 2007, approximately $6.5 million for the year ended December 31, 2006, $1.2 million for the year ended December 31, 2005, and approximately $0.5 million for the period from our inception on January 27, 2004 through December 31, 2004.

We expect that we will need significant additional cash resources to operate and expand our business in the future. Our future capital requirements will depend on many factors, including our ability to maintain our existing cost structure and return on sales, and execute our business and strategic plans as currently conceived. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities would result in additional dilution to our stockholders. Additional indebtedness would result in debt service obligations and could result in operating and financing covenants that would restrict our operations. In addition, financing might be unavailable in amounts or on terms acceptable to us, if at all.

We are substantially dependent on our InsPro Enterprise software application.

We derive virtually all of our revenue from software license and maintenance revenue attributable to our InsPro Enterprise software application. Accordingly, our future results depend on continued market acceptance of InsPro Enterprise, and any factor adversely affecting the market for InsPro Enterprise could have a material adverse effect on our business, financial condition and operating results.

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We may be unsuccessful in attracting or retaining key technology, sales, marketing and other personnel or in retaining the members of our senior management team.

The success of our business is dependent on our ability to attract and retain highly skilled managers and sales and marketing personnel and to retain the members of our senior management team. Our inability to retain key personnel and attract additional qualified personnel could harm our development and results of operations.

We may be unable to sufficiently protect our intellectual property.

Our business and competitive positions are dependent on our ability to use and protect our proprietary technologies. Our patent applications may not protect our technologies because, among other things:

•	there is no guarantee that any pending patent applications will result in issued patents;

•	we may develop additional proprietary technologies that are not patentable;

•	there is no guarantee that any patent issued to us will provide us with any competitive advantage;

•	there is no guarantee that any patents issued to us will not be challenged, circumvented or invalidated by third parties; and

•	there is no guarantee that any patents previously issued to others or issued in the future will not have an adverse effect on our ability to do business.

In addition, if we are unable to protect and control unpatented trade secrets, know-how and other technological innovation, we may suffer competitive harm. We also rely on trade secrets, know-how and technologies that are not protected by patents to maintain our competitive position. Trade secrets are difficult to protect. To maintain the confidentiality of trade secrets and proprietary information, we generally seek to enter into confidentiality agreements with our employees, consultants and collaborators upon the commencement of a relationship with us. However, we at times do not obtain these agreements, nor can we guarantee that these agreements will provide meaningful protection, that these agreements will not be breached or that we will have an adequate remedy for any such breach. In addition, adequate remedies may not exist in the event of unauthorized use or disclosure of this information. Others may have developed, or may develop in the future, substantially similar or superior know-how and technologies. The loss or exposure of our trade secrets, know-how and other proprietary information, or independent development of similar or superior know-how, could harm our business, financial condition and results of operations.

We may become subject to intellectual property rights claims in the future, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use the affected technologies.

Our commercial success will depend in part on not infringing the patents or proprietary rights of third parties. Third parties could bring legal actions against us claiming damages and seeking to enjoin us from using any technology found to be in violation of a third party’s rights. If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation. If any of these actions are successful, in addition to any potential liability for damages, we could be required to obtain a license to continue to use the affected technology, in which case we may be required to pay substantial fees. There can be no assurance that any such license will be available on acceptable terms or at all.

If we are unable to satisfy regulatory requirements relating to internal controls, or if our internal controls over financial reporting are not effective, our stock price could decline.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission (the “Commission”), adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports required by Section 13(a) of the Exchange Act. Ensuring that we have adequate internal financial and accounting controls and procedures in place to help ensure that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be re-evaluated frequently. Any failure to maintain the adequacy of our internal controls, or the resulting inability to produce accurate financial statements on a timely basis, could increase our operating costs and harm our ability to operate our business. In addition, investor perception that our internal controls are inadequate or that we are unable to produce accurate financial statements on a consistent basis may adversely affect our stock price.

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We may be unable to manage our growth effectively.

Our ability to compete effectively and to manage our future growth, if any, requires us to:

•	continue to improve our financial and management controls and reporting systems and procedures to support the proposed expansion of our business operations; and

•	locate or hire, at reasonable compensation rates, qualified personnel and other employees necessary to expand our capacity in order to accommodate the proposed expansion of our business operations.

We may be unable to find or complete strategic acquisitions of complementary businesses or technologies or to integrate acquired businesses or technologies.

Our business strategy includes, among other things, achieving growth through the acquisition and integration into our business of complementary businesses or technologies. We may be unable to find additional complementary businesses or technologies to acquire. Future acquisitions may result in substantial per share financial dilution of our common stock from the issuance of equity securities. Completion of future acquisitions also would expose us to potential risks, including risks associated with:

•	the assimilation of new operations, technologies and personnel;

•	unforeseen or hidden liabilities or other unanticipated events or circumstances;

•	the diversion of resources from our existing business;

•	the inability to generate sufficient revenue to offset the costs and expenses of acquisitions, which may result in the impairment of assets acquired through acquisitions; and

•	the potential loss of, or harm to, relationships with our employees and customers as a result of the integration of new businesses.

Our operating results may fluctuate as a result of factors beyond our control.

Our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are beyond our control. These factors include, but are not limited to:

•	capital expenditures for the development of our technologies;

•	marketing and promotional activities and other costs;

•	changes in operating expenses;

•	increased competition in our market; and

•	other general economic and seasonal factors.

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Our business may be materially adversely impacted by U.S. and global market and economic conditions, particularly adverse conditions in the insurance industry.

For the foreseeable future, we expect to continue to derive most of our revenue from products and services we provide to the insurance industry. Given the concentration of our business activities in the insurance industry, we may be particularly exposed to economic downturns in this industry. U.S. and global market and economic conditions have been, and continue to be, disrupted and volatile. A poor economic environment could result in significant decreases in demand for our products or could present difficulties in collecting accounts receivables from our customers due to their deteriorating financial condition. Our existing customers may be acquired by or merged into other institutions that use our competitors or decide to terminate their relationships with us for other reasons. As a result, our sales could decline if an existing customer is merged with or acquired by another company or closed. All of these conditions could adversely affect our operating results and financial position.

We may not be able to secure additional financing to support capital requirements when needed.

We may need to raise additional funds in the future in order to fund more aggressive promotion or more rapid market penetration, to develop new or enhanced products, to respond to competitive pressures, to make acquisitions or for other purposes. Any required additional financing may not be available on terms favorable to us, or at all, particularly in light of current conditions in the credit markets. If adequate funds are not available on acceptable terms, we may be unable to meet our strategic business objectives or compete effectively, and the future growth of our business could be adversely impacted. If additional funds are raised by our issuing equity securities, stockholders may experience dilution of their ownership and economic interests, and the newly issued securities may have rights superior to those of our common stock. If additional funds are raised by our issuing debt, we may be subject to significant market risks related to interest rates, and operating risks regarding limitations on our activities.

The markets for our products are highly competitive and are likely to become more competitive, and our competitors may be able to respond more quickly to new or emerging technology and changes in customer requirements.

Our insurance software business experiences competition from certain large hardware suppliers that sell systems and system components to independent agencies and from small independent developers and suppliers of software, who sometimes work in concert with hardware vendors to supply systems to independent agencies. Pricing strategies and new product introductions and other pressures from existing or emerging competitors could result in a loss of customers or a rate of increase or decrease in prices for our services different than past experience.

Some of our current competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial and marketing resources than we do.

If we infringe on the proprietary rights of others, our business operations may be disrupted, and any related litigation could be time consuming and costly.

Third parties may claim that we have violated their intellectual property rights. Any of these claims, with or without merit, could subject us to costly litigation and divert the attention of key personnel. To the extent that we violate a patent or other intellectual property right of a third party, we may be prevented from operating our business as planned, and we may be required to pay damages, to obtain a license, if available, to use the right or to use a non-infringing method, if possible, to accomplish our objectives. The cost of such activity could have a material adverse effect on our business.

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If a third party infringes on our proprietary rights, our business operations may be disrupted, and any related litigation could be time consuming and costly.

We rely on a combination of trademark, copyright and trade secret laws in the United States and other jurisdictions as well as confidentiality procedures and contractual provisions to protect our proprietary technology and our brand.

We may be unable to compete successfully against new and existing competitors.

We operate in a highly competitive market with few barriers to entry. We expect that competition will continue to intensify. Some of our competitors are more established than we are, and have significantly greater financial, technical, marketing and other resources than we do. In addition, many of our current and potential competitors can devote substantially greater resources than we can to promotion, website development and systems development. Many of our competitors have greater name recognition and a larger customer base than we do. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements.

Technology and customer requirements evolve rapidly in our industry, and if we do not continue to develop new products and enhance our existing products in response to these changes, our business could be harmed.

Ongoing enhancements to our products will be required to enable us to maintain our competitive position. We may not be successful in developing and marketing enhancements to our products on a timely basis, and any enhancements we develop may not adequately address the changing needs of the marketplace. Overlaying the risks associated with our existing products and enhancements are ongoing technological developments and rapid changes in customer requirements. Our future success will depend upon our ability to develop and introduce in a timely manner new products or upgrades to our existing products that take advantage of technological advances and respond to new customer requirements. The development of new products is increasingly complex and uncertain, which increases the risk of delays. We may not be successful in developing new or updated products incorporating new technology on a timely basis, and any new products may not adequately address the changing needs of the marketplace. Failure to develop new products and product enhancements that meet market needs in a timely manner could have a material adverse effect on our business, financial condition and operating results.

Risks Relating to our Common Stock

Sales of substantial amounts of our common stock in the public market could depress the market price of our common stock.

Our common stock currently is quoted on the OTCBB, which is a limited and illiquid market. If our stockholders sell substantial amounts of our common stock in the public market, including the shares being registered under this registration statement and shares issuable upon the exercise of outstanding warrants and options, or the market perceives that such sales may occur, the market price of our common stock could fall and we may be unable to sell our common stock in the future.

Our common stock may experience extreme price and volume fluctuations, which could lead to costly litigation for us and make an investment in us less appealing.

The market price of our common stock may fluctuate substantially due to a variety of factors, including:

•	our business strategy and plans;

•	changing factors related to doing business in various jurisdictions within the United States;

•	new regulatory pronouncements and changes in regulatory guidelines and timing of regulatory approvals;

•	general and industry-specific economic conditions;

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•	additions to or departures of our key personnel;

•	variations in our quarterly financial and operating results;

•	changes in market valuations of other companies that operate in our business segments or in our industry;

•	lack of adequate trading liquidity;

•	announcements about our business partners;

•	changes in accounting principles; and

•	general market conditions.

The market prices of the securities of early-stage companies, particularly companies like ours without consistent product revenues and earnings, have been highly volatile and are likely to remain highly volatile in the future. This volatility has often been unrelated to the operating performance of particular companies. In the past, companies that experience volatility in the market price of their securities have often faced securities class action litigation. Whether or not meritorious, litigation brought against us could result in substantial costs, divert our management’s attention and resources and harm our financial condition and results of operations.

Our directors, executive officers and entities affiliated with them beneficially own a substantial number of shares of our common stock, which gives them significant control over certain major decisions.

As of June 15, 2017, our executive officers and directors and entities affiliated with them beneficially owned, in the aggregate, approximately 98.8% of our outstanding shares of common stock, 98.7% of our outstanding shares of Series A Convertible Preferred Stock, 55.3% of our outstanding shares of Series B Convertible Preferred Stock and 93.5% of our outstanding shares of Series C Convertible Preferred Stock based on a total of 41,543,655 shares of common stock, 1,276,750 shares of Series A Convertible Preferred Stock, 5,307,212 shares of Series B Convertible Preferred Stock and 1,150,000 shares of Series C Convertible Preferred Stock outstanding. These executive officers, directors and their affiliates may have different interests than you. For example, they could act to delay or prevent a change of control of us, even if such a change of control would benefit our other stockholders, could prevent or frustrate attempts to replace or remove current management or could pursue strategies that are different from the wishes of other investors. This significant concentration of stock ownership may adversely affect the trading price of our common stock due to investors’ perception that conflicts of interest may exist or arise.

Transactions in which a privately-held company merges into a largely inactive company with publicly traded stock are generally closely scrutinized by the Commission and we may encounter difficulties or delays in obtaining future regulatory approvals.

Historically, the Commission and Nasdaq and securities exchanges have disfavored transactions in which a privately-held company merges into a largely inactive company with publicly traded stock, and there is a significant risk that we may encounter difficulties in obtaining the regulatory approvals necessary to conduct future financing or acquisition transactions, or to eventually achieve our common stock being quoted on Nasdaq or listed on a securities exchange. Effective August 22, 2005, the Commission adopted rules dealing with private company mergers into dormant or inactive public companies. As a result, it is likely that we will be scrutinized carefully by the Commission and possibly by the Financial Industry Regulatory Authority (“FINRA”) or Nasdaq or a national securities exchange, which could result in difficulties or delays in achieving Commission clearance of any future registration statements or other Commission filings that we may pursue, in attracting FINRA-member broker-dealers to serve as market-makers in our stock, or in achieving admission to Nasdaq or a national securities exchange. As a result, our financial condition and the value and liquidity of our shares may be negatively impacted.

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As a stock quoted on the OTCBB, our common stock, which is deemed to be “penny stock,” currently has limited liquidity.

Holders of shares of our common stock, which are quoted on the OTCBB, may find that the liquidity of our common stock is impaired as compared with the liquidity of securities listed on Nasdaq or one of the national or regional exchanges in the United States. This impairment of liquidity may result from reduced coverage of us by security analysts and news media and lower prices for our common stock than may otherwise be attained. In addition, our common stock is deemed to be “penny stock,” as that term is defined in rules under the Exchange Act. Penny stocks generally are equity securities that are not registered on certain national securities exchanges or quoted by Nasdaq and have a price per share of less than $5.00. Penny stock may be difficult for investors to resell. Federal rules and regulations impose additional sales practice requirements on broker-dealers who sell the stock to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities and obtain the purchaser’s written consent to the transaction prior to the sale. Prior to the sale, broker-dealers must also deliver to the potential purchaser a disclosure schedule prescribed by the Commission, describing the penny stock market and disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, broker-dealers must deliver to penny stock investors monthly statements disclosing recent price information for penny stocks held in the account and information on the limited market in penny stocks. These additional requirements restrict the ability of broker-dealers to sell our common stock and make it more difficult for investors to dispose of our common stock in the secondary market and may also adversely affect the price of our common stock.

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THE RIGHTS OFFERING

The Subscription Rights

We are distributing, at no charge to the holders of our capital stock, non-transferable subscription rights to subscribe for units, which we refer to throughout this prospectus as Units, consisting of 25 shares of our Series C Convertible Preferred Stock. Our stockholders will receive one subscription right for every 9,651 shares of our common stock, 483 shares of Series A Convertible Preferred Stock, 483 shares of Series B Convertible Preferred Stock, and 483 shares of Series C Convertible Preferred Stock held of record as of 5:00 p.m., New York City time, on [_______], 201[__], the record date. Pursuant to the terms of this offering, the rights may only be exercised for a maximum of 20,000 Units, or approximately $1,000,000 of gross subscription proceeds.

Each subscription right entitles the holder to a basic subscription right and an over-subscription privilege.

Basic Subscription Right. With your basic subscription right, you may purchase one Unit, consisting of 25 shares of our Series C Convertible Preferred Stock, subject to delivery of the required documents and payment of the subscription price of $50.00 per Unit, prior to the expiration of the rights offering. You may exercise all or a portion of your basic subscription right, or you may choose not to exercise any of your subscription rights. If you do not exercise your basic subscription rights in full, you will not be entitled to purchase any shares under your over-subscription privilege. There is no minimum number of Units you must purchase, but you may not purchase fractional Units. When determining the number of subscription rights you will receive, divide the number of shares of our common stock you own by 9,651, the number of shares of Series A Convertible Preferred Stock you own by 483, the number of shares of Series B Preferred Stock you own by 483, and the number of shares of Series C Preferred Stock you own by 483, and round down the sum of those amounts to the next whole number. For example, if you own 100,000 shares of our common stock, 10,000 shares of our Series A Convertible Preferred Stock and 10,000 shares of our Series B Convertible Preferred Stock, you will receive 51 subscription rights (100,000 shares of common stock divided by 9,651 = 10.36, 10,000 shares of Series A Convertible Preferred Stock divided by 483 = 20.70, 10,000 shares of Series B Convertible Preferred Stock divided by 483 = 20.70, which sum = 51.76, rounded down to 51 subscription rights, the next whole number), which will entitle you to subscribe for up to 30 Units under your basic subscription privilege.

Any excess subscription payments received by us will be returned, without interest, as soon as practicable following the expiration of the rights offering.

We will deliver certificates representing shares of our Series C Convertible Preferred Stock or credit your account at your record holder with shares of our Series C Convertible Preferred Stock that you purchased with the basic subscription rights as soon as practicable after the rights offering has expired.

Over-Subscription Privilege. If you purchase all of the Units available to you pursuant to your basic subscription right, you may also choose to purchase a portion of any Units that are not purchased by other stockholders through the exercise of their basic subscription rights. If sufficient Units are available, we will seek to honor the over-subscription requests in full. If, however, over-subscription requests exceed the number of Units available, we will allocate the available Units pro rata among the stockholders exercising the over-subscription privilege in proportion to the number of shares of capital stock owned by such stockholder on the record date, relative to the number of shares owned on the record date by all stockholders exercising the over-subscription privilege. If this pro rata allocation results in any stockholder receiving a greater number of Units than the stockholder subscribed for pursuant to the exercise of the over-subscription privilege, then such stockholder will be allocated only that number of Units for which the stockholder oversubscribed, and the remaining Units will be allocated among all other stockholders exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all Units have been allocated.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed Units prior to the expiration of the rights offering, if you wish to maximize the number of Units you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of Units that may be available to you (i.e., for the maximum number of Units available to you, assuming you exercise all of your basic subscription right and are allotted the full amount of your over-subscription without reduction).

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We can provide no assurances that you will actually be entitled to purchase the number of Units issuable upon the exercise of your over-subscription right in full at the expiration of the rights offering. We will not be able to satisfy any orders for Units pursuant to the over-subscription privilege if all of our stockholders exercise their basic subscription rights in full, and we will only honor an over-subscription privilege to the extent sufficient Units are available following the exercise of subscription rights pursuant to the basic subscription rights.

To the extent the aggregate subscription price of the actual number of unsubscribed Units available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with the exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed Units available to you, and any excess subscription payments will be returned to you, without interest or penalty, as soon as practicable.

To the extent the amount you actually paid in connection with the exercise of the over-subscription privilege is less than the aggregate subscription price of the maximum number of unsubscribed Units available to you pursuant to the over-subscription privilege, you will be allocated the number of unsubscribed Units for which you actually paid in connection with the over-subscription privilege and subject to the elimination of any fractional Units.

Any excess subscription payments received by us will be returned, without interest or penalty, as soon as practicable.

We will deliver certificates representing shares of our of Series C Convertible Preferred Stock or credit the account of your record holder with shares of our of Series C Convertible Preferred Stock that you purchased with the over-subscription privilege as soon as practicable after the expiration of the rights offering.

Reasons for the Rights Offering

We are engaging in the rights offering to give all of the holders of our capital stock the opportunity to participate in an equity investment in InsPro Technologies Corporation on substantially the same economic terms as our last private placement in May 2017 and to raise capital to improve our overall capital position. Our board of directors has chosen to raise capital through a rights offering to give our stockholders the best opportunity to limit ownership dilution by participating in the rights offering on a pro-rata basis. In addition, this rights offering, including the composition and price of the Unit, was designed to give all of the holders of our capital stock the opportunity to participate in an equity investment in InsPro Technologies Corporation on substantially the same economic terms as our last private placement in May 2017.

Effect of Rights Offering on Existing Stockholders

The ownership interests and voting interests of the existing stockholders that do not exercise their basic subscription privileges will be diluted. See “Questions and Answers Related to the Rights Offering.”

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable and may not be cancelled or modified. You may exercise your subscription rights as follows:

Subscription by Registered Holders. If you hold an InsPro Technologies Corporation stock certificate, the number of Units you may purchase pursuant to your basic subscription right is indicated on the enclosed rights certificate. You may exercise your subscription rights by properly completing and executing the rights certificate and forwarding it, together with your full payment, to us at the address set forth below under “— Delivery of Subscription Payments,” to be received prior to 5:00 p.m., Eastern Time, on [_______], 201[__].

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Subscription by Beneficial Owners. If you are a beneficial owner of shares of our capital stock that are registered in the name of a broker, custodian bank or other nominee, you will not receive a rights certificate. Instead, the DTC will issue one subscription right to the nominee record holder for each 9,651 shares of our common stock, 483 shares of Series A Convertible Preferred Stock, 483 shares of Series B Convertible Preferred Stock, and 483 shares of Series C Convertible Preferred Stock that you own at the record date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for Units in the rights offering.

Payment Method

Payments must be made in full in U.S. currency by:

•	check or bank draft payable to InsPro Technologies Corporation, drawn upon a U.S. bank; or

•	wire transfer of immediately available funds to an account maintained by InsPro Technologies Corporation for purposes of this rights offering.

Payment received after the expiration of the rights offering will not be honored, and we will return your payment to you, without interest, as soon as practicable. We will be deemed to receive payment upon:

•	clearance of any uncertified check deposited by us into our account designated for the rights offering;

•	receipt by us of any certified check or bank draft, drawn upon a U.S. bank; or

•	receipt of collected funds in our account designated for the rights offering.

If you elect to exercise your subscription rights, we urge you to consider using a certified or cashier’s check, money order or wire transfer of funds to ensure that we receive your funds prior to the expiration of the rights offering. If you send an uncertified check, payment will not be deemed to have been received by us until the check has cleared. If you send a certified check or bank draft, drawn upon a U.S. bank, or wire or transfer funds directly to our account, payment will be deemed to have been received by us immediately upon receipt of such instruments or wire transfer.

Any personal check used to pay for Units must clear the appropriate financial institutions prior to 5:00 p.m., Eastern Time, on [_______], 201[__], which is the expiration of the rights offering. The clearinghouse may require five or more business days. Accordingly, holders that wish to pay the subscription price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration of the rights offering to ensure such payment is received and clears by such date.

You should read the instruction letter accompanying the rights certificate carefully and strictly follow it. We will not consider your subscription received until we have received delivery of a properly completed and duly executed rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, not by InsPro Technologies Corporation.

The method of delivery of rights certificates and payment of the subscription amount to us will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to us and clearance of payment prior to the expiration of the rights offering.

Unless a rights certificate provides that the shares of preferred stock are to be delivered to the record holder of such rights or such certificate is submitted for the account of a bank or a broker, signatures on such rights certificate must be guaranteed by an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 of the Exchange Act.

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Medallion Guarantee May Be Required

Your signature on your rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, unless:

•	you provide on the rights certificate that shares are to be delivered to you as record holder of those subscription rights; or

•	you are an eligible institution.

Missing or Incomplete Subscription Information

If you hold your shares of capital stock in the name of a custodian bank, broker, dealer or other nominee, the nominee will exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before the 5:00 p.m., Eastern Time [_______], 201[__] expiration date that we have established for the rights offering. If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of Units under the over-subscription privilege and the elimination of fractional Units. Any excess subscription payments received by us will be returned, without interest, as soon as practicable following the expiration of the rights offering.

Expiration Date and Cancellation Rights

The subscription period, during which you may exercise your subscription rights, expires at 5:00 p.m., Eastern Time, on [_______], 201[__], which is the expiration date of the rights offering. If you do not exercise your subscription rights prior to that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue shares of our Series C Convertible Preferred Stock to you if we receive your rights certificate or your subscription payment after that time. We have the option to extend the rights offering without notice to you, although we do not presently intend to do so. We may extend the expiration of the rights offering at any time prior to the scheduled expiration of the rights offering. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration of the rights offering. We reserve the right to amend or modify the terms of the rights offering.

If you hold your shares of capital stock in the name of a broker, dealer, custodian bank or other nominee, the nominee will exercise the subscription rights on your behalf in accordance with your instructions. Please note that the nominee may establish a deadline that may be before the 5:00 p.m., Eastern Time, [_______], 201[__], expiration date that we have established for the rights offering.

We may cancel the rights offering at any time for any reason prior to the time the rights offering expires. If we cancel the rights offering, we will issue a press release notifying stockholders of the cancellation and all subscription payments received by us will be returned, without interest or penalty, as soon as practicable.

Determination of Subscription Price

The $50.00 per Unit subscription price was determined by our board of directors based on the per share value of the Series C Convertible Preferred Stock purchased by investors in our last private placement in May 2017. In May 2017 we sold shares of our Series C Convertible Preferred Stock (each share of which is convertible, at the sole option of the holder, into 20 shares of our common stock) at a per share price of $2.00. We sold a total of 150,000 shares of Series C Convertible Preferred Stock in that offering for an aggregate purchase price of $300,000.

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In determining the subscription price, our board of directors considered the overall economic value offered to investors in InsPro Technologies Corporation in the last private placement. If an investor had invested in the last private placement, for every $50.00 invested, such investor would have received 25 shares of Series C Convertible Preferred Stock. As a result, the Units offered in this rights offering consist of 25 shares of our Series C Convertible Preferred Stock.

We did not seek or obtain an opinion of financial advisors in establishing the subscription price. The subscription price will not necessarily be related to our book value, tangible book value, net worth or any other established criteria of fair value.

There is currently no market for our shares of Series C Convertible Preferred Stock and, unless you choose to convert any shares of preferred stock you purchase in this offering into shares of common stock, you will not be able to re-sell such shares. We urge you to obtain a current quote for our common stock and perform an independent assessment of our Series C Convertible Preferred Stock before exercising your subscription rights and to make your own assessment of our business and financial condition, our prospects for the future, and the terms of this rights offering.

Terms of Series C Convertible Preferred Stock

Each share of Series C Convertible Preferred Stock offered in this rights offering is convertible, at the sole discretion of each holder of preferred stock, into 20 shares of common stock, subject to certain adjustments. The holders of shares of our Series C Convertible Preferred Stock are entitled to vote, with respect to any question upon which holders of our common stock are entitled to vote, together with the holders of common stock as one class on an as-converted basis. At such time, if at all, as our board of directors declares a dividend or distribution on the common stock, the holders of preferred stock shall be entitled to receive, for each share of Series C Convertible Preferred Stock held by them, a dividend or distribution in an amount equal to what such holder of preferred stock would receive if their shares were converted into shares of common stock. We do not currently intend to pay any cash dividends to the holders of shares of our common stock.

In addition, upon the liquidation, sale or merger of InsPro Technologies Corporation, each share of our Series C Convertible Preferred Stock is entitled to receive an amount equal to the greater of (i) a liquidation preference equal to two and a half (2.5) times the preferred stock original issue price, subject to certain customary adjustments, or (ii) the amount such preferred stock would receive if it participated pari passu with the holders of our common stock on an as-converted basis. For so long as any shares of Series C Convertible Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares of Series C Convertible Preferred Stock is required to approve (i) any amendment to our certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Series C Convertible Preferred Stock or (ii) any amendment to our certificate of incorporation to create any shares of capital stock that rank senior to the Series C Convertible Preferred Stock. In addition to the voting rights described above, for so long as 1,000,000 shares of Series C Convertible Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the preferred stock is required to effect or validate any merger, sale of substantially all of the assets of InsPro Technologies Corporation or other fundamental transaction, unless such transaction, when consummated, will provide the holders of Series C Convertible Preferred Stock with an amount per share equal to two and a half (2.5) times the preferred stock original issue price plus any declared but unpaid dividends.

Withdrawal, Amendment and Termination

We reserve the right to withdraw the rights offering at any time for any reason. We also may amend or terminate the rights offering at any time before its completion if our board of directors decides to do so in its sole discretion. If we terminate the rights offering, all affected subscription rights will expire without value, and all excess subscription payments received by us will be returned, without interest, as soon as practicable.

Delivery of Subscription Payments

The address to which rights certificates and payments, other than wire transfers, should be mailed or delivered is provided below. If sent by mail, we recommend that you send documents and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery.

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InsPro Technologies Corporation

1510 Chester Pike

Suite 400

Eddystone, PA 19022

Attn: Francis L. Gillan III

If you deliver subscription documents or rights certificates in a manner different than that described in this prospectus, we may not honor the exercise of your subscription rights.

If you have any questions regarding completing a rights certificate, submitting payment in the rights offering, or questions or requests regarding InsPro Technologies Corporation or the rights offering in general, please call Francis L. Gillan III, at (484) 654-2200. You may also contact us with questions by electronic mail at rightsoffering@inspro.com.

Fees and Expenses

We will pay the fees and expenses of collecting the subscription payments and distributing the share certificates associated with the Units. You are responsible for paying any other commissions, fees, taxes or other expenses that you may incur in connection with the exercise of your subscription rights.

No Fractional Shares

All Units will be sold at a purchase price of $50.00 per Unit. We will not issue fractional Units. Fractional Units resulting from the exercise of the basic subscription rights and the over-subscription privileges will be eliminated by rounding down to the nearest whole Unit. Any excess subscription payments received by us will be returned, without interest, as soon as practicable.

Notice to Nominees

If you are a broker, custodian bank or other nominee holder that holds shares of our capital stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owners of our capital stock. If a registered holder of our capital stock so instructs, you should complete the rights certificate and submit it to us with the proper subscription payment by the expiration date. You may exercise the number of subscription rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our capital stock on the record date, provided that you, as a nominee record holder, make a proper showing to us by submitting the form entitled “Nominee Holder Certification,” which is provided with your rights offering materials. If you did not receive this form, you should contact us to request a copy.

Beneficial Owners

If you are a beneficial owner of shares of our capital stock and will receive your subscription rights through a broker, custodian bank or other nominee, we will ask your nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your nominee act for you, as described above. To indicate your decision with respect to your subscription rights, you should follow the instructions of your nominee. If you wish instead to obtain a separate rights certificate, you should contact your nominee as soon as possible and request that a rights certificate be issued to you. You should contact your nominee if you do not receive notice of the rights offering, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the notice by mail or otherwise from your nominee or if you receive notice without sufficient time to respond to your nominee by the deadline established by your nominee, which may be before the 5:00 p.m., Eastern Time, [_______], 2017, expiration date.

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Non-Transferability of Subscription Rights

The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone. We will not be listing shares of our Series C Convertible Preferred Stock or the subscription rights for trading on OTCBB or any other stock exchange or market.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. We shall not be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the rights offering, only when a properly completed and duly executed rights certificate and any other required documents and the full subscription payment have been received by us. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Escrow Arrangements; Return of Funds

We will hold funds received in payment for Units in a segregated account pending completion of the rights offering. We will hold this money in escrow until the rights offering is completed or is withdrawn and cancelled. If the rights offering is cancelled for any reason, all subscription payments received by us will be returned, without interest or penalty, as soon as practicable.

Stockholder Rights

You will have no rights as a holder of the shares of our Series C Convertible Preferred Stock you purchase in the rights offering until certificates representing the shares of our Series C Convertible Preferred Stock are issued to you.

No Revocation or Change

Once you submit the rights certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase Units at the subscription price.

Material U.S. Federal Income Tax Treatment of Rights Distribution

It is the opinion of our counsel, Morgan, Lewis & Bockius LLP, that you should not recognize income or loss upon receipt or exercise of these subscription rights to purchase shares of our Series C Convertible Preferred Stock for the reasons described below in “Material U.S. Federal Income Tax Considerations.”

No Recommendation to Rights Holders

Our board of directors is making no recommendation regarding your exercise of the subscription rights. Stockholders who exercise subscription rights risk investment loss on new money invested. You are urged to make your decision based on your own assessment of our business and financial condition, our prospects for the future and the terms of this rights offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common and preferred stock.

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Shares of Our Series C Convertible Preferred Stock Outstanding After the Rights Offering

As of June 15, 2017, 1,150,000 shares of our Series C Convertible Preferred Stock were issued and outstanding. Assuming no other transactions by us involving our Series C Convertible Preferred Stock, if the rights offering is fully subscribed through the exercise of the subscription rights, then an additional 500,000 shares of our Series C Convertible Preferred Stock will be issued and outstanding after the closing of the rights offering, for a total of 1,650,000 shares of Series C Convertible Preferred Stock outstanding.

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USE OF PROCEEDS

Although the actual amount will depend on participation in the rights offering, we expect that the net proceeds from the rights offering will be approximately $892,384. We intend to use the proceeds of the rights offering for general corporate and working capital purposes, including for the purpose of funding current operations, discontinued operations and future commitments. Obtaining funding through the rights offering will allow us additional timing flexibility before we need to raise funds through additional financings or other methods.

To the extent that we raise less than $892,384 in net proceeds in the rights offering, we anticipate reducing the amounts of proceeds to be allocated to the foregoing uses on a pro rata basis.

DILUTION

Purchasers of Units in the rights offering will experience an immediate dilution of the net tangible book value per share of our common stock. Our net tangible book value as of March 31, 2017 was approximately $(4,350,272), or $(0.0251) per share of our common stock (based upon 41,354,655 shares of our common stock outstanding, as adjusted for 25,535,000 shares of common stock underlying the 1,276,750 shares of our Series A Convertible Preferred Stock and the 106,144,240 shares of common stock underlying the 5,307,212 shares of our Series B Convertible Preferred Stock outstanding). Net tangible book value per share is equal to our total net tangible book value, which is our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock. Dilution per share equals the difference between the amount per share of common stock paid by purchasers of Units in the rights offering and the net tangible book value per share of our common stock immediately after the rights offering.

Based on the aggregate offering of a maximum of 20,000 Units and after deducting estimated offering expenses payable by us of approximately $107,616, and the application of the estimated $892,384 of net proceeds from the rights offering, our pro forma net tangible book value as of March 31, 2017 would have been approximately $(3,457,888) or $(0.0189) per share. This represents an immediate increase in pro forma net tangible book value to existing stockholders of $0.0062 per share and an immediate dilution to purchasers in the rights offering of $0.0938 per share.

The following table illustrates this per-share dilution (assuming a fully subscribed for rights offering of 20,000 Units at the subscription price of $50.00 per Unit but excluding any issuance of shares of common stock to holders of warrants):

Price per unit	$50.00
Net tangible book value per common share prior to the rights offering	$(0.0251)
Increase per common share attributable to the rights offering	$0.0062
Pro forma net tangible book value per common share after the rights offering	$(0.0189)
Dilution in net tangible book value per common share to purchasers	$0.0938

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CAPITALIZATION

The following table sets forth our capitalization, cash and cash equivalents:

•	on an actual basis as of March 31, 2017; and

•	on a pro forma as adjusted basis to give effect to the sale of maximum of 20,000 Units in this rights offering (but excluding any issuance of shares of common stock to holders of warrants), assuming a subscription price of $50.00 per Unit, and our receipt of the net proceeds of $892,384 from that sale after deducting estimated offering expenses payable by us.

This table should be read in conjunction with our “Management’s Discussion and Analysis or Plan of Operation” and our consolidated financial statements and the related notes included elsewhere in this prospectus.

	March 31, 2017 (Unaudited)
	Actual	Pro Forma As Adjusted (1)
Cash	$1,985,940	$2,878,324
Total assets	$6,539,410	$7,431,794
Total liabilities	$10,889,682	$10,889,682
Net tangible book value	$(4,350,272)	$(3,457,888)
Total shareholders’ equity	$(4,350,272)	$(3,457,888)
Total liabilities and shareholders’ equity	$6,539,410	$7,431,794

(1) Assumes the rights offering is fully subscribed for, of which no assurances can be given.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share, 3,437,500 of which are designated as Series A Convertible Preferred Stock, 11,000,000 of which are designated as Series B Convertible Preferred Stock, and 4,000,000 of which are designated as Series C Convertible Preferred Stock. As of March 31, 2017, we had 1,276,750 shares of Series A Convertible Preferred Stock currently issued and outstanding, 380,000 shares of Series A Convertible Preferred Stock reserved for issuance underlying currently issued and outstanding warrants. As of March 31, 2017, we had 5,307,212 shares of Series B Convertible Preferred Stock currently issued and outstanding and 3,250,000 shares of Series B Convertible Preferred Stock reserved for issuance under currently issued and outstanding warrants. As of March 31, 2017, none of our shares of preferred stock were designated as Series C Convertible Preferred Stock. As of March 31, 2017, we had 41,543,655 shares of common stock issued and outstanding, 25,098,330 shares of common stock reserved for issuance underlying currently issued and outstanding warrants, 3,400,000 shares of common stock reserved for issuance underlying currently issued and outstanding options, and 25,596,980 shares of common stock reserved for issuance under certain of our existing equity compensation plans.

Common Stock

Holders of shares of our common shares are entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulative voting for the election of directors. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefore, subject to the rights of the preferred stockholders. We do not currently intend to pay any cash dividends to the holders of common stock. In the event that we liquidate, dissolve or wind up the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the preferences of preferred stockholders. Our common stock has no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to common shares.

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Series A Convertible Preferred Stock

Each share of Series A Convertible Preferred Stock is convertible, at the sole discretion of each holder of Series A Convertible Preferred Stock, into 20 shares of common stock, subject to certain adjustments. The holders of shares of our Series A Convertible Preferred Stock are entitled to vote, with respect to any question upon which holders of our common stock are entitled to vote, together with the holders of common stock as one class on an as-converted basis. At such time, if any, as our board of directors declares a dividend or distribution on the common stock, the holders of Series A Convertible Preferred Stock shall be entitled to receive, for each share of Series A Convertible Preferred Stock held by them, a dividend or distribution in an amount equal to what such holder of Series A Convertible Preferred Stock would receive if their shares were converted into shares of common stock. We do not currently intend to pay any cash dividends to the holders of shares of our common stock.

In addition, upon the liquidation, sale or merger of InsPro Technologies Corporation, each share of our Series A Convertible Preferred Stock is entitled to receive an amount equal to the greater of (i) a liquidation preference equal to two and a half (2.5) times the Series A Convertible Preferred Stock original issue price, subject to certain customary adjustments, or (ii) the amount such preferred stock would receive if it participated pari passu with the holders of our common stock on an as-converted basis. For so long as any shares of Series A Convertible Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares of Series A Convertible Preferred Stock is required to approve (i) any amendment to our certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Series A Convertible Preferred Stock or (ii) any amendment to our certificate of incorporation to create any shares of capital stock that rank senior to the Series A Convertible Preferred Stock. In addition to the voting rights described above, for so long as 1,000,000 shares of Series A Convertible Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the Series A Convertible Preferred Stock is required to effect or validate any merger, sale of substantially all of the assets of InsPro Technologies Corporation or other fundamental transaction, unless such transaction, when consummated, will provide the holders of Series A Convertible Preferred Stock with an amount per share equal to two and a half (2.5) times the Series A Convertible Preferred Stock original issue price.

In the event of (i) the sale of all or substantially all of the assets of InsPro Technologies Corporation, (ii) any tender offer or exchange pursuant to which the holders of a majority of common stock exchange such shares for other securities, cash or property or (iii) any reclassification of the common stock pursuant to which the shares of common stock are effectively converted or exchanges for other securities, cash or property, if we do not effect a dissolution within 90 days after such event, the holder of a majority of the shares of Series A Convertible Preferred Stock may require, within 120 days of such event, to redeem all outstanding shares of Series A Convertible Preferred Stock at a price per share equal to two and a half (2.5) times the Series A Convertible Preferred Stock original issue price, subject to certain customary adjustments.

Except as noted above our shares of Series A Convertible Preferred Stock have no other conversion, preemptive or other subscription rights. There are no sinking fund provisions applicable to preferred stock.

Series B Convertible Preferred Stock

Each share of Series B Convertible Preferred Stock is convertible, at the sole discretion of each holder of Series B Convertible Preferred Stock, into 20 shares of common stock, subject to certain adjustments. The holders of shares of our Series B Convertible Preferred Stock are entitled to vote, with respect to any question upon which holders of our common stock are entitled to vote, together with the holders of common stock as one class on an as-converted basis. At such time, if any, as our board of directors declares a dividend or distribution on the common stock, the holders of Series B Convertible Preferred Stock shall be entitled to receive, for each share of Series B Convertible Preferred Stock held by them, a dividend or distribution in an amount equal to what such holder of Series B Convertible Preferred Stock would receive if their shares were converted into shares of common stock. We do not currently intend to pay any cash dividends to the holders of shares of our common stock.

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In addition, upon the liquidation, sale or merger of InsPro Technologies Corporation, each share of our Series B Convertible Preferred Stock is entitled to receive an amount equal to the greater of (i) a liquidation preference equal to the Series B Convertible Preferred Stock original issue price, subject to certain customary adjustments, or (ii) the amount such Series B Convertible Preferred Stock would receive if it participated pari passu with the holders of our common stock on an as-converted basis. For so long as any shares of Series B Convertible Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares of Series B Convertible Preferred Stock is required to approve (i) any amendment to our certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Series B Convertible Preferred Stock or (ii) any amendment to our certificate of incorporation to create any shares of capital stock that rank senior to the Series B Convertible Preferred Stock. In addition to the voting rights described above, for so long as 1,000,000 shares of Series B Convertible Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the Series B Convertible Preferred Stock is required to effect or validate any merger, sale of substantially all of the assets of InsPro Technologies Corporation or other fundamental transaction, unless such transaction, when consummated, will provide the holders of Series B Convertible Preferred Stock with an amount per share equal to the Series B Convertible Preferred Stock original issue price, plus any declared but unpaid dividends.

Except as noted above our shares of Series B Convertible Preferred Stock have no other conversion, preemptive or other subscription rights. There are no sinking fund provisions applicable to Series B Convertible Preferred Stock.

Series C Convertible Preferred Stock

Each share of Series C Convertible Preferred Stock is convertible, at the sole discretion of each holder of Series C Convertible Preferred Stock, into 20 shares of common stock, subject to certain adjustments. The holders of shares of our Series C Convertible Preferred Stock are entitled to vote, with respect to any question upon which holders of our common stock are entitled to vote, together with the holders of common stock as one class on an as-converted basis. At such time, if any, as our board of directors declares a dividend or distribution on the common stock, the holders of Series C Convertible Preferred Stock shall be entitled to receive, for each share of Series C Convertible Preferred Stock held by them, a dividend or distribution in an amount equal to what such holder of Series C Convertible Preferred Stock would receive if their shares were converted into shares of common stock. We do not currently intend to pay any cash dividends to the holders of shares of our common stock.

In addition, upon the liquidation, sale or merger of InsPro Technologies Corporation, each share of our Series C Convertible Preferred Stock is entitled to receive an amount equal to the greater of (i) a liquidation preference equal to two and a half (2.5) times the Series C Convertible Preferred Stock original issue price, subject to certain customary adjustments, or (ii) the amount such preferred stock would receive if it participated pari passu with the holders of our common stock on an as-converted basis. For so long as any shares of Series C Convertible Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares of Series C Convertible Preferred Stock is required to approve (i) any amendment to our certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Series C Convertible Preferred Stock or (ii) any amendment to our certificate of incorporation to create any shares of capital stock that rank senior to the Series C Convertible Preferred Stock. In addition to the voting rights described above, for so long as 1,000,000 shares of Series C Convertible Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the Series C Convertible Preferred Stock is required to effect or validate any merger, sale of substantially all of the assets of InsPro Technologies Corporation or other fundamental transaction, unless such transaction, when consummated, will provide the holders of Series C Convertible Preferred Stock with an amount per share equal to two and a half (2.5) times the Series C Convertible Preferred Stock original issue price.

In the event of (i) the sale of all or substantially all of the assets of InsPro Technologies Corporation, (ii) any tender offer or exchange pursuant to which the holders of a majority of common stock exchange such shares for other securities, cash or property or (iii) any reclassification of the common stock pursuant to which the shares of common stock are effectively converted or exchanges for other securities, cash or property, if we do not effect a dissolution within 90 days after such event, the holder of a majority of the shares of Series C Convertible Preferred Stock may require, within 120 days of such event, to redeem all outstanding shares of Series C Convertible Preferred Stock at a price per share equal to two and a half (2.5) times the Series C Convertible Preferred Stock original issue price, subject to certain customary adjustments.

Except as noted above our shares of Series C Convertible Preferred Stock have no other conversion, preemptive or other subscription rights. There are no sinking fund provisions applicable to preferred stock.

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Warrants

As of June 15, 2017, there were outstanding warrants to purchase up to 25,098,330 shares of our common stock at an exercise price per share of $0.15.

As of June 15, 2017, there were outstanding warrants to purchase up to 380,000 shares of our Series A Convertible Preferred Stock at an exercise price per share of $4.00.

As of June 15, 2017, there were outstanding warrants to purchase up to 3,250,000 shares of our Series B Convertible Preferred Stock at an exercise price per share of $3.00.

Prior to exercise, the warrants do not confer upon holders any voting or any other rights as a stockholder.

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MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been quoted on the OTCBB since December 6, 2010 under the symbol ITCC.OB and from December 13, 2005 until December 3, 2010 under the symbol HBDT.OB. Prior to December 13, 2005, there was no active market for our common stock.

The following table sets forth the high and low bid prices for our common stock for the periods indicated, as reported by the OTCBB. The prices state inter-dealer quotations, which do not include retail mark-ups, mark-downs or commissions. Such prices do not necessarily represent actual transactions.

	High	Low
2015:
First quarter, ended March 31, 2015	$0.090	$0.040
Second quarter, ended June 30, 2015	$0.075	$0.030
Third quarter, ended September 30, 2015	$0.060	$0.030
Fourth quarter, ended December 31, 2015	$0.0625	$0.015

2016:
First quarter, ended March 31, 2016	$0.045	$0.031
Second quarter, ended June 30, 2016	$0.042	$0.025
Third quarter, ended September 30, 2016	$0.100	$0.038
Fourth quarter, ended December 31, 2016	$0.090	$0.023

2017:
First quarter, ended March 31, 2017	$0.0724	$0.0280
Second quarter, through [________], 2017	$0.0650	$0.0400

Holders of Record

Based on information furnished by our transfer agent, as of June 15, 2017, we had approximately 109 holders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock during the last two fiscal years.

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BUSINESS

Overview

We are a technology company that provides software applications for use by insurance administrators in the insurance industry. Our business focuses primarily on our InsPro Enterprise software application.

We acquired Atiam Technologies, L.P. on October 1, 2007. HBDC Acquisition, LLC, which changed its name to InsPro Technologies, LLC (“InsPro LLC”) on May 14, 2009, develops, sells and supports our InsPro Enterprise software application. InsPro Enterprise is a comprehensive, web-based insurance administration software application, which was introduced by Atiam Technologies, L.P. in 2004. InsPro Enterprise clients include insurance carriers and third party administrators. We market InsPro Enterprise as a licensed software application, and we realize revenue from the sale of the software licenses, application service provider fees, software maintenance fees and consulting and implementation services.

During 2005 through October 1, 2007 our operations were primarily that of our former Telesales and Insurint businesses. We effectively sold our former Telesales business in 2009 and our former Insurint business in 2010. Our former Telesales and Insurint businesses are now classified as part of our discontinued operations.

InsPro Enterprise

Product Evolution and Development

InsPro LLC and its predecessor, Systems Consulting Associates, Inc., or SCA, was founded in 1986 by Robert J. Oakes as a programming and consulting services company. In 1988, SCA entered into a long-term contract with Provident Mutual Insurance Company to develop, maintain, install, support and enhance IMACS, which was an insurance direct marketing and administration software system. IMACS was the precursor of InsPro Enterprise. InsPro LLC dedicated four years, from 2001 to 2005, to developing its principal product, InsPro Enterprise, which is a comprehensive, scalable and modular web-based insurance marketing, claims administration and policy servicing platform.

Product and Services

We offer InsPro Enterprise on both a licensed and an Application Service Provider (“ASP”) basis. InsPro is an insurance administration and marketing system that supports group and individual business lines, and efficiently processes agent, direct market, worksite and web site generated business.

During the three months ended March 31, 2017, we earned $5,046,766 in revenue of which 31% was earned from Trustmark Insurance Company, 20% earned from various subsidiaries of Cap Gemini S.A. During 2016, we earned $21,830,928 in revenue of which 30% was earned from Trustmark Insurance Company, 16% earned from various subsidiaries of Cap Gemini S.A. and 14% from Cigna Corporate Services, LLC.

InsPro Enterprise incorporates a modular design, which enables the customer to purchase only the functionality needed, thus minimizing the customer’s implementation cost and time necessary to implement InsPro Enterprise. InsPro Enterprise can be rapidly tailored to the requirements of a wide range of customers from the largest insurance companies and marketing organizations to the smallest third party administrators, operating in environments ranging from a single server environment to the mainframe installations. InsPro Enterprise currently supports a wide range of insurance distribution channels, including the Internet, traditional direct marketing, agent-generated, individual and group plans, worksite and association-booked business, and supports underwritten as well as guaranteed issue insurance products including long term care, Medicare supplement, critical illness, long and short term disability, whole and term life, comprehensive major, hospital indemnity and accidental death and dismemberment.

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An InsPro Enterprise software license entitles the purchaser to a perpetual license to a copy of the InsPro Enterprise software installed at a single client location, which may be used to drive a production and model office instance of the application. The ASP Hosting Service enables a client to lease InsPro Enterprise, paying only for that capacity required to support their business. ASP hosting clients access an instance of InsPro Enterprise installed on our servers located at InsPro LLC’s offices or at a third party’s site. The ASP Hosting Service can also enable a client to outsource their application management of their perpetually licensed InsPro Enterprise software to InsPro LLC.

Software maintenance fees apply to both licensed and ASP clients. Maintenance fees cover periodic updates to the application and the InsPro Enterprise Help Desk.

Consulting and implementation services are generally associated with the implementation of an InsPro Enterprise instance for either an ASP or licensed client, and cover such activity as InsPro Enterprise installation, configuration, modification of InsPro Enterprise functionality, client insurance plan set-up, client insurance document design and system documentation.

InsPro Enterprise software agreements with our clients often involve multiple elements. We allocate revenue to each element based on the relative fair value or the residual method, as applicable using vendor specific objective evidence to determine fair value, which is based on prices charged when the element is sold separately. Software revenue is recognized when persuasive evidence of an arrangement exists, the software is delivered in accordance with all terms and conditions of the customer contracts, the fee is fixed or determinable and collectability is probable. Maintenance revenue, which pertains to post-contract customer support including technical support and unspecified when-and-if available software upgrades, is recognized ratably over the maintenance agreement term. If fair value does not exist for any undelivered element, revenue is not recognized until the earlier of (i) delivery of such element or (ii) when fair value of the undelivered element is established, unless the undelivered element is a service, in which case revenue is recognized as the service is performed once the service is the only undelivered element.

Sales, Marketing and Operations

InsPro LLC markets its products and services directly to prospective insurance carriers and third party administrators via trade shows, advertising in industry publications and direct mail.

InsPro LLC also provides professional services to its clients, which include InsPro system implementation, legacy system migration to InsPro, InsPro application management, web development, InsPro help desk and 24x7 hosting service support.

Competition

The market for insurance policy administration systems and services is very competitive, rapidly evolving, highly fragmented and subject to technological change. Many of our competitors are more established than we are and have greater name recognition, a larger customer base and greater financial, technical and marketing resources than InsPro LLC.

InsPro LLC is focused on the group voluntary (workplace) life and health products, senior health, disability, affinity, long term care and association segments of the insurance industry. InsPro LLC competes with such concerns as Synnex Corporation (Genelco Software), Computer Sciences Corporation (FutureFirst), LifePro and Fiserv Inc. (ID3), as well as with such smaller enterprises as Management Data, Inc. To compete we use best practice technologies and methods incorporated into InsPro Enterprise, which provides customers with a user-friendly, flexible, modular and cost-effective insurance administrative software system. InsPro Enterprise’s modular design, scalability and ASP hosting service option makes InsPro Enterprise a compelling insurance administrative system for clients ranging from small third party administrators to the largest insurance carriers.

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Employees

As of June 15, 2017 we had 62 full time and 1 part time employees for a total of 63 employees. None of our employees are members of any labor union and we are not a party to any collective bargaining agreement. We believe that the relationship between our management and our employees is good.

Intellectual Property and Proprietary Rights

We rely on a combination of trademark, copyright and trade secret laws in the United States and other jurisdictions as well as confidentiality procedures and contractual provisions to protect our proprietary technology and our brand.

Corporate Information

We were incorporated under the laws of the state of Nevada on October 21, 2004 as Darwin Resources Corp., or Darwin-NV, an exploration stage company engaged in mineral exploration. On November 22, 2005, Darwin-NV merged with and into its newly-formed wholly-owned subsidiary, Darwin Resources Corp., a Delaware corporation, or Darwin-DE, solely for the purpose of changing the company’s state of incorporation from Nevada to Delaware. On November 23, 2005, HBDC II, Inc., a newly-formed wholly-owned subsidiary of Darwin-DE, was merged with and into Health Benefits Direct Corporation, a privately-held Delaware corporation engaged in direct marketing and distribution of health and life insurance and related products primarily over the Internet, and the name of the resulting entity was changed from Health Benefits Direct Corporation to HBDC II, Inc. Following this merger, Darwin-DE changed its name to Health Benefits Direct Corporation and, as a result, HBDC II, Inc. became our wholly-owned subsidiary. On November 29, 2010, Health Benefits Direct Corporation changed its name to InsPro Technologies Corporation.

Our principal executive offices are located at 1510 Chester Pike, Suite 400, Eddystone, Pennsylvania 19022. Our telephone number is (484) 654-2200. The principal offices of our wholly-owned subsidiary, InsPro LLC, are located at 1510 Chester Pike, Suite 400, Eddystone, PA 19022 and its web site is www.inspro.com.

Investor Information

All periodic and current reports, registration statements and other material that we are required to file with the Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, may be obtained free of charge by writing to us at InsPro Technologies Corporation, 1510 Chester Pike, Suite 400, Eddystone, Pennsylvania 19022 or e-mailing us at finance@inspro.com. Such documents are available as soon as reasonably practicable after electronic filing of the material with the Commission. Our Internet websites and the information contained therein or connected thereto are not intended to be incorporated into this Annual Report on Form 10-K.

The public may also read and copy any materials we have filed with the Commission at the Commission’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site, www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

Properties

We do not own any real estate.

We lease approximately 17,567 square feet of space in Eddystone, Pennsylvania. We lease this office space under a lease agreement with BPG Officer VI Baldwin Tower L.P. The term of this lease commenced on August 1, 2007, and will expire on January 31, 2018. The monthly rent increases every 12 months, starting at approximately $8,500 and ending at approximately $28,546.

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Legal Proceedings

We are involved in various investigations, claims and lawsuits arising in the normal conduct of our business, none of which, in our opinion, will harm our business. We cannot assure that we will prevail in any litigation. Regardless of the outcome, any litigation may require us to incur significant litigation expense and may result in significant diversion of our attention.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

The current operations of InsPro Technologies Corporation (the “Company”, “we”, “us” or “our”) consist of the operations of our wholly owned InsPro Technologies, LLC subsidiary (“InsPro LLC”).

InsPro Enterprise is a comprehensive, web-based insurance administration software application. InsPro Enterprise was introduced by Atiam Technologies, L.P. (now InsPro LLC) in 2004. InsPro Enterprise clients include health insurance carriers and third party administrators. We market InsPro Enterprise as a licensed software application, and we realize revenue from the sale of the software licenses, application service provider fees, software maintenance fees and professional services.

Critical Accounting Policies

Financial Reporting Release No. 60, which was released by the Securities and Exchange Commission (the “Commission”), encourages all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. Our consolidated financial statements include a summary of the significant accounting policies and methods used in the preparation of the consolidated financial statements. Management believes the following critical accounting policies affect the significant judgments and estimates used in the preparation of the consolidated financial statements.

Use of Estimates – Management’s Discussion and Analysis is based upon the Company’s consolidated financial statements, which have been prepared in accordance with United States generally accepted accounting principles (“US GAAP”). The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates in 2017 and 2016 include the allowance for doubtful accounts, stock-based compensation, the useful lives and valuation of property and equipment, and deferred revenue. Actual results may differ from these estimates under different assumptions or conditions.

The Company offers InsPro Enterprise on a licensed and an application service provider (“ASP”) basis. An InsPro Enterprise software license entitles the purchaser a perpetual license to a copy of the InsPro Enterprise installed at a single client location, which may be used to drive a production and model office instance of the application. The ASP hosting service enables a client to lease the InsPro Enterprise, paying only for that capacity required to support their business. ASP clients access an instance of InsPro Enterprise installed on clients’ servers or on the Company’s servers located at a third party’s site.

Software maintenance fees apply to both licensed and ASP clients. Maintenance fees cover periodic updates to the application and the InsPro Enterprise Help Desk.

Professional services are generally associated with the implementation of InsPro Enterprise instance for either an ASP or licensed client, and cover such activity as InsPro Enterprise installation, configuration, modification of InsPro Enterprise functionality, client insurance plan set-up, client insurance document design and system documentation.

The Company’s revenue is generally recognized under FASB ASC 985-605 (“ASC 985-605”). For software arrangements involving multiple elements, we allocate revenue to each element based on the relative fair value or the residual method, as applicable using vendor specific objective evidence to determine fair value, which is based on prices charged when the element is sold separately. Software revenue accounted for under ASC 985-605 is recognized when persuasive evidence of an arrangement exists, the software is delivered in accordance with all terms and conditions of the customer contracts, the fee is fixed or determinable and collectability is probable. Revenue related to post-contract customer support (“PCS”), including technical support and unspecified when-and-if available software upgrades, is recognized ratably over the PCS term. Under ASC 985-605, if fair value does not exist for any undelivered element, revenue is not recognized until the earlier of (i) delivery of such element or (ii) when fair value of the undelivered element is established, unless the undelivered element is a service, in which case revenue is recognized as the service is performed once the service is the only undelivered element.

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We recognize revenues from software license agreements when persuasive evidence of an agreement exists, delivery of the software has occurred, the fee is fixed or determinable, and collectability is probable. We consider fees relating to arrangements with payment terms extending beyond one year to not be fixed or determinable and revenue for these arrangements is recognized as payments become due from the customer. In software arrangements that include more than one InsPro Enterprise module, we allocate the total arrangement fee among the modules based on the relative fair value of each of the modules.

License revenue allocated to software products generally is recognized upon delivery of the products or deferred and recognized in future periods to the extent that an arrangement includes one or more elements to be delivered at a future date and for which fair values have not been established. Revenue allocated to maintenance agreements is recognized ratably over the maintenance term and revenue allocated to training and other service elements is recognized as the services are performed.

The unearned portion of the Company’s revenue, which is revenue collected or billed but not yet recognized as earned, has been included in the consolidated balance sheet as a liability for deferred revenue.

We review the carrying value of property and equipment and intangible assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

RESULTS OF OPERATIONS FOR THREE MONTHS ENDED MARCH 31, 2017 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2016

Revenues

For the three months ended March 31, 2017 (“First Quarter 2017”), we earned revenues of $5,046,766 compared to $6,797,271 for the three months ended March 31, 2016 (“First Quarter 2016”), a decrease of $1,750,505 or 25.8%. Revenues include the following:

	For the Three Months Ended March 31,		Increase (Decrease)
	2017	2016	Dollars	Percentage

Professional services, gross	$2,798,251	$4,627,058	$(1,828,807)	-39.5%
ASP revenue	1,815,840	1,690,149	125,691	7.4%
Sales of software licenses	-	10,000	(10,000)	-100.0%
Maintenance revenue	432,675	452,064	(19,389)	-4.3%
Sub-leasing and other revenue	-	18,000	(18,000)	-100.0%

Total	$5,046,766	$6,797,271	$(1,750,505)	-25.8%

•	In First Quarter 2017 our professional services revenue, gross decreased primarily as a result of lower post implementation services to a large existing client and lower implementation services to the Company’s largest client. Implementation services included assisting clients in setting up their insurance products in InsPro Enterprise, providing modifications to InsPro Enterprise’s functionality to support the client’s business, interfacing InsPro Enterprise with the client’s other systems, automation of client correspondence to their customers and data conversion from the client’s existing systems to InsPro Enterprise. Post implementation services include these same services to existing clients supporting their ongoing utilization of InsPro Enterprise.

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•	In First Quarter 2017 our ASP revenue increased as a result of increased fees from ongoing and recent implementations of InsPro Enterprise from several existing clients. ASP hosting service enables a client to either lease InsPro Enterprise software, paying only for that capacity required to support their business, or for a client to outsource the operation of their licensed InsPro Enterprise installation to the Company. ASP hosting clients’ access InsPro Enterprise installed on clients’ servers or on the Company’s servers located at a third party’s site.

•	In First Quarter 2016 we earned $10,000 of license fee revenue, which pertained to the re-sale of third party software licenses to a client in the process of implementing InsPro Enterprise.

•	In First Quarter 2017 our maintenance revenue decreased as a result of the loss of fees from 2 former clients.

•	In First Quarter 2016 sub-leasing and other revenue consisted of reimbursements of office and administrative expenses pertaining to various agreements with related and unrelated parties pertaining to our former Radnor office.

Cost of Revenues

Cost of revenues consisted of the following:

	For the Three Months Ended March 31,		Increase (Decrease)
	2017	2016	Dollars	Percentage

Compensation, employee benefits and related taxes	$1,920,423	$2,232,355	$(311,932)	-14.0%
Professional fees	1,914,984	3,012,354	(1,097,370)	-36.4%
Depreciation	88,149	100,214	(12,065)	-12.0%
Rent, utilities, telephone and communications	106,488	137,670	(31,182)	-22.6%
Other cost of revenues	78,925	96,976	(18,051)	-18.6%

	$4,108,969	$5,579,569	$(1,470,600)	-26.4%

•	In First Quarter 2017 our salaries, employee benefits and related taxes component of cost of revenues decreased as compared to First Quarter 2016 primarily as a result of decreased employee staffing.

•	In First Quarter 2017 our professional fees component of cost of revenues decreased as compared to First Quarter 2016 as a result of decreased utilization of several outside consulting firms, which were assisting us with modifications to InsPro Enterprise’s functionality and new clients’ implementations of InsPro EnterpriseTM, combined with decreased recruiting expenses.

•	In First Quarter 2017 our depreciation expense component of cost of revenues decreased as compared to First Quarter 2016 as a result of certain assets having been fully depreciated in accordance with the original depreciation schedule for such assets.

•	In First Quarter 2017 our rent, utilities, telephone and communications component of cost of revenues decreased as compared to First Quarter 2016 primarily due to lower rented space pertaining to our Eddystone office.

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•	In First Quarter 2017 our other cost of revenues component of cost of revenues decreased as compared to First Quarter 2016 primarily due to lower allowance for doubtful collection expense and lower cost of 3rd party licensed software resold to clients. Other cost of revenues consisted of the cost of 3rd party licensed software resold to clients, equipment sold to clients, computer processing incurred primarily to provide ASP hosting services, hardware and software, travel and entertainment, and office expenses.

Gross Profit (Loss)

As a result of the aforementioned factors, we reported a gross profit of $937,797 in First Quarter 2017, as compared to a gross profit of $1,217,702 in First Quarter 2016. The results from operations in First Quarter 2017 were unfavorably impacted by lower professional services revenue partially offset by lower IT consulting expenses in First Quarter 2017 as compared to First Quarter 2016.

Selling, General and Administrative Expenses

Selling, marketing and administrative expenses consisted of the following:

	For the Three Months Ended March 31,		Increase (Decrease)
	2017	2016	Dollars	Percentage

Compensation, employee benefits and related taxes	$1,132,958	$1,008,087	$124,871	12.4%
Advertising and other marketing	8,735	41,720	(32,985)	-79.1%
Depreciation	34,789	25,421	9,368	36.9%
Rent, utilities, telephone and communications	99,513	100,932	(1,419)	-1.4%
Professional fees	138,300	260,802	(122,502)	-47.0%
Other general and administrative	182,202	193,174	(10,972)	-5.7%

	$1,596,497	$1,630,136	$(33,639)	-2.1%

•	In First Quarter 2017 our salaries, employee benefits and related taxes increased as compared to First Quarter 2016 primarily due to severance expense pertaining to the termination of a former executive in First Quarter 2017.

•	In First Quarter 2017 our advertising and other marketing expenses decreased as compared to First Quarter 2016 primarily as a result of decreased marketing activities.

•	In First Quarter 2017 our depreciation expense increased as compared to First Quarter 2016 as a result of a greater percentage allocated to selling, general and administrative expense and a lesser percentage of depreciation allocated to cost of revenues.

•	In First Quarter 2017 our rent, utilities, telephone and communications expense decreased as compared to First Quarter 2016 due to lower rented space pertaining to our Eddystone office.

•	In First Quarter 2017 our professional fees decreased as compared to First Quarter 2016 primarily due to lower legal expenses in part due to the company’s rights offering in First Quarter 2016.

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Operating loss from continuing operations

As a result of the aforementioned factors, we reported a loss from continuing operations of $658,700 in First Quarter 2017, as compared to a loss of $412,434 in First Quarter 2016.

Other income (expenses)

Interest expense increased in the First Quarter 2017 as compared to the in the First Quarter 2016 primarily due to interest on capital leases. Interest expense is attributable to interest on the capital leases and note payable for premium financing on a portion of the Company’s insurance coverages.

Gain on the sale of equipment in First Quarter 2017 is attributable to the sale of furniture and fixtures from the Company’s former Radnor office.

Gain on discontinued operations

Results from discontinued operations consisted of the following:

	For the Three Months Ended March 31,		Increase (Decrease)
	2017	2016	Dollars	Percentage
Revenues:
Commission and other revenue from carriers	$2,378	$3,067	$(689)	-22.5%
eHealth Agreement	15,934	16,148	(214)	-1.3%

	18,312	19,215	(903)	-4.7%

Operating expenses:
Other general and administrative	6,000	6,000	-	0.0%

	6,000	6,000	-	0.0%

Income from discontinued operations	$12,312	$13,215	$(903)	-6.8%

Revenues and income from discontinued operations in the First Quarter 2017 decreased as compared to the First Quarter 2016 due to the declines in our discontinued telesales call center produced agency business. We reported a gain from discontinued operations of $0 per share in First Quarter 2017 and First Quarter 2016.

On February 20, 2009, the Company entered into and completed the sale of its agency business to eHealth Insurance Services, Inc. The Company earns renewal commissions from certain insurance companies and a transition policy commission pursuant to a client transition agreement with eHealth Insurance Services, Inc.

Net loss

As a result of these factors discussed above, we reported a net loss of $646,302, or $0.02 net income per share, in First Quarter 2017, as compared to a net loss of $403,197, or $0.01 net loss per share in First Quarter 2016.

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LIQUIDITY AND CAPITAL RESOURCES

At March 31, 2017, we had a cash balance of $1,985,940 and a working capital deficit of $3,145,962.

Net cash used by operations was $1,044,732 in First Quarter 2017 as compared to $499,293 in First Quarter 2016. Impacting our cash flow from operations was our net loss of $646,302 in First Quarter 2017 as compared to our net loss of $403,197 in First Quarter 2016 and:

•	Increases in accounts receivable of $1,413,358 in First Quarter 2017, which is primarily the result of increased billings to clients primarily for professional services.

•	Increases in prepaid expenses of $128,404 in First Quarter 2017, which is primarily the result of annual software maintenance fees, which were paid in First Quarter 2017.

•	Decreases in accounts payable of $136,597 in First Quarter 2017, which is primarily the result of payments of amounts to outside IT consulting firms that were incurred prior to 2017.

•	Increases in accrued expenses of $140,069 in First Quarter 2017, which is primarily the result of accrued severance expense pertaining to the termination of a former executive in First Quarter 2017.

•	Increases in deferred revenue of $935,272 in First Quarter 2017, which is primarily the result of annual maintenance fees and to a lesser extent professional services, which were not earned in First Quarter 2017.

In addition to cash used in operating activities, we incurred the following non-cash gain and expenses, which were included in our net loss, including:

•	Recorded depreciation expense of $122,938 and $125,635 in First Quarter 2017 and First Quarter 2016, respectively.

•	Recorded stock-based compensation expense of $85,090 and $164,246 in First Quarter 2017 and First Quarter 2016, respectively.

Net cash used by investing activities in First Quarter 2017 was $19,834 as compared to $10,188 in First Quarter 2016.

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Net cash used in financing activities in First Quarter 2017 was $111,111 as compared to $78,618 in First Quarter 2016.

•	On February 2, 2016 the Company filed a registration statement for a rights offering on Form S-1/A, which the Commission declared effective on February 5, 2016, to distribute to shareholders excluding residents of Arizona and California at no charge, one non-transferable subscription right for each 16,615 shares of our Common Stock, 831 shares of our Series A Preferred Stock and 830 shares of our Series B Preferred Stock owned as of January 31, 2016 (the “Record Date”), either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks, or other nominees on shareholders’ behalf, as a beneficial owner of such shares. The basic subscription right entitled the holder to purchase one unit (“Subscription Unit”) at a subscription price of $240. A Subscription Unit consisted of 80 shares of Series B Preferred Stock and a warrant to purchase 800 shares of Common Stock that expires on November 20, 2017 at an exercise price of $0.15 per share. Effective with the expiration of the subscription rights, which occurred on March 14, 2016, holders of subscription rights exercised in aggregate 17 basic subscription rights and 0 over subscription rights for a total 17 Subscription Units. The Company received $4,080 in gross proceeds as a result of the exercise of Subscription Units. As a result of the exercise of 17 Subscription Units the Company issued effective on March 14, 2016 in aggregate 1,360 shares of Series B Preferred Stock and warrants to purchase in aggregate 13,600 shares of Common Stock that expires on November 20, 2017 at an exercise price of $0.15 per share (the “2016 Warrants”). Effective with the expiration of the subscription rights all unexercised subscription rights expired.

•	Payments on notes payable pertain to notes payable, which we entered into in order to finance two of the Company’s corporate insurance premiums.

•	InsPro LLC has entered into various capital lease obligations to purchase equipment used for operations.

Off-Balance Sheet Arrangements

We do not currently have any relationships with unconsolidated entities or financial partnerships, such as entities referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet or other contractually narrow or limited purposes.

Impact of Inflation and Changing Prices

We believe that inflation has not had a material impact on our results of operation.

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Liquidity and Other Considerations

As indicated in the accompanying financial statements during the three months ended March 31, 2017, the Company’s net loss was $646,302 and cash used in operations was $1,044,732. As of March 31, 2017, the Company had $1,985,940 of cash, a working capital deficit of $3,145,962 and the Company’s shareholder deficit was $4,350,272. During 2016 the Company implemented cost reduction initiatives, which resulted in the reduction of expenses in 2016 as compared to 2015. During the three months ended March 31, 2017, the Company implemented additional cost reduction initiatives, which resulted in the reduction of cost of revenues of $1,470,600 and selling, general and administrative expenses of $33,639 as compared to the same period in 2016. Management believes these actions will reduce expenses in 2017 as compared to 2016. On March 29, 2017, the Company obtained a $2,000,000 funding commitment from its largest stockholder The Co-Investment Fund II, L.P. This funding closed on April 20, 2017, and is described in Note 10 – Subsequent Events.

Our liquidity needs for the next twelve months and beyond are principally for the funding of our operations, payments on capital leases and the purchase of property and equipment. Based on the forgoing, management believes the Company has sufficient funds to finance its operations over the next twelve months.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position of each of our executive officers and directors.

Directors serve until the next annual meeting of stockholders, until their successors are elected or appointed or qualified, or until their prior resignation or removal. Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Name	Age	Position
Donald R. Caldwell	70	Chief Executive Officer and Chairman
John Harrison	73	Director
Michael Azeez	59	Director
Kenneth Harvey	56	Director
Alan Krigstein	64	Director
Robert Oakes	58	Director
Sanford Rich	59	Director
L.J. Rowell	84	Director
Paul Soltoff	62	Director
Frederick C. Tecce	80	Director
Anthony R. Verdi	68	Chief Financial Officer and Director
Edmond J. Walters	55	Director

Michael Azeez, 59, has served as one of our directors since December, 2011. Mr. Azeez is a managing member of Azeez Investors, LLC. Mr. Azeez co-founded Unitel in 1988 and served its President from 1988 until 2002. Mr. Azeez served in various executive positions at American Cellular Network Corporation from 1982 until 1988 and his positions included Vice President, General Manager of various divisions and as assistant to the President. Mr. Azeez is a member of the board of directors of Acrometis Strategic Software Services, which provides software solutions to insurance companies for workers compensation claims management. Mr. Azeez is a member of the board of directors of the Friends of Yemin Orde. Mr. Azeez is the Chairman and founder of the Sam Azeez Museum of Woodbine Heritage. Mr. Azeez’s significant executive and business development experience in the telecommunications industry and his civic service for various non-profit organizations qualifies him to be a member of our board of directors.

Donald R. Caldwell, 70, has served as one of our directors and as one of the Co-Chairmen of our board of directors from April 2008 through November 24, 2009, as our Chairman since November 24, 2009 and as our Chief Executive Officer since January 26, 2015. Mr. Caldwell founded Cross Atlantic in 1999, and presently serves as its Chairman and Chief Executive Officer and serves on its Audit and Nominating and Governance committees. He has served as a director at Rubicon Technology, Inc. since 2001 and chairs its Compensation Committee. He served on the board of directors at Diamond Management & Technology Consultants, Inc. (NASDAQ) from 1994 until its sale to PriceWaterhouse in 2010 and served as a member of its Compensation Committee, Audit Committee and as the lead Director since 2006. Mr. Caldwell has been a director of Quaker Chemical Corporation (NYSE:KWR), a provider of process chemicals and chemical specialties, since 1997 and was appointed as lead director in May 2016. He also serves as Chairman of Quaker’s Executive Committee and a member of its Compensation and Audit Committees. He is a member of the Compensation Committee and a director of Voxware, Inc., a supplier of voice driven solutions. Mr. Caldwell has been a director, Chairman of the Audit Committee and member of the Compensation Committee of Lighting Gaming, Inc. since 2005. Mr. Caldwell was a director of Amber Road, Inc. (NYSE:AMBR) and served on the Nominating and Governance Committee and Compensation Committee from 2005 until his resignation on December 31, 2016. Mr. Caldwell was a director and member of the Risk Management Committee and Chairman of the Audit Committee of Fox Chase Bancorp, Inc. (NASDAQ:FXCB), a stock holding company of Fox Chase Bank, from October 2014 until it was acquired by Univest Corporation of Pennsylvania on July 1, 2016. Mr. Caldwell was a director of Kanbay International, Inc. from 1999 through 2007 when it was purchased by Capgemini. From 1996 to 1999, Mr. Caldwell was President and Chief Operating Officer and a director of Safeguard Scientifics, Inc. Mr. Caldwell was a Certified Public Accountant in the State of New York. Mr. Caldwell’s experience serving as a director and officer of numerous public companies qualifies him to be a member of our board of directors.

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John Harrison, 73, has served as one of our directors since November 2005. He is a founding Partner and Executive Director of The Keystone Equities Group, Inc., a full service investment banking group and a registered NASD broker-dealer founded in 2003. Mr. Harrison also is a Managing Director of Covenant Partners, a hedge fund that invests in direct marketing services companies. In 1999, Mr. Harrison became a founding Partner of Emerging Growth Equities, Ltd., a full service investment banking and brokerage firm focused on raising capital for emerging technology companies addressing high-growth industry sectors. From 1985 to 2000, Mr. Harrison served as President of DiMark, a direct marketing agency that was subsequently acquired by Harte-Hanks in 1996. He also has held senior management positions with CUNA Mutual, RLI Insurance and CNA Insurance where he directed their direct marketing practice. Mr. Harrison was Chairman of Professional Insurance Marketing Association (PIMA) and Chairman of the DMA Financial Services Council. Mr. Harrison’s extensive experience in the financial and insurance sectors qualifies him to be a member of our board of directors.

Kenneth M. Harvey, 56, has served as a director since May 2014. Mr. Harvey has served as a director of Amber Road, Inc. (NYSE: AMBR), a provider of cloud-based global trade management solutions, since 2008. From 1989 until 2011, Mr. Harvey was employed by HSBC—Global Bank, serving as Chief Information Officer/Chief Operating Officer from 2008 to 2011 and as group general manager and Chief Information Officer from 2004 to 2007. He was president of HSBC Technology and Services, a wholly-owned subsidiary of HSBC, from 2003 to 2004. Since 2012, Mr. Harvey served as a Director of CLS Group Holdings AG. From 2012 to 2014 he was the Chairman of the Technology and Operations Committee and from 2014 Mr. Harvey has served as Chairman of the Board and a member of the Chairman’s Committee, which serves as the Compensation and Compliance Committees. Mr. Harvey also serves on the Senior Advisory Board of Oliver Wyman; a global management consulting firm. Mr. Harvey also served as director of CLS Bank International since 2011, and served as a director of Kanbay, Inc. from 2004 until 2007 and Vertical Networks, Inc. from 2002 until 2004. Mr. Harvey’s experience as an executive in the information technology field qualifies him to be a member of our board of directors.

Alan Krigstein, 64, has served as a director since June 2014. Mr. Krigstein was Executive Vice President and Chief Financial Officer of Independence Blue Cross, a health insurer organization and independent licensee of the Blue Cross and Blue Shield Association from 2009 through 2017. Mr. Krigstein previously served as Senior Vice President and Chief Financial Officer of AmeriHealth Mercy Family of Companies from 1994 to 2009. Mr. Krigstein also serves as trustee and member of the audit committee of Plan Investment Fund, Inc., a mutual fund company that is open only to members and licensees of the Blue Cross and Blue Shield Association and certain related organizations, from 2011 to the present. Mr. Krigstein’s experience as an executive in the health insurance field qualifies him to be a member of our board of directors.

Robert J. Oakes, 58, has served as one of our directors since August 2008. He has served as the President and CEO of our InsPro Technologies, LLC subsidiary since our acquisition of the subsidiary on October 1, 2007 through January 26, 2015 and as our Vice Chairman since January 26, 2015. From 1986 until 2007 Mr. Oakes was President and Chief Executive Officer of the general partner of Atiam Technologies L.P. (now known as InsPro Technologies, LLC), a software development and servicing company that developed, expanded and serviced products to serve the insurance and financial services markets. Mr. Oakes founded InsPro Technologies, LLC under the name “Atiam” in 1986 and led the company’s effort to design and develop its flagship product, InsPro Enterprise. InsPro Enterprise is a state-of-the-art Insurance, Marketing, Administration and Claim System that provides end-to-end insurance processing, technology and support, for a broad range of life, health and disability products. Mr. Oakes’ experience in the development of our flagship product and his management of InsPro Technologies, LLC through January 26, 2015, qualifies him to be a member of our board of directors.

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Sanford Rich, 59, has served as one of our directors since April 2006. Mr. Rich is currently the Executive Director at New York City Board of Education Retirement System since January 2016.  Mr. Rich was Chief of Negotiations and Restructuring at the Pension Benefit Guaranty Corporation, a U.S. government agency, from November 2012 to January 2016. He is a director and the Audit Committee Chairman at Aspen Group Inc., an online for profit university. Mr. Rich served as director and Chief Executive Officer at In the Car, LLC from October 2011 to November 2012. Mr. Rich was a FINRA Registered Managing Director with Whitemarsh Capital Advisors LLC, a broker-dealer, from February 2009 through December 2014. Mr. Rich served as a director, audit committee chairman and Commission qualified audit committee financial expert of Interclick, Inc. from 2007 to 2010. From 1995 to May 2008, Mr. Rich was director, Senior Vice President and Portfolio Manager at GEM Capital Management Inc. From 1993 to 1995, Mr. Rich was a Managing Director of High Yield Finance, Capital Markets & North American Loan Syndicate, Sales and Trading at Citicorp Securities. From 1985 to 1993, he served as Managing Director of Debt Capital Markets at Merrill Lynch. From 1978 to 1985, Mr. Rich held various Analyst positions in numerous companies, including Cypress Capital Management, Inc. (Vice President and Analyst from 1983 to 1985), FIAMCO (Distressed/High Yield Bond Analyst from 1981 to 1983), Progressive Corporation (Financial Analyst from 1980 to 1981) and Prescott, Ball and Turben (Distressed/High Yield Bond Analyst from 1978 to 1980). Mr. Rich’s 30+ years of experience in the financial sector qualifies him to be a member of our board of directors.

L.J. Rowell, 84, has served as one of our directors since April 2006. He is a past President (1984-1996), Chief Executive Officer (1991-1996) and Chairman of the Board (1993-1996) of Provident Mutual Life Insurance Company, where he also held various other executive and committee positions from 1980 until his retirement in 1996. Mr. Rowell served on the board of directors of the PMA Group from 1992 until 2009. Mr. Rowell served on the board of directors of the Southeast Pennsylvania Chapter of the American Red Cross, the American College, The Foundation at Paoli, and The Milton S. Hershey Medical Center. Mr. Rowell also has served on the Board of Trustees of The Pennsylvania State University as a business and industry trustee since 1992. In 1991, he served as the Chairman of the Major Business Division for the United Way of Southeastern Pennsylvania. Mr. Rowell also has served as Chairman of The American Red Cross Ad Blood Campaign and has previously served on its Major Contributions Donor Campaign. Mr. Rowell’s extensive experience in the health insurance industry and his civic service for various health care organizations qualifies him to be a member of our board of directors.

Paul Soltoff, 62, has served as one of our directors since November 2005. He is currently Managing Partner of RobPet, LLC since 2015, and Managing Partner of Paul Soltoff Advisors, LLC since 2016. He served as Chairman and Chief Executive Officer of Acquirgy, Inc. from 2009 to 2014. He served as Chairman and Chief Executive Officer of SendTec, Inc. from its inception in February 2000 through 2009. From 1997 until February 2000, Mr. Soltoff served as Chief Executive Officer of Soltoff Direct Corporation, a specialized direct marketing consulting company. From September 2004 until October 2005, Mr. Soltoff served as a director of theglobe.com. Mr. Soltoff’s experience as an officer and director in the Internet marketing sector qualifies him to be a member of our board of directors.

Frederick C. Tecce, 80, has served as one of our directors since August 2016 and he previously served as one of our directors from August 2, 2007 through August 14. 2012. He has also served on the board of several publicly traded companies as well as numerous privately held companies. In addition, he served on the Board of Independence Blue Cross for 2 different terms. On a day to day basis, he serves as Of Counsel to the law firm of Buchanan Ingersoll and Rooney as well as being Of Counsel and Partner to Cross Atlantic Capital Partners. In addition to his pursuits in the private sector, Mr. Tecce has also served in the public sector where he was appointed by Pennsylvania Governor Tom Ridge to serve on the transition team. His board experience includes being an active member of the Board of the $50 billion Public School Employees Retirement Systems (PSERS), where he held the title of chairman of the Finance Committee for 6 years until his retirement in 2001. Mr. Tecce also served in the federal sector as a member of the Federal Judicial Nominating Committee. He has served in a management position in several for-profit businesses, some of which he has founded. Mr. Tecce’s numerous legal, business and government experiences qualify him to be a member of our board of directors.

Anthony R. Verdi, 68, has served as one of our directors since June 2008, as our Chief Financial Officer and Assistant Secretary since November 2005, as our Chief Operating Officer since April 2008, as Acting Principal Executive Officer from June 20, 2008 through May 18, 2011 and as Principal Executive Officer from May 18, 2011 through January 26, 2015. From 2001 until November 2005, Mr. Verdi provided consulting services to life, health and property and casualty insurance company agency and venture capital clients. Mr. Verdi served as Chief Operating Officer of Provident American Corporation and Chief Financial Officer of HealthAxis, Inc. From January 1990 until December 1998, Mr. Verdi served as Chief Financial Officer of Provident American Corporation. From July 1986 until January 1990, he was the Vice President and Controller of InterCounty Hospitalization and Health Plans, a nonprofit group medical insurer. From April 1971 until July 1986, he served in various finance and accounting capacities for the Academy Insurance Group, ultimately serving as the Assistant Controller. Mr. Verdi’s extensive experience in the health insurance industry and his financial and accounting background qualifies him to be a member of our board of directors.

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Edmond J. Walters, 55, has served as one of our directors since April 2008. Mr. Walters is Founder and was the Chief Executive Officer of eMoney Advisor, a wealth planning and management solutions provider for financial advisors that Mr. Walters founded in 2000 and is now a wholly-owned subsidiary of Commerce Bancorp. Prior to forming eMoney Advisor in 2000, Mr. Walters spent more than 20 years in the financial services industry, advising high net worth clients. From 1983 to 1992 he was associated with Kistler, Tiffany & Company in Wayne, PA. In 1992, Walters helped found the Wharton Business Group, a financial advising firm, in Malvern, PA. Mr. Walters’ 20+ years of experience in the financial sector qualify him to be a member of our board of directors.

Board Independence

The Board has determined that Messrs. Azeez, Harrison, Harvey, Krigstein, Rich, Rowell, Soltoff, Tecce and Walters are “independent” directors as defined by Rule 4200(a)(15) of the NASDAQ listing standards and as defined by Rule 10A-3(b)(1)(ii) promulgated by the Commission.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation paid to, awarded to or earned during the fiscal years ended December 31, 2016 and 2015 by our Principal Executive Officer and each of our three other most highly compensated executive officers whose total salary and bonus exceeded $100,000 for services rendered to us in all capacities during 2016 and 2015. The executive officers listed in the table below are referred to in this report as our “named executive officers”. There were no non-equity incentive plan compensation or non-qualified deferred compensation earnings for any of the named executive officers for the fiscal years ended December 31, 2016 and December 31, 2015.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (6)	Stock Awards ($)	Option Awards ($) (7)	All Other Compensation ($) (8)	Total ($)

Donald R. Caldwell (1)	2016	1	-	-	-	9,370	9,371
Chief Executive Officer,	2015	1	-	-	-	9,669	9,670
Chairman of the Board of Directors

Anthony R. Verdi (2)	2016	300,000	-	-	-	16,296	316,296
Chief Executive Officer,	2015	258,333	-	-	-	16,331	274,664
Chief Financial Officer & Chief
Operating Officer

Robert J. Oakes (3)	2016	300,000	50,000	-	-	18,764	368,764
President & Chief Executive Officer of	2015	300,000	-	-	-	16,416	316,416
InsPro Technologies, LLC

Mark Daley (4)	2016	250,000	-	-	-	6,894	256,894
Chief Revenue Officer of	2015	245,833	50,000	-	112,000	7,986	415,819
InsPro Technologies, LLC

John Keddy (5)	2016	-	-	-	-	-	-
Chief Information Officer of	2015	140,477	-	-	112,000	15,770	268,247
InsPro Technologies, LLC

(1)         Mr. Caldwell has served as one of our directors and as one of the Co-Chairman of our board of directors from April 2008 through November 24, 2009, as our Chairman since November 24, 2009 and as our Chief Executive Officer and Chairman since January 26, 2015. Mr. Caldwell’s compensation received in 2014 was that of a non-employee director and is included in the tables and disclosures with all other non-employee directors. Mr. Caldwell has assigned all of his compensation to the Co-Investment Fund II, L.P.

(2)         Mr. Verdi was appointed as our Chief Financial Officer on November 10, 2005, Chief Operating Officer on April 1, 2008, interim Principal Executive Officer on June 20, 2008 and Principal Executive Officer on May 18, 2011 and effective January 26, 2015 serves as Chief Financial Officer.

(3)         Mr. Oakes was appointed as President of our subsidiary InsPro Technologies, LLC on October 1, 2007 concurrently with the closing of our acquisition of InsPro and effective January 26, 2015 serves as Vice Chairman of our board of directors.

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(4)         Mr. Daley was appointed Chief Revenue Officer of our subsidiary InsPro Technologies, LLC on June 2, 2014. Mr. Daley’s employment terminated effective March 8, 2017, and all amounts owed to Mr. Daley pursuant to his employment agreement will be paid to him during 2017.

(5)         Mr. Keddy was appointed Chief Information Officer of our subsidiary InsPro Technologies, LLC on September 24, 2014. Mr. Keddy resigned effective July 17, 2015, and all amounts owed to Mr. Keddy pursuant to his employment agreement were paid to him.

(6)         Mr. Daley received variable compensation based on license fee revenue recognized in accordance with his variable compensation arrangement. Mr. Oakes received a one-time discretionary bonus.

(7)         Represents the aggregate grant date fair value of the stock option or warrants to purchase the Company’s Series B Convertible Preferred Stock as of the date of grant using the Black-Scholes option-pricing model. Fair value is estimated based on an expected life of five years, an assumed dividend yield of 0% and the assumptions below.

Name	Fiscal Year	Fair Value at Date of Grant ($)	Number of Options Granted (#)	Option Exercise Price ($)	Closing Stock Price on the Date of Grant ($)	Date of Grant	Expected Volatility	Risk Free Interest Rate	Expected Life in Years	Assumed Dividend Yield

Donald R. Caldwell	2016	-	-	-	-	-	-	-	-	-
	2015	-	-	-	-	-	-	-	-	-

Anthony R. Verdi	2016	-	-	-	-	-	-	-	-	-
	2015	-	-	-	-	-	-	-	-	-

Robert J. Oakes	2016	-	-	-	-	-	-	-	-	-
	2015	-	-	-	-	-	-	-	-	-

Mark Daley (a)	2016	-	-	-	-	-	-	-	-	-
	2015	112,000	80,000	$4.000	1.400	3/27/2015	779%	0.120%	5.0	0.0%

John Keddy (a)	2016	-	-	-	-	-	-	-	-	-
	2015	112,000	80,000	$4.000	1.400	3/27/2015	779%	0.120%	5.0	0.0%

(a)         On March 27, 2015, the board of directors of the Company granted warrants to purchase 80,000 shares of Series A Preferred Stock at an exercise price equal to $4.00 per share to Messrs. Daley and Keddy. The warrants are immediately exercisable, non-transferrable and expire on May 22, 2019, however the warrants to Mr. Keddy expired in 2015 and the warrants to Mr. Daley will expire in 2017 as a result of the termination of their employment in accordance with the terms of the warrants.

(8)         All other compensation paid to our named executive officers in the fiscal year ended December 31, 2016 consisted of the following:

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Name	Payments for Auto and Equipment ($) (a)	Company Paid Health, Life and Disabilitly Insurance ($) (b)	Company Matching of Employee 401(k) Contributions (c)	Board of Directors Meeting Fees (d)	Total ($)

Donald R. Caldwell	-	-	-	9,370	9,370

Anthony R. Verdi	13,200	619	2,477	-	16,296

Robert J. Oakes	1,200	14,914	2,650	-	18,764

Mark Daley	1,200	3,182	2,512	-	6,894

John Keddy	-	-	-	-	-

(a)	Payments for auto and equipment represent monthly allowances for auto, cell phones and other equipment.

(b)	Company-paid health, life and disability insurance represent the cost of company-paid insurance premiums covering the named executive officers and, in the case of health insurance premiums, their dependents. The Company paid approximately 71% of the health insurance and 100% of the life and disability insurance premiums for the named executive officers. Health insurance premiums vary based on several factors, including the coverage selected and the age of the named executive officer and the number of their covered dependents.

(c)	Company matching of employee 401(k) contributions represents 25% of the employee’s contribution up to 4% of the employee’s compensation, which were fully vested for Messrs. Daley, Verdi and Oakes and unvested for Mr. Keddy.

(d)	Mr. Caldwell received board and committee meeting fees at the rates specified in the Company’s non-employee director compensation plan. Mr. Caldwell has assigned all of his compensation to the Co-Investment Fund II, L.P.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for the outstanding equity awards held by our named executive officers for the year ended December 31, 2016. There have been no stock awards granted. The information below pertains to stock options, which were granted under the 2010 Equity Compensation Plan, a warrant to purchase 150,000 shares of the Company’s Series A Convertible Preferred Stock, which was issued to Mr. Oakes on August 18, 2010, a warrant to purchase 150,000 shares of the Company’s Series A Convertible Preferred Stock, which was issued to Mr. Verdi on September 14, 2011, warrants to purchase 300,000 shares of the Company’s Series B Convertible Preferred Stock were issued to Mr. Oakes and Mr. Verdi on May 22, 2014, and a warrant to purchase 80,000 shares of the Company’s Series A Convertible Preferred Stock, which was issued to Mr. Daley on March 27, 2015.

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	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Donald R. Caldwell	-	-	-	-	-

Anthony R. Verdi	300,000	-	-	3.00	5/22/2019
	150,000	-	-	4.00	9/14/2017

Robert J. Oakes	300,000	-	-	3.00	5/22/2019
	150,000	-	-	4.00	9/14/2017

Mark Daley	600,000	1,200,000	-	-	8/19/2019
	-	80,000	-	4.00	3/27/2020

John Keddy	-	-	-	-	-

Compensation Committee Interlocks and Insider Participation

No members of our compensation committee are currently, or have been, employed by us as officers or employees. None of our executive officers currently serve, or in the past three years have served, as a member of the board of directors, compensation committee or other board committee performing equivalent functions of another entity that has one or more executive officers serving on our board or compensation committee.

Employment, Severance and Other Agreements

Donald R. Caldwell

Our board of directors appointed Mr. Caldwell Chief Executive Officer and Chairman of our board of directors on January 26, 2015, with an annual salary of $1. Mr. Caldwell is employed as an at-will employee.

Anthony R. Verdi

Pursuant to an amended and restated employment agreement Mr. Verdi serves as our Chief Financial Officer and Chief Operating Officer. His amended and restated employment agreement automatically renewed for a one year term on March 31, 2016, and, if not terminated, will automatically renew for one year periods. His annual base salary was $225,000 per year from March 31, 2008 through May 30, 2011 and was then increased by the board of directors to $250,000 effective June 1, 2011 and increased to $300,000 effective November 1, 2015. He is entitled to receive such bonus compensation as a majority of our board of directors may determine from time to time.

In the event of Mr. Verdi’s termination without cause or for good reason, he or his estate would receive his then current base annual salary, plus unpaid accrued employee benefits, which is primarily accrued vacation, plus the continuation of his employee benefits for a period of 18 months, less all applicable taxes. In the event of his voluntary termination, death or disability, he or his estate would receive unpaid accrued employee benefits, plus the continuation of his employee benefits for a period of one month, less all applicable taxes.

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Robert J. Oakes

Pursuant to an amended and restated employment agreement with InsPro Technologies, LLC, Mr. Oakes serves as Vice Chairman of the board of directors. Pursuant to his employment agreement, his annual base salary was $250,000 per year through September 30, 2011. On April 7, 2011, Mr. Oakes received an increase in his base compensation pursuant to his employment agreement to $300,000 retroactive to July 1, 2010, upon InsPro Technologies, LLC achievement of one calendar quarter of positive operating cash flow, which occurred during the calendar quarter ended March 31, 2011. Mr. Oakes was entitled to bonus compensation equal to 100% of the InsPro Technologies, LLC’s net income up to a maximum of $100,000 in 2010 and $100,000 in 2011. Mr. Oakes is entitled to such fringe benefits as are available to other executives of the Company. Mr. Oakes employment agreement was automatically extended for an additional one year term on March 25, 2014 and will be annually automatically extended thereafter unless either party provides written notification to the other party of non-renewal no later than 60 days prior to the termination date of the agreement.

In the event of Mr. Oakes’s termination without cause or for good reason, he or his estate would receive his then current base annual salary, plus unpaid accrued employee benefits, which is primarily accrued vacation, plus the continuation of his employee benefits for a period of 12 months, less all applicable taxes. In the event of his voluntary termination, death or disability, he or his estate would receive unpaid accrued employee benefits, plus the continuation of his employee benefits for a period of one month, less all applicable taxes.

Pursuant to Mr. Oakes employment agreement, he is subject to a non-competition and non-solicitation provision during the term of his employment agreement and for a period of one year following his termination.

Mark Daley

Mr. Daley served as InsPro Technologies, LLC’s Chief Revenue Officer from June 2, 2014 until March 8, 2017. His employment agreement commenced for a one year term on November 15, 2015, was automatically renewed on November 15, 2016, and was terminated effective March 8, 2017. His annual base salary was $200,000 per year from June 2, 2014 through January 31, 2015 and was then increased by the board of directors to $250,000 effective February 1, 2015. Pursuant to his employment agreement, his annual base salary was $250,000 per year.

As a result of Mr. Daley’s termination without cause or for good reason, he or his estate will receive his then current base annual salary, plus unpaid accrued employee benefits, which is primarily accrued vacation, for a period of six months, less all applicable taxes during 2017.

Mr. Daley was entitled to variable incentive compensation based on a percentage of new sales pursuant to a written variable compensation arrangement with InsPro Technologies, LLC.

Pursuant to Mr. Daley’s employment agreement, he is subject to a non-competition and non-solicitation provision during the term of his employment agreement and for a period of six months following his termination.

John Keddy

Pursuant to an employment agreement with InsPro Technologies, LLC Mr. Keddy serves as InsPro Technologies, LLC’s Chief Information Officer effective September 25, 2014. Pursuant to his employment agreement, his annual base salary is $250,000 per year plus such fringe benefits as are available to other executives of the Company. His employment agreement has a term of one year and automatically renewed for a one year term on each anniversary unless either party provides written notification to the other party of non-renewal no later than 30 days prior to the termination date of the agreement. Mr. Keddy resigned effective July 17, 2015.

Pursuant to his written offer of employment Mr. Keddy was entitled to receive a $40,000 one-time sign-on bonus, receive up to $3,500 per week for up to 10 weeks effective September 25, 2014, as reimbursement for out-of-pocket temporary housing costs, receive up to $12,000 for reimbursement of reasonable moving expenses and be eligible to participate in the Company’s management bonus program beginning on January 1, 2015.

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Pursuant to Mr. Keddy’s employment agreement, he is subject to a non-competition and non-solicitation provision during the term of his employment agreement and for a period of 6 months following his termination.

Compensation of Directors

The following table sets forth information concerning the compensation of all individuals who served on our board of directors during the fiscal year ended December 31, 2016. There were no option awards and no non-equity incentive plan compensation or nonqualified deferred compensation earnings paid to any of our directors for the year ended December 31, 2016. Directors who are employees receive no additional or special compensation for serving as directors. All compensation for Messrs. Caldwell, Oakes and Verdi is included in the Summary Compensation Table. Mr. Caldwell was appointed Chief Executive Officer of the Company on January 26, 2015. Messrs. Adamsky, Tecce and Caldwell have assigned all of their compensation to The Co-Investment Fund II, L.P. Messrs. Tecce and Caldwell are stockholders, directors and officers of Co-Invest II Capital Partners, Inc., which is the general partner of Co-Invest Management II, L.P., which is the general partner of The Co-Investment Fund II, L.P. Mr. Adamsky was an officer of Co-Invest II Capital Partners, Inc.

Name		Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($)	Total ($)

Brian Adamsky	(2)	4,500	-	-	4,500

Michael Azeez		6,000	-	-	6,000

John Harrison		6,000	-	-	6,000

Kenneth Harvey		6,000	-	-	6,000

Alan Krigstein	(3)	-	-	-	-

Sanford Rich		8,000	-	-	8,000

L.J. Rowell		6,500	-	-	6,500

Paul Soltoff		6,000	-	-	6,000

Frederick Tecce	(2)	-

Edmond Walters		6,000	-	-	6,000

(1)	Represents board and committee meeting fees paid to our directors under our Non-Employee Director Compensation Plan.

(2)	Messrs. Adamsky, Caldwell and Tecce have assigned all of their board compensation to The Co-Investment Fund II, L.P. Mr. Tecce received no cash compensation during 2016.

(3)	Mr. Krigstein has assigned his equity compensation to Independence Blue Cross, LLC and he has declined all cash compensation.

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The following table sets forth information concerning the aggregate number of options and warrants available, which are options or warrants issued, outstanding and exercisable, for non-employee directors as of December 31, 2016.

Aggregate Number of Options/Warrants Available as of December 31, 2016

Brian Adamsky (a)	-

Michael Azeez (b)	30,000

Donald Caldwell (a)	-

John Harrison (b)	30,000

Kenneth Harvey (b)	300,000

Alan Krigstein (c)	-

Sanford Rich (b)	30,000

L.J. Rowell (b)	30,000

Paul Soltoff (b)	30,000

Frederick Tecce (a)	-

Edmond Walters (b)	30,000

(a)	Messrs. Adamsky, Caldwell and Tecce have assigned all of their board compensation to The Co-Investment Fund II, L.P.
(b)	Represents warrants to purchase shares of the Company’s Series B Convertible Preferred Stock.
(c)	Mr. Krigstein has assigned his equity compensation to Independence Blue Cross, LLC.

Director Compensation Plan

Directors who are employees receive no additional or special compensation for serving as directors. Non- employee directors receive the following compensation under the terms of our Non Employee Director Compensation Plan, which was amended on December 13, 2011, to remove all equity compensation and annual cash retainer components from the plan and to increase the per Board meeting cash fee effective January 2, 2012:

The compensation of the Company’s non-employee directors is as follows:

•	$1,500 meeting fee for each director for each meeting of the Board attended in person or via conference telephone.

•	$500 meeting fee for each committee member for each meeting of a committee of the Board, attended in person or via conference telephone.

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We also purchase directors’ and officers’ liability insurance for the benefit of our directors and officers as a group. We also reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending meetings of our board of directors or its committees in accordance with the Company’s expense reimbursement policies in effect from time to time. No fees are payable to directors for attendance at specially called meetings of the board.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information known by us with respect to the beneficial ownership of our common stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock as of June 15, 2017, for each of the following persons:

•	our directors;

•	our named executive officers;

•	all of our directors, director nominees and executive officers as a group; and

•	each person or group of affiliated persons or entities known by us to beneficially own 5% or more of our common stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock .

The number of shares beneficially owned, beneficial ownership and percentage ownership are determined in accordance with the rules of the Commission. Under these rules, beneficial ownership includes (i) any shares as to which the individual or entity has sole or shared voting power or investment power and (ii) any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of June 15, 2017 through the exercise of any warrant, stock option or other right. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares underlying options and warrants that are exercisable within 60 days of June 15, 2017 are considered to be outstanding. To our knowledge, except as indicated in the footnotes to the following table and subject to community property laws where applicable, the persons named in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The following table is based on 25,084,730 shares of Common Stock, 1,276,750 shares of Series A Convertible Preferred Stock, 5,307,212 shares of Series B Convertible Preferred Stock and 1,150,000 shares of Series C Preferred Stock outstanding as of June 15, 2017. Unless otherwise indicated, the address of all individuals and entities listed below is InsPro Technologies Corporation, 1510 Chester Pike, 400 Baldwin Tower, Eddystone, Pennsylvania 19022.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Title of Class	Percent of Shares Beneficially Owned
Directors and Executive Officers:

Brian Adamsky	-	Common Stock	*
Michael Azeez	16,599,990 (4)(5)(13)(21)	Common Stock	26.7%
	463,333(4)(7)	Series B Preferred Stock	8.7%
	75,000(4)	Series C Preferred Stock	6.5%
Donald R. Caldwell	106,199,770 (1)(2)	Common Stock	92.7%
	1,250,000 (2)	Series A Preferred Stock	97.9%
	1,887,186 (2)(3)	Series B Preferred Stock	35.2%
	1,000,000 (2)(3)	Series C Preferred Stock	87.0%
Mark Daley	-	Common Stock	*
Robert J. Oakes	9,026,813 (6)	Common Stock	16.9%
	151,250 (8)	Series A Preferred Stock	10.6%
	300,000 (10)	Series B Preferred Stock	5.4%

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Name of Beneficial Owner	Number of Shares Beneficially Owned	Title of Class	Percent of Shares Beneficially Owned
John Harrison	770,000 (14)	Common Stock	1.8%
	1,250	Series A Preferred Stock	*
	30,000 (7)	Series B Preferred Stock	*
Kenneth Harvey	6,000,000 (11)	Common Stock	12.6%
	300,000 (10)	Series B Preferred Stock	5.4%
John Keddy	-	Common Stock	*
Alan Krigstein	-	Common Stock	*
L. J. Rowell	815,600 (12)	Common Stock	1.9%
	30,000 (7)	Series B Preferred Stock	*
Sanford Rich	715,000 (14)	Common Stock	1.7%
	1,250	Series A Preferred Stock	*
	30,000 (7)	Series B Preferred Stock	*
Paul Soltoff	805,000 (14)	Common Stock	1.9%
	1,250	Series A Preferred Stock	*
	30,000 (7)	Series B Preferred Stock	*
Frederick Tecce	105,688,674 (1)(2)	Common Stock	92.2%
	1,250,000 (2)	Series A Preferred Stock	97.9%
	1,887,186 (2)(3)	Series B Preferred Stock	35.2%
	1,000,000 (2)(3)	Series C Preferred Stock	87.0%
Anthony R. Verdi	9,085,000 (9)(15)	Common Stock	18.0%
	151,250(8)	Series A Preferred Stock	10.6%
	300,000 (10)	Series B Preferred Stock	5.4%
Edmond Walters	5,771,613(20)	Common Stock	12.2%
	196,666 (7)	Series B Preferred Stock	3.7%
All directors and executive officers as a group (15 persons)	155,391,700 (1)(2) (4)(5)(6)(9)(11) (12)(13)(14)(15) (20)(21)(21)	Common Stock	98.8%

	1,556,250(2)(8)	Series A Preferred Stock	98.7%
	1,075,000 (2)(3)(4)(7)(10)	Series B Preferred Stock	55.3%

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Name of Beneficial Owner	Number of Shares Beneficially Owned	Title of Class	Percent of Shares Beneficially Owned
Holders of More than Five Percent of Our Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock:

The Co-Investment Fund II, L. P.	105,688,674 (16)	Common Stock	92.2%
	1,250,000	Series A Preferred Stock	97.9%
	1,887,186 (3)	Series B Preferred Stock	35.2%
	1,000,000	Series C Preferred Stock	87.0%

Independence Blue Cross	58,933,330 (17)	Common Stock	58.7%
	2,530,000 (7)	Series B Preferred Stock	47.4%

Azeez Investors, LLC	9,999,990 (5)	Common Stock	19.4%
	283,333	Series B Preferred Stock	5.3%

Azeez Enterprises, LP	6,000,000 (13)(21)	Common Stock	12.6%
	150,000	Series B Preferred Stock	2.8%
	75,000	Series C Preferred Stock	6.5%
Scarpa Family Trust, 2005	8,000,010 (18)	Common Stock	15.2%
	216,667	Series B Preferred Stock	6.9%

John Scarpa	6,000,000 (23)(21)	Common Stock	12.6%
	150,000	Series B Preferred Stock	2.8%
	75,000	Series C Preferred Stock	6.5%

Trustmark Insurance Company	40,000,000 (24)	Common Stock	49.1%
	2,000,000 (22)	Series B Preferred Stock	27.4%
Alvin H. Clemens	2,929,080 (19)	Common Stock	7.1%

* Less than 1%

(1)	Includes 12,646,874 shares of common stock, 10,298,080 shares underlying warrants, which are convertible within 60 days of June 15, 2017, 25,000,000 shares underlying 1,250,000 shares of Series A Preferred Stock, which are convertible, at the sole option of the holder, into twenty shares of our common stock per share of Series A Preferred Stock, 36,543,720 shares underlying 1,827,186 shares of Series B Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Preferred Stock, and 20,000,000 shares underlying 1,000,000 shares of Series C Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series C Preferred Stock, which are beneficially owned by The Co-Investment Fund II, L. P. (“Co-Investment”)), designee of Cross Atlantic Capital Partners, Inc. Also includes 1,200,000 shares underlying warrants which are exercisable within 60 days of June 15, 2017, to purchase 60,000 shares of Series B Preferred Stock, which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Preferred Stock, which are beneficially owned by Co-Investment.

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(2)	Represents securities owned by Co-Investment, the designee of Cross Atlantic Capital Partners, Inc., of which Brian Adamsky was secretary, treasurer and chief financial officer, Frederick Tecce is counsel and partner and of which Donald R. Caldwell is managing partner. Mr. Caldwell is also a shareholder, director and officer of Co-Invest II Capital Partners, Inc., which is the general partner of Co-Invest Management II, L.P., which is the general partner of Co-Investment. Mr. Adamsky, Mr. Tecce and Mr. Caldwell disclaim beneficial ownership of these securities, except to the extent of their pecuniary interest therein.

(3)	Includes 60,000 underlying shares underlying warrants which are exercisable within 60 days of June 15, 2017, which are beneficially owned by Co-Investment.

(4)	Includes securities owned by Azeez Investors, LLC and Azeez Enterprises, LP. Mr. Azeez is a managing member of Azeez Investors, LLC and Azeez Enterprises, LP. Mr. Azeez disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.

(5)	Includes 600,000 shares underlying a warrant which is exercisable within 60 days of March 28, 2016, to purchase 30,000 shares of Series B Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Preferred Stock. Includes 8,666,660 shares underlying 433,333 shares of Series B Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Preferred Stock.

(6)	Includes 3,000,000 shares underlying a warrant which is exercisable within 60 days of June 15, 2017, to purchase 150,000 shares of Series A Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Preferred Stock. Includes 25,000 shares underlying 1,250 shares of Series A Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Preferred Stock. Includes 6,000,000 shares underlying a warrant which is exercisable within 60 days of June 15, 2017, to purchase 300,000 shares of Series B Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Preferred Stock.

(7)	Includes 30,000 shares underlying warrants, which are exercisable within 60 days of June 15, 2017.

(8)	Includes 150,000 shares underlying warrants which are exercisable within 60 days of June 15, 2017.

(9)	Includes 25,000 shares underlying 1,250 shares of Series A Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Preferred Stock.

(10)	Includes 300,000 shares underlying warrants, which are exercisable within 60 days of June 15, 2017.

(11)	Includes 6,000,000 shares underlying a warrant which is exercisable within 60 days of June 15, 2017, to purchase 300,000 shares of Series B Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Preferred Stock.

(12)	Includes 600,000 shares underlying a warrant which is exercisable within 60 days of June 15, 2017, to purchase 30,000 shares of Series B Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Preferred Stock.

(13)	Includes 3,000,000 shares underlying 150,000 shares of Series B Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Preferred Stock. Includes 1,500,000 shares underlying a warrant which is exercisable within 60 days of June 15, 2017.

(14)	Includes 25,000 shares underlying 1,250 shares of Series A Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Preferred Stock. Includes 600,000 shares underlying a warrant which is exercisable within 60 days of June 15, 2017, to purchase 30,000 shares of Series B Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Preferred Stock.

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(15)	Includes 3,000,000 shares underlying a warrant which is exercisable within 60 days of June 15, 2017, to purchase 150,000 shares of Series A Preferred Stock, which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Preferred Stock. Includes 6,000,000 shares underlying a warrant which is exercisable within 60 days of June 15, 2017, to purchase 300,000 shares of Series B Preferred Stock, which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Preferred Stock.

(16)	Includes 8,333,330 shares underlying warrants, which are exercisable within 60 days of June 15, 2017. Includes 25,000,000 shares underlying 1,250,000 shares of Series A Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Preferred Stock. Includes 36,543,720 shares underlying 1,827,186 shares of Series B Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Preferred Stock. Includes 20,000,000 shares underlying 1,000,000 shares of Series C Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series C Preferred Stock. Also includes 1,200,000 shares underlying warrants which are exercisable within 60 days of June 15, 2017, to purchase 60,000 shares of Series B Preferred Stock, which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Preferred Stock, which are beneficially owned by Co-Investment.

(17)	Includes 8,333,330 shares underlying warrants which are exercisable within 60 days of June 15, 2017. Includes 50,000,000 shares underlying 2,500,000 shares of Series B Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Preferred Stock.

(18)	Includes 3,666,670 shares underlying warrants which are exercisable within 60 days of June 15, 2017. Includes 7,333,340 shares underlying 366,667 shares of Series B Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Preferred Stock.

(19)	Includes 1,000,000 shares of common stock held by The Clemens-Beaver Creek Limited Partnership, of which Alvin H. Clemens is the general partner. Also includes 100,000 shares held by Mr. Clemens’s minor children.

(20)	Includes 1,666,660 shares underlying warrants which are exercisable within 60 days of June 15, 2017. Includes 3,333,320 shares underlying 166,666 shares of Series B Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Preferred Stock. Includes 600,000 shares underlying a warrant which is exercisable within 60 days of June 15, 2017, to purchase 30,000 shares of Series B Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Preferred Stock.

(21)	Includes 1,500,000 shares underlying 75,000 shares of Series C Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series C Preferred Stock.

(22)	Includes 2,000,000 shares underlying warrants, which are exercisable within 60 days of June 15, 2017.

(23)	Includes 1,500,000 shares underlying warrants which are exercisable within 60 days of June 15, 2017. Includes 3,000,000 shares underlying 150,000 shares of Series B Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Preferred Stock.

(24)	Includes 40,000,000 shares underlying a warrant which is exercisable within 60 days of June 15, 2017, to purchase 2,000,000 shares of Series B Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Preferred Stock.

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

From the beginning of our last fiscal year until the date of this proxy statement, there has been no transaction, nor is there any transaction currently proposed, to which we were, are, or would be a participant, in which the amount involved exceeded or would exceed the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years and in which any of our directors or executive officers, any holder of more than 5% of our common stock or any member of the immediate family of any of these persons or entities had or will have a direct or indirect material interest, other than the transactions described below.

We believe that we have executed all of the transactions described below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates are approved by a majority of our board of directors, including a majority of the independent and disinterested members of our board of directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

•	On April 20, 2017, the Company completed a private placement (the “April Private Placement”) with The Co-Investment Fund II, L.P., a holder of more than 5% of our common stock on an as converted basis (the “Investor”), for an aggregate of 1,000,000 shares of Series C Convertible Preferred Stock. In the April Private Placement the Company sold to the Investor 1,000,000 shares of Series C Convertible Preferred Stock at a per share price equal to $2.00.

•	On May 11, 2017, the Company entered into and completed a private placement (the “May Private Placement”) with Azeez Enterprises, L.P., which is affiliated with Michael Azeez, who is a director of the Company, and John Scarpa, who is a holder of more than 5% of our common stock on an as converted basis, for an aggregate of 150,000 shares of Series C Convertible Preferred Stock. In the May Private Placement the Company issued 75,000 shares of Series C Convertible Preferred Stock to each of Azeez Enterprises, L.P. and John Scarpa.

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PLAN OF DISTRIBUTION

On or about [_______], 201[__], we will distribute the rights, rights certificates and copies of this prospectus to individuals who owned shares of capital stock on [_______], 201[__]. If you wish to exercise your rights and purchase Units, you should complete the rights certificate and return it with payment for the shares, to us at the following address:

InsPro Technologies Corporation

1510 Chester Pike

Suite 400

Eddystone, Pennsylvania 19022

Attn: Francis L. Gillan III

See further the section of this prospectus entitled “The Rights Offering.” If you have any questions, you should contact Francis L. Gillan III, at (484) 654-2200 or by electronic mail at rightsoffering@inspro.com.

We do not know of any existing agreements between any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Series C Convertible Preferred Stock underlying the rights.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U. S. federal income tax consequences to U.S. holders, as defined below, of the receipt, ownership and exercise (or expiration) of the subscription rights distributed in the subscription rights offering; the ownership and disposition of Series C Convertible Preferred Stock received upon exercise of the subscription rights; the conversion of Series C Convertible Preferred Stock and ownership of common stock upon conversion of the Series C Convertible Preferred Stock. The legal conclusions with respect to matters of U.S. federal income tax law identified in this section, “Material U.S. Federal Income Tax Considerations,” are the opinion of our counsel, Morgan, Lewis & Bockius LLP. In this section, all references to “we” and “our” refer to the Company and not to Morgan, Lewis & Bockius LLP.

This discussion is based on the Code, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion is not binding on the Internal Revenue Service, the (“IRS”), or the courts. Accordingly, no assurance can be given that the tax consequences described herein will not be challenged by the IRS or that such a challenge would not be sustained by a court. No ruling has been sought from the IRS as to the U.S. federal income tax consequences set forth in this discussion.

This discussion does not address all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under the U.S. federal income tax laws, including, but not limited to, financial institutions, brokers and dealers in securities or currencies, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, persons who hold their shares as part of a straddle, hedge, conversion or other risk-reduction transaction, persons liable for the alternative minimum tax, persons who have received their common stock pursuant to which the subscription rights in this rights offering have been granted through the exercise of employee stock options or otherwise as compensation for services, partnerships or other entities treated as partnerships for U.S. federal income tax purposes, U.S. expatriates, and persons whose functional currency is not the U.S. dollar and foreign taxpayers. This discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or any U.S. federal tax considerations other than income taxation (such as alternative minimum, estate or gift taxation). This discussion is limited to U.S. holders which hold our shares as capital assets and does not address U.S. holders which beneficially hold our shares through either a “foreign financial institution” (as such term is defined in Section 1471(d)(4) of the Code) or certain other non-U.S. entities specified in Section 1472 of the Code. For purposes of this discussion, a “U.S. holder” is a holder that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

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•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives the subscription rights or holds shares of Series C Convertible Preferred Stock upon exercise of the subscription rights or the oversubscription privilege, the tax treatment of a partner in a partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its own tax advisor as to the U.S. federal income tax consequences of the receipt and ownership of the subscription rights or the ownership of shares of Series C Convertible Preferred Stock received upon exercise of the subscription rights or, if applicable, upon exercise of the oversubscription privilege.

YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF YOUR RECEIPT, OWNERSHIP, AND EXERCISE OF THE SUBSCRIPTION RIGHTS, THE OWNERSHIP AND DISPOSITION OF SERIES C CONVERTIBLE PREFERRED STOCK, AND THE OWNERSHIP AND DISPOSITION OF COMMON STOCK RECEIVED UPON THE CONVERSION OF SERIES C CONVERTIBLE PREFERRED STOCK, INCLUDING THE APPLICABILITY OF ANY FEDERAL ESTATE OR GIFT TAX LAWS OR ANY STATE, LOCAL OR FOREIGN TAX LAWS.

Receipt of the Subscription Rights

Each subscription right entitles an eligible stockholder the right to purchase for $50.00 one Unit, consisting of 25 shares of our Series C Convertible Preferred Stock. Generally, the distribution of stock by a corporation to its stockholders with respect their stock is not taxable to such stockholders pursuant to Section 305(a) of the Code. For such purpose, a distribution of rights to acquire stock of the distributing corporation constitutes a distribution of stock. However, if a distribution of stock or rights to acquire stock is within one of several exceptions to the general rule of Section 305(a) set forth in Section 305(b) of the Code, the distribution may be taxable to the stockholders of the distributing corporation as described below.

Many of the exceptions to the general rule of Section 305(a) set forth in Section 305(b) involve preferred stock, such as the distribution of convertible preferred stock in certain circumstances pursuant to Section 305(b)(5). Treasury regulations define preferred stock not for its preferred rights and privileges, but its inability to participate in corporate growth to any significant extent. It is the opinion of Morgan, Lewis & Bockius LLP that the Series C Convertible Preferred Stock should not be preferred stock for tax purposes based on certain features of the preferred stock, including its right to participate in dividends on an as converted basis and the right to a distribution in a liquidation or other capital event on an as converted basis if such distribution would be greater than the liquidation preference right associated with the Series C Convertible Preferred Stock, as well as based on certain representations relied upon in rendering the opinion, and, accordingly, that none of the Section 305(b) exceptions that apply to preferred stock for tax purposes should apply to the rights offering and that the rights offering should be evaluated for Section 305 purposes as if we have only one outstanding class of stock. However, the application of the Code Section 305 rules to the rights offering (and any interest therein or obtained thereby) is uncertain. This opinion is not binding on the IRS or any court and there can be no assurance that the IRS or a court will agree with this opinion. The remainder of this discussion assumes that the Series C Convertible Preferred Stock is not treated as preferred stock for tax purposes.

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Section 305(b)(2) is an exception to the general rule of Section 305(a) that applies to a “disproportionate distribution.” Pursuant to Section 305(b)(2), a distribution (or a series of distributions of which such a distribution is one) of stock rights constitutes a “disproportionate distribution,” and is therefore taxable, if the distribution results in (i) the receipt of property by some stockholders, and (ii) an increase in the proportionate interest of other stockholders in the assets or earnings and profits of the distributing corporation. For this purpose, the term “property” means money, securities and any other property, except that such term does not include stock in the corporation making the distribution or rights to acquire such stock. A “series of distributions” encompasses all distributions of stock made or deemed made by a corporation which have the result of receipt of cash or property by some stockholders and an increase in the proportionate interests of other stockholders. It is not necessary for a distribution of stock to be considered as one of a series of distributions that such distribution be pursuant to a plan to distribute cash and property to some stockholders and to increase the proportionate interests of the other stockholders, rather it is sufficient if there is a distribution (or a deemed distribution) having such effect. In addition, there is no requirement that both elements of Section 305(b)(2) of the Code occur in the form of a distribution or series of distributions as long as the result is that some stockholders receive cash and property and other stockholders’ proportionate interests increase. Under the applicable Treasury regulations, where the receipt of cash or property occurs more than 36 months following a distribution or series of distributions of stock, or where a distribution is made more than 36 months following the receipt of cash or property, such distribution or distributions will be presumed not to result in the receipt of cash or property by some stockholders and an increase in the proportionate interest of other stockholders, unless the receipt of cash or property by some stockholders and the distribution or series of distributions are made pursuant to a plan.

It is the opinion of Morgan, Lewis & Bockius LLP that the distribution of subscription rights in the rights offering should not constitute an increase in the proportionate interest of some stockholders in the assets or earnings and profits of the Company for the purpose of Section 305(b)(2) based on the fact that all of our stockholders will receive rights in the rights offering based upon their respective ownership of our stock, as well as based on certain representations relied upon in rendering the opinion, and, accordingly, that the rights offering should not constitute part of a “disproportionate distribution,” pursuant to Section 305(b)(2) of the Code. However, the application of the Code Section 305 rules to the rights offering (and any interest therein or obtained thereby) is uncertain. This opinion is not binding on the IRS or any court and there can be no assurance that the IRS or a court will agree with this opinion. The remainder of this discussion assumes that Section 305(b)(2) does not apply to the subscription rights offering.

Subject to the foregoing, it is the opinion of Morgan, Lewis & Bockius LLP that you should not recognize taxable income for U.S. federal income tax purposes in connection with the receipt of the subscription right in the rights offering and the remainder of this discussion so assumes. Morgan, Lewis & Bockius LLP is unable to opine at a higher level of certainty on this matter due to the aforementioned uncertainty associated with the application of the Code Section 305 rules to the rights offering (and any interest therein or obtained thereby). In the event the IRS successfully asserts or a court determines that your receipt of subscription rights is currently taxable pursuant to Section 305(b)(2) of the Code, the discussion under the heading “Alternative Treatment of Subscription Rights” describes the tax consequences that will result from such a determination.

Tax Basis and Holding Period of the Subscription Rights

Your tax basis of the subscription rights for U.S. federal income tax purposes will depend on the fair market value of the subscription rights you receive and the fair market value of your existing shares of stock on the date you receive the subscription rights. The tax basis of the subscription rights received by you in the subscription rights offering will be zero unless either (i) the fair market value of the subscription rights on the date such subscription rights are distributed is equal to at least 15% of the fair market value on such date of the shares with respect to which they are received or (ii) you elect to allocate part of the tax basis of such shares to the subscription rights. If either (i) or (ii) is true, then, if you exercise the subscription rights, your tax basis in your shares will be allocated between the subscription rights and the shares with respect to which the subscription rights were received in proportion to their respective fair market values on the date the subscription rights are distributed.

We have not obtained an independent appraisal of the valuation of the subscription rights and, therefore, you should consult with your tax advisor to determine the proper allocation of basis between the subscription rights and the shares with respect to which the subscription rights are received.

Your holding period for the subscription rights will include your holding period for the shares with respect to which the subscription rights were received.

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Expiration of the Subscription Rights

If you allow subscription rights received in the subscription rights offering to expire, you will not recognize any gain or loss. If you have tax basis in the subscription rights, the tax basis of the shares owned by you with respect to which such subscription rights were distributed will be restored to the tax basis of such shares immediately prior to the receipt of the subscription rights in the subscription rights offering.

Alternative Treatment of Subscription Rights

Receipt. If the IRS were to successfully assert that the distribution of the subscription rights in the rights offering resulted in a “disproportionate” distribution or is otherwise taxable pursuant to Section 305(b)(2), each holder would be considered to have received a distribution with respect to such holder’s stock in an amount equal to the fair market value of the subscription rights received by such holder on the date of the distribution. This distribution generally would be taxed as dividend income to the extent of your ratable share of our current and accumulated earnings and profits. The amount of any distribution in excess of our earnings and profits will be applied to reduce, but not below zero, your tax basis in your stock, and any excess generally will be taxable to you as capital gain (long-term, if your holding period with respect to your capital stock is more than one year as of the date of distribution, and otherwise short-term). Your tax basis in the subscription rights received pursuant to the rights offering would be equal to their fair market value on the date of distribution and the holding period for the rights would begin upon receipt.

Expiration. Assuming the receipt of subscription rights in the rights offering is a taxable event, if your subscription rights lapse without being exercised, you will recognize a capital loss equal to your tax basis in such expired subscription rights. The deductibility of capital losses is subject to limitations.

Exercise of the Subscription Rights; Tax Basis and Holding Period of the Shares

Generally, you will not recognize any gain or loss upon the exercise of the subscription rights received in the subscription rights offering by purchasing Unit(s) for $50.00 per Unit. The tax basis of the Series C Convertible Preferred Stock acquired will be the sum of (i) the subscription price of the Series C Convertible Preferred Stock, plus (ii) the tax basis of the subscription rights, if any.

The holding period for the Series C Convertible Preferred Stock acquired through exercise of the subscription rights will begin on the date the subscription rights are exercised.

Taxation of Series C Convertible Preferred Stock

Distributions. Generally, any distribution with respect to the Series C Convertible Preferred Stock that is paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will constitute a dividend and will be includible in gross income by you when paid. Distributions with respect to the Series C Convertible Preferred Stock in excess of our current or accumulated earnings and profits would be treated first as a non-taxable return of capital to the extent of your basis in the Series C Convertible Preferred Stock (thus reducing such tax basis dollar-for-dollar), and thereafter as capital gain, which will be long-term capital gain if the your holding period for such stock at the time of distribution exceeds one year.

Sale, Exchange or Other Disposition. Upon a sale, exchange or other disposition of the Series C Convertible Preferred Stock (not including a conversion of the Series C Convertible Preferred Stock into our common stock), you generally will recognize capital gain or loss equal to the difference between the amount realized (not including any amount attributable to declared and unpaid dividends, which generally will be taxable as described above, under “— Taxation of Series C Convertible Preferred Stock — Distributions,” to holders that have not previously included such dividends in income) and your tax basis in the Series C Convertible Preferred Stock so disposed. Such capital gain or loss generally will be long-term capital gain or loss if your holding period for such stock at the time of disposition exceeds one year. The deductibility of capital losses is subject to limitations.

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Adjustment of the Conversion Rate. The conversion rate of the Series C Convertible Preferred Stock is subject to adjustment. Treasury regulations promulgated under Section 305 of the Code could, under certain circumstances, treat a U.S. holder of the Series C Convertible Preferred Stock as having received a constructive distribution includable in such U.S. holder’s income in the manner described above under “— Taxation of Series C Convertible Preferred Stock — Distributions” if and to the extent that certain adjustments in the conversion rate (or failures to adjust) increase the proportionate interest of a U.S. holder in our earnings and profits or assets. Thus, under certain circumstances, U.S. holders may recognize income in the event of a constructive distribution even though they may not receive any cash or property. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing dilution in the interest of the U.S. holders of the Series C Convertible Preferred Stock, however, will generally not be considered to result in a constructive dividend distribution.

Conversion of the Series C Convertible Preferred Stock into Our Common Stock. You generally will not recognize any gain or loss in respect of the receipt of our common stock upon the conversion of the Series C Convertible Preferred Stock. The tax basis of our common stock that you receive on conversion will equal the tax basis of the Series C Convertible Preferred Stock converted (reduced by the portion of tax basis allocated to any fractional common share exchanged for cash, as described below), and the holding period of such common stock received on conversion will generally include the period during which you held the Series C Convertible Preferred Stock prior to conversion.

Cash received in lieu of a fractional common share will generally be treated as a payment in a taxable exchange for such fractional common share, and capital gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the amount of tax basis allocable to the fractional common share. Any cash received attributable to any declared and unpaid dividends on the Series C Convertible Preferred Stock will be treated as described above under “— Taxation of Series C Convertible Preferred Stock — Distributions.”

Taxation of Common Stock

Distributions. Distributions received with respect to our common stock will be treated as described above under “— Taxation of Series C Convertible Preferred Stock — Distributions.”

Sale, Exchange or Other Disposition. Upon a sale, exchange or other disposition of our common stock, you generally will recognize capital gain or loss in the manner described above under “— Taxation of Series C Convertible Preferred Stock — Sale, Exchange or Other Disposition.”

Additional Medicare Tax on Net Investment Income

An additional 3.8% tax will be imposed on the “net investment income” of certain U.S. citizens and resident aliens, and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes gross income from dividends and net gain from the disposition of property, such as our capital stock, less certain deductions. You should consult your tax advisor with respect to this additional tax.

Information Reporting and Backup Withholding

In general, payments made to you of proceeds from the sale or other disposition of Series C Convertible Preferred Stock or our common stock, or of dividends on our stock may be subject to information reporting to the IRS and possible U.S. federal backup withholding at the then applicable backup withholding rate (currently at 28%). Backup withholding will not apply if you furnish a correct taxpayer identification number (certified on the IRS Form W-9 or valid substitute Form W-9) or otherwise establish that you are exempt from backup withholding.

Backup withholding is not an additional tax.

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Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability. You may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

You should consult your own tax advisor regarding your qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable.

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EXPERTS

Our consolidated financial statements as of and for the years ended December 31, 2015 and 2016 included in this prospectus and in the registration statement of which this prospectus is a part have been audited by D’Arelli Pruzansky, P.A., independent registered public accountants, to the extent and for the periods set forth in their report and are incorporated in this prospectus in reliance upon the report given upon the authority of D’Arelli Pruzansky, P.A. as experts in auditing and accounting.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Pacific Stock Transfer Company, whose address is 6725 Via Austi Parkway, Suite 300, Las Vegas, NV 89119, and whose phone number is (702) 361-3033.

LEGAL MATTERS

The validity of the securities being offered by this prospectus have been passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania.

CHANGE IN ACCOUNTANTS

Prior to May 3, 2017, D’Arelli Pruzansky, P.A. was engaged by the Company as the Company’s independent registered public accounting firm. On May 3, 2017, the practice of D’Arelli Pruzansky, P.A. was combined with Assurance Dimensions, Inc., and the professional staff and partners of D’Arelli Pruzansky, P.A. joined Assurance Dimensions, Inc.

On May 11, 2017, the Company formally engaged Assurance Dimensions, Inc. to serve as the Company’s independent registered public accounting firm. The engagement was due to the merger of our existing certifying accountant, D’Arelli Pruzansky, P.A., and Assurance Dimensions, Inc. The decision to engage Assurance Dimensions, Inc. as our independent registered public accounting firm was approved by the Company’s Audit Committee on May 11, 2017.

D’Arelli Pruzansky, P.A.’s reports on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2016 did not contain an adverse opinion of disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-1, including exhibits, schedules and amendments filed with this registration statement, under the Securities Act with respect to offers and resales of shares of our common stock by the selling stockholders identified in this prospectus. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and its exhibits and schedules. You should refer to the registration statement and its exhibits and schedules for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits filed with the registration statement for copies of the actual contract, agreement or other document. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates.

You can read the registration statement and our other filings with the Commission, over the Internet at the Commission’s website at http://www.sec.gov. You also may read and copy any document that we file with the Commission at its public reference room at Headquarters Office, 100 F Street, N.E., Washington, D.C. 20549.

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DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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FINANCIAL STATEMENTS

F-1

Management Report on Internal Control over Financial Reporting

Disclosure Controls and Procedures.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting for the Company. Under the supervision of our Principal Officer and Chief Financial Officer, our management conducted an assessment of the effectiveness of our disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended) as of the end of the period covered by this report. Based on that assessment, the Principal Executive Officer and Chief Financial Officer has concluded that our disclosure controls and procedures were effective for their intended purposes as of December 31, 2014.

Internal Control over Financial Reporting.

The Company’s internal control over financial reporting is a process to provide reasonable assurance that the information required to be disclosed by the Company in reports filed under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and is accumulated and communicated to management, including the Company’s principal executive and principal financial officers, or person performing similar functions, as appropriate to allow timely decisions regarding required recording and disclosure.

 A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions; over time, control may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

As of December 31, 2016 management conducted an assessment of the effectiveness of the Company’s internal control over financial reporting based on the criteria for effective internal control over financial reporting established in “Internal Control — Integrated Framework,” issued by the Committee of Sponsoring Organizations (COSO) of the Treadway Commission. Based on that assessment, our Principal Executive Officer and Chief Financial Officer has concluded that our internal control over financial reporting was effective as of December 31, 2016.

Changes in internal control over financial reporting.

There have not been any changes in the Company’s internal control over financial reporting during the Company’s last fiscal year to which this report relates that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
InsPro Technologies Corporation
Eddystone, Pennsylvania

We have audited the accompanying consolidated balance sheets of InsPro Technologies Corporation and Subsidiaries as of December 31, 2016 and 2015, the related consolidated statements of operations, changes in shareholders' (deficit) equity and cash flows for each of the two years in the period ended December 31, 2016. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of InsPro Technologies Corporation and Subsidiaries as of December 31, 2016 and 2015, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America

/s/ D’Arelli Pruzansky
Certified Public Accountants

Coconut Creek, Florida
March 30, 2017

F-3

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2016	December 31, 2015
ASSETS

CURRENT ASSETS:
Cash	$3,161,617	$3,398,293
Accounts receivable, net	2,333,817	3,959,437
Prepaid expenses	225,439	179,700
Other current assets	30,520	4,954
Assets of discontinued operations	8,636	15,212

Total current assets	5,760,029	7,557,596

Property and equipment, net	512,960	747,937
Other assets	-	40,000

Total assets	$6,272,989	$8,345,533

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
Notes payable	$39,194	$27,474
Accounts payable	5,460,035	5,410,146
Accrued expenses	436,516	497,088
Current portion of capital lease obligations	188,025	227,880
Deferred revenue	2,285,140	2,680,361

Total current liabilities	8,408,910	8,842,949

LONG TERM LIABILITIES:
Deferred revenue	1,500,000	2,000,000
Capital lease obligations	153,139	149,892

Total long term liabilities	1,653,139	2,149,892

Total liabilities	10,062,049	10,992,841

COMMITMENTS AND CONTINGENCIES: (See Note 9)

SHAREHOLDERS' DEFICIT:
Preferred stock ($.001 par value; 20,000,000 shares authorized)
Series A convertible preferred stock; 3,437,500 shares designated, 1,276,750 shares issued and outstanding (liquidation value $12,767,500)	2,864,104	2,864,104
Series B convertible preferred stock; 11,000,000 shares designated, 5,307,212 and 5,305,852 shares issued and outstanding (liquidation value $15,921,636 and $15,917,556)	11,689,019	11,689,018
Common stock ($.001 par value; 500,000,000 shares authorized, 41,543,655 shares issued and outstanding)	41,543	41,543
Additional paid-in capital	48,268,968	46,742,784
Accumulated deficit	(66,652,694)	(63,984,757)

Total shareholders' deficit	(3,789,060)	(2,647,308)

Total liabilities and shareholders' deficit	$6,272,989	$8,345,533

See accompanying notes to consolidated financial statements.

F-4

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2016	2015

Revenues, net of $1,299,963 of stock based fees paid to a client during the year ended December 31, 2016	$21,830,928	$21,377,557

Cost of revenues	19,070,205	21,702,984

Gross profit (loss)	2,760,723	(325,427)

Selling, general and administrative expenses	5,473,566	6,099,564

Operating gain (loss) from continuing operations	(2,712,843)	(6,424,991)

Other income (expense):
Gain on the sale of equipment	-	17,738
Interest expense	(25,249)	(125,012)

Total other income (expense)	(25,249)	(107,274)

Gain (loss) from continuing operations	(2,738,092)	(6,532,265)

Income from discontinued operations	70,155	155,797

Net income (loss)	$(2,667,937)	$(6,376,468)

Net income (loss) per common share - basic and diluted:
Income (loss) from operations	$(0.06)	$(0.15)
Income from discontinued operations	-	-
Net income (loss) per common share	$(0.06)	$(0.15)

Weighted average common shares outstanding - basic and diluted	41,543,655	41,543,655

See accompanying notes to consolidated financial statements.

F-5

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2016 and 2015

	Series A Preferred Stock,		Series B Preferred Stock,		Common Stock, $.001
	$.001 Par Value		$.001 Par Value		Par Value				Total
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Shareholders' (Deficit)

Balance - December 31, 2014	1,276,750	$2,864,104	3,809,378	$7,709,919	41,543,655	$41,543	$45,738,974	$(57,608,289)	$(1,253,749)

Amortization of deferred compensation							259,048		259,048

Net loss for the period								(6,376,468)	(6,376,468)

Preferred stock and warrants issued in private placements			1,496,474	3,979,099			497,310		4,476,409

Fair value of warrant liability whose anti-dilution provisions expired during the period							5,760		5,760

Warrants issued to executives as compensation							51,200		51,200

Warrants amended to extend the expiration date issued to an executive as compensation							190,492		190,492

Balance - December 31, 2015	1,276,750	$2,864,104	5,305,852	$11,689,018	41,543,655	$41,543	$46,742,784	$(63,984,757)	$(2,647,308)

Amortization of deferred compensation							74,762		74,762

Net loss for the period								(2,667,937)	(2,667,937)

Preferred stock and warrants issued in rights offering			1,360	1			4,079		4,080

Warrants issued to client as compensation							1,299,963		1,299,963

Warrants amended to extend the expiration date issued to executives as compensation							147,380		147,380

Balance - December 31, 2016	1,276,750	$2,864,104	5,307,212	$11,689,019	41,543,655	$41,543	$48,268,968	$(66,652,694)	$(3,789,060)

See accompanying notes to consolidated financial statements.

F-6

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2016	2015
Cash Flows From Operating Activities:
Net loss	$(2,667,937)	$(6,376,468)
Less: income from discontinued operations	(70,155)	(155,797)
Loss from continuing operations	(2,738,092)	(6,532,265)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	501,463	599,930
Stock-based compensation	222,142	500,739
Stock based fees paid to client as a reduction to revenue	1,299,963	-
(Gain) on the sale of used equipment	-	(17,738)
Changes in assets and liabilities:
Accounts receivable	1,625,620	(1,714,625)
Prepaid expenses	78,886	141,528
Other current assets	14,434	(2,158)
Other assets	-	10,000
Accounts payable	49,889	576,018
Accrued interest on secured note from related party	-	89,425
Accrued expenses	(60,572)	123,778
Deferred revenue	(895,221)	2,428,673

Net cash provided by (used in) continuing operations	98,512	(3,796,695)
Income from discontinued operations	70,155	155,797
Changes in assets of discontinued operations	6,576	4,571
Net cash provided by discontinued operations	76,731	160,368
Net cash provided by (used in) operating activities	175,243	(3,636,327)

Cash Flows From Investing Activities:
Purchase of property and equipment	(34,351)	(139,862)
Proceeds from the sale of equipment	-	79,053

Net cash used in investing activities	(34,351)	(60,809)

Cash Flows From Financing Activities:
Gross proceeds from sale of preferred stock and warrants	4,080	1,899,999
Fees paid in connection with sale of preferred stock and warrants	-	(13,013)
Payments on notes payable	(112,905)	(521,855)
Gross proceeds from secured note from related party	-	2,000,000
Gross proceeds loan payable to related party	-	500,000
Payments on capital leases	(268,743)	(200,703)

Net cash (used in) provided by financing activities	(377,568)	3,664,428

Net (decrease) in cash	(236,676)	(32,708)

Cash - beginning of the period	3,398,293	3,431,001

Cash - end of the period	$3,161,617	$3,398,293

Supplemental Disclosures of Cash Flow Information
Cash payments for interest	$25,249	$125,012

Non cash investing and financing activities:
Acquisition of equipment acquired through capital leases	$232,135	$164,880
Fair value of warrant liability whose anti-dilution provisions expired during the period	$-	$5,760
Issuance of preferred stock and warrants valued at the amounts owed on secured notes plus accrued interest from related party and loan from related party	$-	$2,589,425

See accompanying notes to consolidated financial statements.

F-7

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

InsPro Technologies Corporation (the “Company”, “ITCC”, “we”, “us” or “our”) is a technology company that provides software applications for use by insurance administrators in the insurance industry. Our business focuses primarily on our InsPro EnterpriseTM software application, which was introduced in 2004.

The Company offers InsPro Enterprise on both a licensed and an application service provider (“ASP”) basis. InsPro Enterprise is an insurance administration and marketing system that supports group and individual business lines, and efficiently processes agent, direct market, worksite and web site generated business. InsPro Technologies' clients include insurance carriers and third party administrators. The Company realizes revenue from the sale of software licenses, application service provider fees, hosting fees, software maintenance fees and consulting and implementation services.

Basis of presentation and principles of consolidation

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP“). The consolidated financial statements of the Company include the Company and its wholly-owned subsidiaries. All material inter-company balances and transactions have been eliminated.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates in 2014 and 2013 include the warrant liability, allowance for doubtful accounts, valuation allowance on deferred tax asset, stock-based compensation, the useful lives and valuation of property and equipment and intangible assets, and deferred revenue.

Cash and cash equivalents

The Company had no cash equilavents during the two years ended December 31, 2016. The Company considers all liquid debt instruments with original maturities of three months or less to be cash equivalents.

Accounts receivable

The Company has a policy of establishing an allowance for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. At December 31, 2016 and 2015, the Company has established, based on a review of its outstanding balances, an allowance for doubtful accounts in the amount of $0 and $140,946, respectively.

Fair value of financial instruments

The carrying amounts of financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, notes payable and capital lease obligations approximated fair value as of December 31, 2016, and December 31, 2015, because of the relatively short-term maturity of these instruments and their market interest rates.

F-8

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company follows Financial Accounting Standards Board (“FASB”) ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.

Property and equipment

Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. In accordance with Statement of Financial Accounting Standards ASC 360, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Impairment of long-lived assets

The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Income taxes

The Company accounts for income taxes pursuant to the provisions of ASC 740-10, ”Accounting for Income Taxes,” which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provisions of ASC 740 -10 related to, Accounting for Uncertain Income Tax Positions. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

F-9

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company has adopted ASC 740-10-25 Definition of Settlement, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. The Company has not yet filed its tax returns for the tax year ended December 31, 2016. As of December 31, 2016, the tax years ended December 31, 2015, 2014 and 2013 are still subject to audit.

Income (loss) per common share

Basic earnings per share is computed by dividing income (loss) from continuing operations by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing the adjusted net loss from operations for diluted earnings per share by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. The effects of common stock equivalents and potentially dilutive securities outstanding during 2016 and 2015 are excluded from the calculation of diluted loss per common share because it is anti-dilutive.

The Company’s common stock equivalents include the following:

	December 31, 2016	December 31, 2015

Series A convertible preferred stock issued and outstanding	25,535,000	25,535,000
Series B convertible preferred stock issued and outstanding	106,144,240	106,117,040
Options to purchase common stock issued and outstanding	4,000,000	2,975,000
Warrants to purchase common stock issued and outstanding	25,098,330	25,084,730
Warrants to purchase series A convertible preferred stock, issued and outstanding	7,600,000	7,600,000
Warrants to purchase series B convertible preferred stock, issued and outstanding	65,000,000	25,000,000
	233,377,570	192,311,770

Revenue recognition

Revenue for the year ended December 31, 2016, include a reduction in the amount of $1,299,963 for stock based fees paid to a client. See Note 6 - Stockholders’ Deficit – Series B Preferred Stock Warrants.

The Company offers InsPro EnterpriseTM on both a licensed and an ASP basis. An InsPro Enterprise software license entitles the purchaser a perpetual license to a copy of the InsPro Enterprise software installed at a single client location or hosted by InsPro Technologies. Alternatively, ASP hosting service enables a client to lease the InsPro Enterprise software, paying only for that capacity required to support their business. ASP and hosting clients access InsPro Enterprise installed on InsPro Technologies owned servers located at InsPro Technologies’ offices or at a third party’s site.

The Company’s software maintenance fees apply to both licensed and ASP clients. Maintenance fees cover periodic updates to the application and the InsPro Enterprise help desk.

F-10

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company’s consulting and implementation services are generally associated with the implementation of InsPro Enterprise for either an ASP or licensed client, and cover such activity as InsPro Enterprise installation, configuration, modification of InsPro Enterprise functionality, client insurance plan set-up, client insurance document design and system documentation. Professional services revenue also consists of post implementation activities for clients pertaining to their InsPro Enterprise installation.

The Company’s revenue is generally recognized under Accounting Standards Codification 985-605, Software Revenue Recognition. For software arrangements involving multiple elements, which are the sale of software licenses, professional services, ASP services and maintenance services, the Company allocates revenue to each element based on the specific objective evidence of selling price of each deliverable, which is based on prices charged when the element is sold separately. Software revenue accounted for under ASC 985-605 is recognized when persuasive evidence of an arrangement exists, the software is delivered in accordance with all terms and conditions of the customer contracts, the fee is fixed or determinable and collectability is probable. Revenue related to post-contract customer support (“PCS”), including technical support and unspecified when-and-if available software upgrades, is recognized ratably over the PCS term. Under ASC 985-605, if fair value does not exist for any undelivered element, revenue is not recognized until the earlier of (i) delivery of such element or (ii) when fair value of the undelivered element is established, unless the undelivered element is a service, in which case revenue is recognized as the service is performed once the service is the only undelivered element.

The Company recognizes revenue from software license agreements when persuasive evidence of an agreement exists, delivery of the software has occurred, the fee is fixed or determinable, and collectability is probable. The Company considers fees relating to arrangements with payment terms extending beyond one year to not be fixed or determinable and revenue for these arrangements is recognized as payments become due from the customer. In software arrangements that include more than one InsPro EnterpriseTM module, the Company allocates the total arrangement fee among the modules based on the relative fair value of each of the modules.

License revenue allocated to software products generally is recognized upon delivery of the products or deferred and recognized in future periods to the extent that an arrangement includes one or more elements to be delivered at a future date and for which fair values have not been established. Revenue allocated to maintenance agreements is recognized ratably over the maintenance term and revenue allocated to training and other service elements is recognized as the services are performed.

Effective August 18, 2015, the Company entered into a five year software and services reseller agreement (the “Reseller Agreement”) with an unaffiliated 3rd party (the “Reseller”) whereby the Company granted the Reseller the exclusive right to market InsPro Enterprise to prospective clients for their administration of long term care insurance products for an initial fee of $2,500,000 (the “Reseller Fee”). Pursuant to the Reseller Agreement, the Reseller Fee is fully or partially refundable to the Reseller in the event that the Company materially breaches the Reseller Agreement or the Company becomes insolvent, goes into liquidation or seeks protection under bankruptcy during the term of the Reseller Agreement (each a “Refund Event”). The Reseller Fee was fully refundable if a Refund Event occurred before August 31, 2016. A Refund Event did not occur as of December 31, 2016, and as a result the Company recognized $500,000 of Reseller Fee as revenue in the year ended December 31, 2016. The Company shall refund the following amounts to the Reseller if a Refund Event occurs between the following dates; $2,000,000 between September 1, 2016 and August 31, 2017, $1,500,000 between September 1, 2017 and August 31, 2018, and $1,000,000 between September 1, 2018 and August 31, 2019. As of December 31, 2016 the Company has recorded the $2,000,000 Reseller Fee in deferred revenue ($500,000 included in short term liabilities and $1,500,000 included in long term liabilities).

F-11

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The unearned portion of the Company’s revenue, which is revenue collected but not yet recognized as earned, has been included in the consolidated balance sheet as a liability for deferred revenue.

See Note 2 - Discontinued Operations - Revenue Recognition for Discontinued Operations.

Cost of revenues

Cost of revenues includes direct labor and associated costs for employees and independent contractors performing InsPro Enterprise™ design, development, implementation and testing together with customer management, training and technical support, as well as a portion of facilities costs. For the years ended December 31, 2016 and 2015, cost of revenues consisted of the following:

	For the Year Ended December 31,
	2016	2015

Compensation, employee benefits and related taxes	$7,519,551	$8,034,470
Professional fees	10,317,169	11,973,271
Depreciation	382,876	490,551
Rent, utilities, telephone and communications	443,348	486,976
Other cost of revenues	407,261	717,716

	$19,070,205	$21,702,984

Selling, general and administrative expenses

Selling, general and administrative expenses include all selling, marketing, and other expenses not classified as cost of revenues. The following table discloses selling, general and administrative expenses as reported in the statement of operations.

	For the Year Ended December 31,
	2016	2015

Compensation, employee benefits and related taxes	$3,337,346	$3,336,287
Advertising and other marketing	140,552	148,880
Depreciation	118,587	109,379
Rent, utilities, telephone and communications	405,032	364,569
Professional fees	709,383	927,623
Other general and administrative	762,666	1,212,826

	$5,473,566	$6,099,564

Advertising and other marketing

Advertising and other marketing costs are expensed as incurred and are reported in selling, general and administrative expenses. See the previous table under selling, general and administrative expenses for advertising and other marketing expenses reported in the statement of operations.

F-12

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations of credit risk

The Company maintains its cash and restricted cash in bank deposit accounts, which exceed the federally insured limits as provided through the Federal Deposit Insurance Corporation (“FDIC”). At December 31, 2016 and 2015, the Company had $3,195,018 and $3,398,293 of cash in United States bank deposits, of which $500,930 and $500,050 was federally insured and $2,694,088 and $2,898,243 was not federally insured, respectively

The following table lists the percentage of the Company’s accounts receivable balance from the Company’s InsPro Enterprise clients representing 10% or more of the accounts receivable balances as of the periods listed below.

	December 31, 2016	December 31, 2015

Client #1	30%	32%
Client #2	12%	17%
Client #3	13%	13%
Client #4	-	11%

The following table lists the percentage of the Company’s revenue earned from the Company’s InsPro Enterprise™ clients representing 10% or more of the revenue earned in each of the periods listed below.

	For the Year Ended December 31,
	2016	2015

Client #1	30%	28%
Client #2	16%	12%
Client #3	14%	-

Stock-based compensation

The Company accounts for stock based compensation transactions using a fair-value-based method and recognizes compensation cost for share-based payments to employees based on their grant-date fair value from the beginning of the fiscal period in which the recognition provisions are first applied.

Non-employee stock based compensation

The cost of stock based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, based on their grant-date fair value from the beginning of the fiscal period in which the recognition provisions are first applied.

F-13

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board ("FASB"), which are adopted by the Company as of the specified effective date. Unless otherwise discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s consolidated financial statements upon adoption.

In May 2014, the FASB issued Accounting Standards Update (“ASU”) ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASU 2014-09"), that outlines a comprehensive five-step revenue recognition model based on the principle that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In July 2015, the FASB approved a one-year deferral of the effective date of ASU 2014-09 to the beginning of 2018 for public companies, with an option that would permit companies to adopt the standard as early as the original effective date of 2017. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP. ASU 2014-09 may be adopted either retrospectively or on a modified retrospective basis whereby it would be applied to new contracts and existing contracts with remaining performance obligations as of the effective date, with a cumulative catch-up adjustment recorded to beginning retained earnings at the effective date for those contracts. The updated standard is effective for us in the first quarter of 2018 and we do not plan to early adopt. We have not yet selected a transition method and we are currently evaluating the effect that the updated standard will have on our consolidated financial statements and related disclosures.

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes”, which requires that all deferred tax liabilities and assets be classified as noncurrent amounts on the balance sheet. ASU 2015-17 will be effective for interim and annuals periods beginning after December 15, 2016 and may be applied prospectively or retrospectively. Early adoption of the standard is permitted. The new standard is effective for the Company at the beginning of fiscal year 2017. We are currently evaluating the impact of adopting this ASU on our consolidated financial statements and do not expect adoption to have a material impact.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) ("ASU 2016-02"), that requires all leases with a term greater than 12 months to be recognized on the balance sheet, while lease expenses would continue to be recognized in the statement of operations in a manner similar to current accounting guidance. The new standard establishes a right-of-use model (ROU) asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the statement of operations. ASU 2016-02 is effective for the Company at the beginning of fiscal year 2019 and early adoption is permitted. Entities must adopt ASU 2016-02 on a modified retrospective basis whereby it would be applied at the beginning of the earliest comparative year. The new standard is effective for us in the first quarter of 2019 and we do not plan to early adopt. We are currently evaluating the impact of the adoption of ASU 2016-02 on our consolidated financial statements. Effective December 31, 2016, our only lease with a term greater than 12 months is for our Radnor office, which will expire on March 31, 2017. We believe our current lease for our Eddystone office, which was extended for a 1 year term that expires on January 31, 2018, would continue to be accounted for as an operating lease under the new standard. We may enter into a new lease for office space, which may have a term greater than 12 months, in the future.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326).” For most financial assets, such as trade and other receivables, loans and other instruments, this standard changes the current incurred loss model to a forward-looking expected credit loss model, which generally will result in the earlier recognition of allowances for losses. The new standard is effective for the Company at the beginning of fiscal year 2019. Entities are required to apply the provisions of the standard through a cumulative-effect adjustment to retained earnings as of the effective date. We are currently evaluating the impact of the adoption of ASU 2016-02 on our consolidated financial statements.

F-14

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements - Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern”. Under US GAAP, continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity's liquidation becomes imminent. Preparation of financial statements under this presumption is commonly referred to as the going concern basis of accounting. If and when an entity's liquidation becomes imminent, financial statements should be prepared under the liquidation basis of accounting in accordance with Subtopic 205-30, Presentation of Financial Statements - Liquidation Basis of Accounting. Even when an entity's liquidation is not imminent, there may be conditions or events that raise substantial doubt about the entity's ability to continue as a going concern. In those situations, financial statements should continue to be prepared under the going concern basis of accounting, but the provisions in this ASU should be followed to determine whether to disclose information about the relevant conditions and events. ASU No. 2014-15 was effective for us as of December 31, 2016.

In March 2016, the FASB issued ASU 2016-09, “Improvements to Employee Share-Based Payment Accounting (Topic 718)”, which simplifies several aspects of the accounting for employee share-based payment transactions, including the accounting for the related income taxes, forfeitures, statutory tax withholding requirements and classification in the statement of cash flows. ASU 2016-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within those annual reporting periods. Early adoption is permitted. The new standard is effective for the Company at the beginning of fiscal year 2017. We are currently evaluating the impact of adopting this ASU on our consolidated financial statements and do not expect adoption to have a material impact.

In August 2016, the FASB issued ASU 2016-15, “Classification of Certain Cash Receipts and Cash Payments (Topic 230)”, which provides guidance for eight specific cash flow issues with the objective of reducing the existing diversity in practice. ASU 2016-15 is effective retrospectively for annual reporting periods beginning after December 15, 2017, including interim periods within those annual reporting periods. Early adoption is permitted. The new standard is effective for the Company at the beginning of fiscal year 2018. We are currently evaluating the impact of adopting this ASU on our consolidated financial statements and do not expect adoption to have a material impact.

Liquidity

During the year ended December 31, 2016, the Company’s net loss was $2,667,937 and cash used primarily to fund financing activities resulted in a net decrease in cash of $236,676. As of December 31, 2016, the Company had $3,161,617 of cash, a working capital deficit of $2,648,881 and the Company’s shareholder deficit was $3,789,060. During 2016 the Company implemented cost reduction initiatives, which resulted in the reduction of expenses in 2016 as compared to 2015. During the first quarter of 2017 the Company implemented additional cost reduction initiatives, which management believes will reduce expenses in 2017 as compared to 2016. The Company has obtained a $2,000,000 funding commitment from its largest stockholder Co-Investment Fund II, L.P., which is described in Note 11 – Subsequent Events.

Our liquidity needs for the next twelve months and beyond are principally for the funding of our operations, payments on capital leases and the purchase of property and equipment. Based on the forgoing, management believes the Company has sufficient funds to finance its operations over the next twelve months.

F-15

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 2 – DISCONTINUED OPERATIONS

The Company has classified its former telesales call center and external agent produced agency business as discontinued operations. During the first quarter of 2009, the Company ceased the direct marketing and sale of health and life insurance and related products to individuals and families in its telesales call center. The Company also determined to discontinue selling health and life insurance and related products to individuals and families through its non-employee agents. On February 20, 2009, the Company entered into and completed the sale of the agency business to an unaffiliated third party, pursuant to the terms of a client transition agreement.

Revenue Recognition for Discontinued Operations

Our discontinued operations generate revenue primarily from transition policy commissions pursuant to the client transition agreement and renewal commissions paid to the Company by insurance companies based upon the insurance policies sold to consumers by the Company’s telesales call center.

We recognize commissions and other revenue from carriers after we receive notice that the insurance carrier has received payment of the related premium. The Company recognizes as revenue commission payments received in connection with the client transition agreement upon the Company’s notification of such amounts.

The financial position of discontinued operations was as follows:

	December 31, 2016	December 31, 2015

Accounts receivable	$8,636	$15,212
Net current assets of discontinued operations	$8,636	$15,212

The results of discontinued operations do not include any allocated or common overhead expenses. The results of operations of discontinued operations were as follows:

	For the Year Ended December 31,
	2016	2015
Revenues:
Commission and other revenue from carriers	$10,016	$18,499
Transition policy commission pursuant to the Agreement	88,006	165,044

	98,022	183,543

Operating expenses:
Other general and administrative	27,867	27,746

	27,867	27,746

Income from discontinued operations	$70,155	$155,797

F-16

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	Useful Life (Years)	December 31, 2016	December 31, 2015
Computer equipment and software	3	$4,419,412	$4,152,927
Office equipment	4.6	158,732	158,732
Office furniture and fixtures	6.7	189,857	189,857
Leasehold improvements	5.4	94,620	94,620
		4,862,621	4,596,136

Less accumulated depreciation		(4,349,661)	(3,848,199)

		$512,960	$747,937

The following table discloses depreciation expense as reported in the statement of operations.

	For the Year Ended December 31,
	2016	2015

Depreciation included in cost of revenues	$382,876	$490,551
Depreciation included in selling, general and administrative	118,587	109,379
Total depreciation	$501,463	$599,930

NOTE 4 – NOTES PAYABLE

Notes payable at December 31, 2016, consist of two notes payable for insurance premium financing on two of the Company’s insurance policies. The first note commenced on April 28, 2016, has an annual interest rate of 8.75% and consists of 11 monthly payments of principal and interest of $7,456 per month commencing on May 28, 2016 and ending on March 28, 2017. The second note commenced on May 3, 2016, has an annual interest rate of 7.99% and consists of 11 monthly payments of principal and interest of $4,358 per month commencing on June 3, 2016 and ending on April 3, 2017.

Notes payable at December 31, 2015, consist of two notes payable for insurance premium financing on two of the Company’s insurance policies. The first note commenced on April 28, 2015, has an annual interest rate of 7.50% and consists of 11 monthly payments of principal and interest of $7,566 per month commencing on May 28, 2015 and ending on March 28, 2016. The second note commenced on May 3, 2015, has an annual interest rate of 7.99% and consists of 11 monthly payments of principal and interest of $4,396 per month commencing on June 3, 2015 and ending on April 3, 2016.

F-17

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 5 – RELATED PARTY TRANSACTIONS

September 2015 Private Placement

On September 18, 2015, the Company completed a private placement (the “Private Placement”) with certain accredited investors (collectively the “Investors”), including The Co-Investment Fund II, L.P., which hold more than 5% of our common stock (“Co-Investment”) and Donald Caldwell, who is the CEO and chairman of the board of directors of the Company and managing partner of Co-Investment; Edmond Walters, who is a director of the Company, and Azeez Enterprises, LP, which is affiliated with Michael Azeez, who is a director of the Company, for an aggregate of 1,163,141 shares of our Series B Convertible Preferred Stock and warrants to purchase 11,631,410 shares of our common stock (the “2015 Warrants”). The Company sold to the Investors 1,163,141 units (“Units”) at a per Unit price of $3.00, for an aggregate total investment of $3,489,423, and each unit consisted of one share of Series B Convertible Preferred Stock and a warrant to purchase 10 shares of our Common Stock at an initial exercise price of $0.15 per share (“Warrant Shares”), subject to adjustment pursuant to the terms of a securities purchase agreement (the “Purchase Agreement”). The Company intends to use the net proceeds of the Private Placement for working capital purposes. See Note 6 - Shareholders’ Deficit – Series B Preferred Stock and Common Stock Warrants. In the Private Placement the Company issued; 696,475 shares of Series B Preferred Stock and a warrant to purchase 6,964,750 shares of our Common Stock to Co-Investment, 166,666 shares of Series B Preferred Stock and a warrant to purchase 1,666,660 shares of our Common Stock to Edmond Walters, 150,000 shares of Series B Preferred Stock and a warrant to purchase 1,500,000 shares of our Common Stock to Azeez Enterprises, and 150,000 shares of Series B Preferred Stock and a warrant to purchase 1,500,000 shares of our Common Stock to an unrelated third party.

The Company agreed, pursuant to the terms of the Purchase Agreement, that for a period of 90 days after the effective date (the “Initial Standstill”) of the Purchase Agreement, the Company shall not, subject to certain exceptions, offer, sell, grant any option to purchase, or otherwise dispose of any equity securities or equity equivalent securities, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, capital stock and other securities of the Company. In addition, pursuant to the Purchase Agreement, the Company was permitted to sell up to an additional 1,000,000 Units to Independence Blue Cross within 90 days following the Closing on substantially the same terms and conditions described above and as set forth in the Purchase Agreement.

The Purchase Agreement also provides for a customary participation right for the Investors, subject to certain exceptions and limitations, which grants the Investors the right to participate in any future capital raising financings of the Company occurring from the effective date of the Purchase Agreement until 24 months after the effective date of the Purchase Agreement. The Investors may participate in such financings at a level based on the Investors’ ownership percentage of the Company on a fully-diluted basis prior to such financing.

Secured Convertible Promissory Note to Co-Investment Fund II, LP.

On January 30, 2015, the Company and InsPro LLC issued a Secured Convertible Promissory Note (“Note”) to Co-Investment, pursuant to a Secured Convertible Promissory Note Purchase Agreement (the “Note Purchase Agreement”). In connection with the Note Purchase Agreement, the Company, InsPro LLC (collectively the “Borrowers”) and Co-Investment entered into a Security Agreement (the “Security Agreement”, and together with the Note and the Note Purchase Agreement, the “Financing Agreements”). Pursuant to the terms and subject to the conditions set forth in the Financing Agreements, Co-Investment provided a loan in the amount of $1,000,000 (“Loan”) to the Company and InsPro LLC, which is secured by all assets of the Company and InsPro LLC other than copyright applications, copyright registration, patents, patent applications, trademarks, services markets and other intellectual property (“Collateral”). Pursuant to the Note, interest in the amount of 8% per annum, calculated on a 365 or 366 day year, as the case may be, and the principal amount of $1,000,000 and accrued interest will be paid on or before June 30, 2016. Co-Investment has the right to convert principal and accrued interest into the equity securities of the Company in the event that the Company issues and sells equity securities to investors on or before the repayment in full of the Note in an equity financing resulting in gross proceeds to the Company of at least $1,000,000.

F-18

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 5 – EQUITY TRANSACTIONS AND LOANS FROM RELATED PARTIES (continued)

Pursuant to the Security Agreement, the Borrowers shall not, without Co-Investment’s prior consent, sell, lease or otherwise dispose of any equipment or fixtures constituting Collateral. In addition, the Borrowers will furnish Co-Investment with such information and documents regarding the Collateral and their financial condition, business, assets and liabilities as is reasonably requested by Co-Investment.

In connection with the Financing Agreements, Co-Investment entered into a Subordination Agreement (“Subordination Agreement”) with SVB, the terms of such agreement were approved by the Company, InsPro LLC and Atiam Technologies L.P. Pursuant to the Subordination Agreement, Co-Investment agreed, among other things, that all obligations under the Loan Agreement and any other obligations to SVB would be senior to the outstanding indebtedness under the Financing Agreements.

On March 27, 2015, the Borrowers issued a second Secured Convertible Promissory Note (the “Second Note”) in the amount of $1,000,000 to Co-Investment pursuant to a second Secured Convertible Promissory Note Purchase Agreement (the “Second Note Purchase Agreement”). The terms of the Second Note are essentially identical to the terms of the Note and the terms of the Second Note Purchase Agreement are essentially identical to the terms of the Note Purchase Agreement.

Pursuant to the terms of the Purchase Agreement, the Company and Co-Investment agreed that, effective at the closing of the Private Placement on September 18, 2015, (i) the Note and Second Note (collectively, “Notes”) were amended such that the entire principal amount of the Notes plus accrued interest as of the closing was converted into 696,475 Units that consisted of 696,475 shares of Series B Preferred Stock and a warrant to purchase 6,964,750 shares of our Common Stock , (ii) the Notes were converted in accordance with the terms thereof by the issuance of the Units to Co-Investment under the Purchase Agreement, (iii) all amounts owed to Co-Investment by the Company under borrowings by the Company, whether evidenced orally or in writing, including without limitation, the Notes and any unpaid principal balance, any interest owed and any penalties or additional fees owed to Co-Investment (collectively, “Existing Indebtedness”), was fully paid and satisfied by the Company, and the Existing Indebtedness was cancelled, and (iv) the Notes and any other agreements entered into in connection with the Notes were amended to give effect to the foregoing.

Loan Payable to Related Party

On March 17, 2015, the Company received a loan from Edmond Walters, a current director of the Company, in the amount of $500,000 (the “Walters Loan”). The Walters Loan was a pre-payment by Mr. Walters in connection with any future issuance of equity securities of the Company, and is convertible into equity securities of the Company in connection with any such future issuance of equity securities as agreed to by the Company and Mr. Walters. The Loan from Mr. Walters is refundable to Mr. Walters on demand, without interest, if the Company does not consummate an equity financing within a time period to be determined by the Company and Mr. Walters.

Pursuant to the terms of the Purchase Agreement, the Company and Edmond Walters agreed that, effective at the closing on September 18, 2015, (i) the Walters Loan was converted by the issuance of the 166,666 Units that consisted of 166,666 shares of Series B Preferred Stock and a warrant to purchase 1,666,660 shares of our Common Stock to Edmond Walters under the Purchase Agreement, (ii) all amounts owed to Edmond Walters by the Company under borrowings by the Company, whether evidenced orally or in writing, including without limitation, the Walters Loan and any unpaid principal balance, any interest owed and any penalties or additional fees owed to Edmond Walters (collectively, “Walters Existing Indebtedness”), was fully paid and satisfied by the Company, and the Walters Existing Indebtedness was cancelled, and (iii) the Walters Loan and any agreements entered into in connection with the Loan were amended to give effect to the foregoing.

F-19

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 5 – EQUITY TRANSACTIONS AND LOANS FROM RELATED PARTIES (continued)

IBC Private Placement

On October 6, 2015, the Company entered into and completed a private placement (the “IBC Private Placement”) with Independence Blue Cross, LLC, a Pennsylvania limited liability company, which hold more than 5% of our common stock ( “IBC”), for an aggregate of 333,333 shares of its Series B Preferred Stock and a warrant (the “IBC Warrant”) to purchase 3,333,330 shares of the Company’s Common Stock, pursuant to the terms of a securities purchase agreement (the “IBC Purchase Agreement”).

Pursuant to the IBC Purchase Agreement, the Company agreed to sell to IBC 333,333 Units in the IBC Private Placement at a per Unit purchase price equal to $3.00. Each Unit sold in the IBC Private Placement consisted of one share of Series B Preferred Stock and an IBC Warrant to purchase ten shares of Common Stock at an initial exercise price of $0.15 per share, subject to adjustment. The gross proceeds from the closing of the IBC Private Placement were $999,999 and the Company intends to use the net proceeds of the Private Placement for working capital purposes.

The Company also agreed, pursuant to the terms of the IBC Purchase Agreement, that for a period of 90 days after the effective date of the Purchase Agreement, the Company shall not, subject to certain exceptions, offer, sell, grant any option to purchase, or otherwise dispose of any equity securities or equity equivalent securities, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, capital stock and other securities of the Company.

The IBC Purchase Agreement also provides for a customary participation right for the Investor, subject to certain exceptions and limitations, which grants the Investor the right to participate in any future capital raising financings of the Company occurring from the effective date of the Purchase Agreement until 24 months after the effective date of the Purchase Agreement. IBC may participate in such financings at a level based on the Investor’s ownership percentage of the Company on a fully-diluted basis prior to such financing.

NOTE 6 – SHAREHOLDERS’ (DEFICIT) EQUITY

Common Stock

As of December 31, 2016 and 2015, the Company was authorized to issue 500,000,000 shares of common stock with a par value of $0.001 per share (“Common Stock”). As of December 31, 2016 and 2015, the Company had 41,543,655 shares of its Common Stock issued and outstanding.

F-20

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 6 – SHAREHOLDERS’ DEFICIT (continued)

The Company has reserved shares of Common Stock, on an as-if-converted basis, as follows:

	December 31, 2016	December 31, 2015

Exercise of options issued and outstanding to purchase common stock	4,000,000	2,975,000
Issuance of common shares available under the 2010 Equity Compensation Plan	24,996,980	26,021,980
Exercise of warrants issued and outstanding to purchase common stock	25,098,330	25,084,730
Conversion of series A convertible preferred stock issued and outstanding into common stock	25,535,000	25,535,000
Exercise of warrants to purchase series A convertible preferred stock issued and outstanding and converted into common stock	7,600,000	7,600,000
Conversion of series B convertible preferred stock issued and outstanding into common stock	106,144,240	106,117,040
Exercise of warrants to purchase series B convertible preferred stock issued and outstanding and converted into common stock	65,000,000	25,000,000

Total common stock reserved for issuance	258,374,550	218,333,750

The above table includes common stock reserved for non-exercisable stock options and common stock reserved for the issuance of stock options in the future under the Company’s 2010 Equity Compensation Plan.

Series A Convertible Preferred Stock

As of December 31, 2016 and 2015, the Company’s board of directors has designated 3,437,500 shares of Series A Convertible Preferred Stock with a par value of $0.001 per share (“Series A Preferred Stock”). As of December 31, 2016 and 2015, the Company had 1,276,750 shares of its Series A Preferred Stock issued and outstanding. As of December 31, 2016 and 2015, the Company has reserved 380,000 shares of Series A Preferred Stock for the exercise of warrants issued and outstanding to purchase its Series A Preferred Stock.

The Series A Preferred Stock is entitled to vote as a single class with the holders of the Company’s common stock, with each share of Series A Preferred Stock having the right to 20 votes. Upon the liquidation, sale or merger of the Company, each share of Series A Preferred Stock is entitled to receive an amount equal to the greater of (A) a liquidation preference equal to two and a half (2.5) times the Series A Preferred Stock original issue price or $12,767,500, subject to certain customary adjustments, or (B) the amount such share of Series A Preferred Stock would receive if it participated pari passu with the holders of common stock on an as-converted basis. The liquidation preference is calculated by taking the product of the issued and outstanding shares of Series A Preferred stock times $10.00. Each share of Series A Preferred Stock becomes convertible into 20 shares of common stock, subject to adjustment and at the option of the holder of the Series A Preferred Stock. For so long as any shares of Series A Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the Series A Preferred Stock is required to approve (Y) any amendment to the Company’s certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Series A Preferred Stock or (Z) any amendment to the Company’s certificate of incorporation to create any shares of capital stock that rank senior to the Series A Preferred Stock. In addition to the voting rights described above, for so long as 1,000,000 shares of Series A Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares of Series A Preferred Stock is required to effect or validate any merger, sale of substantially all of the assets of the Company or other fundamental transaction, unless such transaction, when consummated, will provide the holders of Series A Preferred Stock with an amount per share equal to two and a half (2.5) times the Series A Preferred Stock original issue price or $12,767,500 in aggregate for all issued and outstanding Series A Preferred Stock.

F-21

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 6 – SHAREHOLDERS’ DEFICIT (continued)

Series B Convertible Preferred Stock

As of December 31, 2016 and 2015, the Company’s board of directors has designated 11,000,000 shares of Series B Convertible Preferred Stock with a par value of $0.001 per share (“Series B Preferred Stock”). As of December 31, 2016 and 2015, the Company had 5,307,212 and 5,305,852 of its Series B Preferred Stock issued and outstanding, respectively. As of December 31, 2016 and 2015, the Company has reserved 1,250,000 and 1,170.000 shares of Series B Preferred Stock for the exercise of warrants issued and outstanding to purchase its Series B Preferred Stock, respectively.

The Series B Preferred Stock is entitled to vote as a single class with the holders of the Company’s common and preferred stock, with each share of Series B Preferred Stock having the right to 20 votes. Upon the liquidation, sale or merger of the Company, each share of Preferred Stock is entitled to receive an amount equal to the greater of (A) a liquidation preference equal to the Series B Preferred Stock original issue price or $15,921,636 and $15,917,556 as of December 31, 2016 and 2015, respectively, subject to certain customary adjustments, or (B) the amount such share of Series B Preferred Stock would receive if it participated pari passu with the holders of common and preferred stock on an as-converted basis. The liquidation preference is calculated by taking the product of the issued and outstanding shares of Series B Preferred stock times $3.00. Each share of Series B Preferred Stock becomes convertible into 20 shares of common stock, subject to adjustment and at the option of the holder of the Series B Preferred Stock. For so long as any shares of Series B Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the Series B Preferred Stock is required to approve (Y) any amendment to the Company’s certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Series B Preferred Stock or (Z) any amendment to the Company’s certificate of incorporation to create any shares of capital stock that rank senior to the Series B Preferred Stock. In addition to the voting rights described above, for so long as 1,000,000 shares of Series B Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares of Series B Preferred Stock is required to effect or validate any merger, sale of substantially all of the assets of the Company or other fundamental transaction, unless such transaction, when consummated, will provide the holders of Series B Preferred Stock with an amount per share equal the Series B Preferred Stock original issue price in aggregate for all issued and outstanding Series B Preferred Stock.

2015

On September 18, 2015, pursuant to the Purchase Agreement, the Company sold to the investors 1,163,141 Units in the Private Placement at a per Unit purchase price equal to $3.00. Each Unit sold in the Private Placement consisted of one share of Series B Preferred Stock and a warrant to purchase ten shares of Common Stock at an initial exercise price of $0.15 per share, subject to adjustment. See Note 5 – Equity Transactions and Loans from Related Parties – September 2015 Private Placement.

The Company allocated $364,928 of the $3,489,423 proceeds received as a result of the Private Placement, which represent the fair value of the Warrant Shares, to additional paid in capital using a Black-Scholes option pricing model with the following assumptions: expected volatility of 422%, a risk-free interest rate of 0.10%, an expected term of 2.1 years and 0% dividend yield. The remaining $3,124,495 of the proceeds received was allocated to the Series B Preferred Stock less $13,013 of legal expenses incurred as a result of the September 2015 Private Placement.

On October 6, 2015, pursuant to the IBC Purchase Agreement, the Company sold to IBC 333,333 Units in the IBC Private Placement at a per Unit purchase price equal to $3.00. Each Unit sold in the IBC Private Placement consisted of one share of Series B Preferred Stock and a warrant to purchase ten shares of Common Stock at an initial exercise price of $0.15 per share, subject to adjustment. See Note 5 – Equity Transactions and Loans from Related Parties – IBC Private Placement.

F-22

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 6 – SHAREHOLDERS’ DEFICIT (continued)

The Company allocated $132,382 of the $999,999 proceeds received as a result of the Private Placement, which represent the fair value of the IBC Warrant shares, to additional paid in capital using a Black-Scholes option pricing model with the following assumptions: expected volatility of 397%, a risk-free interest rate of 0.70%, an expected term of 2.1 years and 0% dividend yield. The remaining $867,617 of the proceeds received was allocated to the Series B Preferred Stock.

2016

On February 2, 2016 the Company filed a registration statement for a rights offering on Form S-1/A, which the Commission declared effective on February 5, 2016, to distribute to shareholders excluding residents of Arizona and California at no charge, one non-transferable subscription right for each 16,615 shares of our Common Stock, 831 shares of our Series A Preferred Stock and 830 shares of our Series B Preferred Stock owned as of January 31, 2016 (the “Record Date”), either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks, or other nominees on shareholders’ behalf, as a beneficial owner of such shares. If the rights offering was fully subscribed the gross proceeds from the rights offering would have been approximately $2.5 million. This rights offering was designed to give all of the holders of the Company’s capital stock the opportunity to participate in an equity investment in the Company on the same economic terms as the Private Placement.

The basic subscription right entitled the holder to purchase one unit (“Subscription Unit”) at a subscription price of $240. A Subscription Unit consisted of 80 shares of Series B Preferred Stock and a warrant to purchase 800 shares of Common Stock that expires on November 20, 2017 at an exercise price of $0.15 per share. In the event that a holder of a Subscription Unit purchased all of the basic Subscription Units available to the holder then pursuant to their basic subscription right, the holder had the option to choose to subscribe for a portion of any Subscription Units that were not purchased by all other holders of Subscription Units through the exercise of their basic subscription rights.

Effective with the expiration of the subscription rights, which occurred on March 14, 2016, holders of subscription rights exercised in aggregate 17 basic subscription rights and 0 over subscription rights for a total 17 Subscription Units. The Company received $4,080 in gross proceeds as a result of the exercise of Subscription Units. As a result of the exercise of 17 Subscription Units the Company issued effective on March 14, 2016 in aggregate 1,360 shares of Series B Preferred Stock and of warrants to purchase in aggregate 13,600 shares of Common Stock that expires on November 20, 2017 at an exercise price of $0.15 per share (the “2016 Warrants”). Effective with the expiration of the subscription rights all unexercised subscription rights expired.

The Company allocated $451 of the $4,080 proceeds received as a result of the rights offering, which represent the fair value of the 2016 Warrants, to additional paid in capital using a Black-Scholes option pricing model with the following assumptions: expected volatility of 259%, a risk-free interest rate of 0.51%, an expected term of 1.7 years and 0% dividend yield. The remaining $3,629 of the proceeds received was allocated to the Series B Preferred Stock.

Stock Options

2015

During 2015, options to purchase 4,450,000 shares of the Company’s Common Stock, which were previously granted to directors and current and former employees of the Company, expired in accordance with the terms of such options.

F-23

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 6 – SHAREHOLDERS’ DEFICIT (continued)

On March 27, 2015, the Company granted to an executive of the Company an option to purchase a total of 200,000 shares of the Company’s Common Stock, which vests as follows: 66,666 shares of Common Stock on March 27, 2016 and 66,667 shares of Common Stock on March 27 of each of 2017 and 2018. This option has a five year term and an exercise price of $0.10 per share, which exceeded the $0.067 closing price of one share of the Company’s Common Stock as quoted on the OTCBB on March 27, 2015. The fair value of the option granted was estimated on the date of the grant to be $14,000 using the Black-Scholes option-pricing model based on the following assumptions: expected volatility: 792%, risk-free interest rate: 0.12%, expected life in years: 5 based on the contract life of the option grant, and assumed dividend yield: 0%. The Company recorded compensation expense pertaining to this option in salaries, commission and related taxes of $3,565 in the year ended December 31, 2015.

On November 13, 2015, the Company granted to an executive of the Company an option to purchase a total of 500,000 shares of the Company’s Common Stock, which vests as follows: 125,000 shares of Common Stock on March 13 of each year from 2016 through 2018. This option has a five year term and an exercise price of $0.10 per share, which exceeded the $0.032 closing price of one share of the Company’s Common Stock as quoted on the OTCBB on November 13, 2015. The fair value of the option granted was estimated on the date of the grant to be $16,000 using the Black-Scholes option-pricing model based on the following assumptions: expected volatility: 778%, risk-free interest rate: 0.3%, expected life in years: 5 based on the contract life of the option grant, and assumed dividend yield: 0%. The Company recorded compensation expense pertaining to this option in salaries, commission and related taxes of $1,600 in the year ended December 31, 2015.

The Company recorded compensation expense pertaining to employee stock options and warrants in salaries, commission and related taxes of $500,739 for the year ended December 31, 2015, which included $125,667 of expense pertaining to stock options, $133,381 of expense pertaining to warrants to purchase Series A Preferred Stock, $51,200 of expense pertaining to warrants to purchase Series B Preferred Stock, and $190,491 of expense pertaining to an amended and restated warrant to purchase Series A Preferred Stock. See Note 6 – Stockholders Deficit – Series A Preferred Stock warrants and Series B Preferred Stock warrants.

2016

On March 31, 2016, the Company granted two executives of the Company options to purchase a total of 1,000,000 shares of the Company’s Common Stock, which vest as follows: 250,000 shares of Common Stock on March 31 of each year from 2017 to 2020. Such options have a five year term and an exercise price of $0.10 per share, which exceeded the $0.04 closing price of one share of the Company’s Common Stock as quoted on the OTCBB on March 31, 2016. The fair value of the options granted was estimated on the date of the grant to be $40,000 using the Black-Scholes option-pricing model based on the following assumptions: expected volatility: 724%, risk-free interest rate: 0.38%, expected life in years: 5 based on the contract life of the option grant, and assumed dividend yield: 0%. The Company recorded compensation expense pertaining to these options in salaries, commission and related taxes of $7,500 in the year ended December 31, 2016.

On May 20, 2016, the Company granted to an executive of the Company options to purchase a total of 500,000 shares of the Company’s Common Stock, which vest as follows: 125,000 shares of Common Stock on May 20 of each year from 2017 to 2020. Such options have a five year term and an exercise price of $0.10 per share, which exceeded the $0.04 closing price of one share of the Company’s Common Stock as quoted on the OTCBB on May 20, 2016. The fair value of the options granted was estimated on the date of the grant to be $16,000 using the Black-Scholes option-pricing model based on the following assumptions: expected volatility: 710%, risk-free interest rate: 0.32%, expected life in years: 5 based on the contract life of the option grant, and assumed dividend yield: 0%. The Company recorded compensation expense pertaining to these options in salaries, commission and related taxes of $2,664 in the year ended December 31, 2016.

F-24

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 6 – SHAREHOLDERS’ DEFICIT (continued)

During the year ended December 31, 2016, 475,000 options, which were previously granted to directors and a former employee of the Company, expired in accordance with the terms of such stock options.

The Company recorded compensation expense pertaining to employee stock options and warrants in the amount of $222,142 for the year ended December 31, 2016, which included $74,762 of expense pertaining to stock options and $147,380 of expense pertaining to the amendment of warrants to purchase Series A Preferred Stock. See Note 6 – Stockholders Deficit – Series A Preferred Stock Warrants.

The value of equity compensation expense not yet expensed pertaining to unvested equity compensation was $138,694 as of December 31, 2016, which will be recognized over a weighted average 2.6 years in the future.

As of December 31, 2016, there were 30,000,000 shares of our Common Stock authorized to be issued under the 2010 Equity Compensation Plan, of which 24,996,980 shares of our common stock remain available for future stock option grants.

A summary of the Company’s outstanding stock options as of and for the years ended December 31, 2016 and 2015 are as follows:

	Number	Weighted		Weighted
	Of Shares	Average	Weighted	Average	Aggregate
	Underlying	Exercise	Average	Remaining	Intrinsic
	Options	Price	Fair Value	Contractual Life	Value (1)
				(in years)
Outstanding at December 31, 2014	6,725,000	$0.46	$0.30	1.66	$-

For the period ended December 31, 2015
Granted	700,000	0.10	0.07
Exercised	-	-	-
Expired	(4,450,000)	0.10	0.10

Outstanding at December 31, 2015	2,975,000	0.90	0.54	2.53	0.00

For the period ended December 31, 2016
Granted	1,500,000	0.10	0.04
Exercised	-	-	-
Expired	(475,000)	3.58	2.94

Outstanding at December 31, 2016	4,000,000	$0.10	$0.06	-	$-

Outstanding and exercisable at December 31, 2016	1,516,666	$0.10	$0.10	3.44	$-

(1)	The aggregate intrinsic value is based on the $0.0375 closing price as of December 31, 2016 for the Company’s Common Stock.

Common Stock Warrants

2015

During 2015, warrants to purchase 35,353,790 shares of the Company’s Common Stock expired in accordance with the terms of such warrants.

F-25

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 6 – SHAREHOLDERS’ DEFICIT (continued)

The 2015 Warrants provide that the holders thereof shall have the right at any time prior to the earlier of (i) ten business days’ after the Company has properly provided written notice to all such holders of a Call Event (as defined below) and (ii) November 20, 2017, to acquire up to a total of 11,631,410 shares of Common Stock of the Company upon the payment of $0.15 per Share (the “Exercise Price”). See Note 5 – Equity Transactions and Loans from Related Parties – September 2015 Private Placement.

The IBC Warrant provides that the holders thereof shall have the right at any time prior to the earlier of (i) ten business days’ after the Company has properly provided written notice to all such holders of a Call Event and (ii) November 20, 2017, to acquire up to a total of 3,333,330 shares of Common Stock of the Company (each an “IBC Warrant Share”) upon the payment of $0.15 per Warrant Share (the “Exercise Price”). The Company also has the right upon a Call Event to call the outstanding IBC Warrant, in which case such IBC Warrant will expire if not exercised within ten business days thereafter. See Note 5 – Equity Transactions and Loans from Related Parties – IBC Private Placement.

The Company also has the right, at any point after which the volume weighted average trading price per share of the Common Stock for a minimum of 20 consecutive trading days is equal to at least eight times the Exercise Price per share, provided that certain other conditions have been satisfied (a “Call Event”), to call the outstanding 2015 Warrants and IBC Warrant, in which case such 2015 Warrants and IBC Warrant will expire if not exercised within ten business days thereafter.

The Company determined the 2015 Warrants and the IBC Warrant qualify for a scope exception under ASC 815 as they were determined to be indexed to the Company’s stock.

2016

On March 14, 2016, the 2016 Warrants were issued in connection with the rights offering. See Note 6 – Stockholders Deficit – Series B Convertible Preferred Stock. The Company determined the 2016 Warrants qualify for a scope exception under ASC 815 as they were determined to be indexed to the Company’s stock.

A summary of the status of the Company's outstanding common stock warrants as of and for the years ended December 31, 2016 and 2015 are as follows:

		Weighted
	Common	Average
	Stock	Exercise
	Warrants	Price

Outstanding and exercisable at December 31, 2014	45,473,780	$0.15

For the year ended December 31, 2015
Issued	14,964,740	0.15
Exercised	-	-
Expired	(35,353,790)	0.15
Outstanding and exercisable at December 31, 2015	25,084,730	0.15

For the year ended December 31, 2016
Issued	13,600	0.15
Exercised	-	-
Expired	-	-
Outstanding and exercisable at December 31, 2016	25,098,330	$0.15

Outstanding common stock warrants at December 31, 2016, have a weighted average remaining contractual life of 0.9 years.

F-26

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 6 – SHAREHOLDERS’ DEFICIT (continued)

Series A Preferred Stock warrants

2015

On March 27, 2015, the Company granted to two executives of the Company warrants to purchase a total of 160,000 shares of the Company’s Series A Preferred Stock, which in total vests as follows: 40,000 shares of Series A Preferred Stock on March 27 of each year from 2016 through 2019. These warrants each have a five year term and an exercise price of $4.00 per share. The fair value of these warrants granted were estimated on the date of the grant to be $224,000 using the Black-Scholes option-pricing model based on the following assumptions: expected volatility: 768%, risk-free interest rate: 0.12%, expected life in years: 5 based on the contract life of the warrant grant, and assumed dividend yield: 0%. During the year ended December 31, 2015, one of the two executives resigned and warrants to purchase a total of 80,000 shares of the Company’s Series A Preferred Stock expired in accordance with the terms of such warrants. The Company recorded compensation expense pertaining to these warrants in salaries, commission and related taxes of $133,381 in the year ended December 31, 2015.

2016

On March 31, 2016, the Company amended and restated a warrant to purchase a total of 150,000 shares of the Company’s Series A Preferred Stock originally granted to Mr. Robert J. Oakes on August 18, 2010, and also amended and restated a warrant to purchase a total of 150,000 shares of the Company’s Series A Preferred Stock originally granted to Mr. Anthony R. Verdi on September 14, 2011 (collectively the “Original Warrants”). Immediately prior to March 31, 2016, the Original Warrants had an expiration date of September 14, 2016 and the Original Warrants were amended and restated to have an expiration date of September 14, 2017 (as amended, the “Amended and Restated Warrants”). The Amended and Restated Warrants are fully exercisable and have an exercise price of $4.00 per share. The fair value of the amendment to the Amended and Restated Warrants was estimated on the date of the amendment to be the difference between the value of the Amended and Restated Warrants immediately before and after the change in the expiration date. The fair value of the Amended and Restated Warrants was estimated on the date of the amendment before the change in the expiration date to be $2,224 using the Black-Scholes option-pricing model based on the following assumptions: expected volatility: 111%, risk-free interest rate: 0.38%, expected life in years: 0.5 based on the contract life of the warrant grant, and assumed dividend yield: 0%. The fair value of the Amended and Restated Warrants was estimated on the date of the amendment after the change in the expiration date to be $149,605 using the Black-Scholes option-pricing model based on the following assumptions: expected volatility: 263%, risk-free interest rate: 0.38%, expected life in years: 1.5 based on the contract life of the warrant grant, and assumed dividend yield: 0%. The Company recorded compensation expense pertaining to the Amended and Restated Warrant in salaries, commission and related taxes of $147,380 in the year ended December 31, 2016.

Outstanding warrants to purchase the Company’s Series A Preferred Stock at December 31, 2016, have a remaining contractual life of 0.7 years.

F-27

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 6 – SHAREHOLDERS’ DEFICIT (continued)

A summary of the status of the Company's outstanding Series A Preferred Stock warrants as of and for the years ended December 31, 2016 and 2015 are as follows:

		Weighted
	Preferred	Average
	Stock	Exercise
	Warrants	Price

Outstanding and exercisable at December 31, 2014	300,000	$4.00

For the year ended December 31, 2015
Granted	160,000	4.00
Exercised	-	-
Expired	(80,000)	-
Outstanding and exercisable at December 31, 2015	380,000	4.00

For the year ended December 31, 2016
Granted	-	-
Exercised	-	-
Expired	-	-
Outstanding and exercisable at December 31, 2016	380,000	$4.00

Series B Preferred Stock Warrants

2015

On November 13, 2015, the Company granted to two executives of the Company warrants to purchase a total of 80,000 shares of the Company’s Series B Preferred Stock, which were immediately exercisable. These warrants each have a five year term and an exercise price of $3.00 per share. The fair value of these warrants granted were estimated on the date of the grant to be $51,200 using the Black-Scholes option-pricing model based on the following assumptions: expected volatility: 778%, risk-free interest rate: 0.3%, expected life in years: 5 based on the contract life of the warrant grant, and assumed dividend yield: 0%. The Company recorded compensation expense pertaining to these warrants in salaries, commission and related taxes of $51,200 in the year ended December 31, 2015.

2016

On April 4, 2016, the Company entered into an agreement with an existing client, which among other things, included a provision that the Company issue a warrant to the client to purchase 2,000,000 shares of the Company’s Series B Preferred Stock, which is immediately exercisable (the “2016 Series B Warrants”). The 2016 Series B Warrants have a three year term, a cashless exercise provision and an exercise price of $3.00 per share. On May 4, 2016 the Company issued the 2016 Series B Warrant to the client. The fair value of the 2016 Series B Warrants was estimated on April 4, 2016, which was the date of the agreement with the client, to be $1,299,963 using the Black-Scholes option-pricing model based on the following assumptions: expected volatility: 503%, risk-free interest rate: 0.38%, expected life in years: 3 based on the contract life of the 2016 Series B Warrants, and assumed dividend yield: 0%. The Company determined the 2016 Series B Warrants qualify for a scope exception under ASC 815 as they were determined to be indexed to the Company’s stock. The Company recorded the fair value of the 2016 Series B Warrant as an increase to additional paid in capital and a reduction to revenue in the nine months ended September 30, 2016, in the amount of $1,299,963.

Outstanding Series B Warrants at December 31, 2016, have a remaining contractual life of 2.5 years.

F-28

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 6 – SHAREHOLDERS’ DEFICIT (continued)

A summary of the status of the Company's outstanding Series B Warrants as of and for the period ended December 31, 2016, are as follows:

		Weighted
	Preferred	Average
	Stock	Exercise
	Warrants	Price

Outstanding and exercisable at December 31, 2014	1,170,000	$3.00

For the year ended December 31, 2015
Granted	80,000	3.00
Exercised	-	-
Expired	-	-
Outstanding and exercisable at December 31, 2015	1,250,000	$3.00

For the year ended December 31, 2016
Granted	2,000,000	3.00
Exercised	-	-
Expired	-	-
Outstanding and exercisable at December 31, 2016	3,250,000	$3.00

Registration and Participation Rights

In connection with the Company’s acquisition of Atiam Technologies L. P., the Company and certain owners of Atiam Technologies L.P. entered into a registration rights agreement.

In connection with the Company’s 2008 private placement, the Company and the participating investors also entered into a Registration Rights Agreement (the “2008 Registration Rights Agreement”). Under the terms of the 2008 Registration Rights Agreement, the Company agreed to prepare and file with the SEC, a registration statement on Form S-1 covering the resale of the shares and the warrant shares, which was filed with the SEC on February 1, 2008 and declared effective by the SEC on April 22, 2008. Subject to limited exceptions, the Company also agreed to use its reasonable best efforts to keep the registration statement effective under the Securities Act until the date that all of the registrable securities covered by the registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144(b)(i)) promulgated under the Securities Act. The 2008 Registration Rights Agreement also provides for payment of partial damages to the investors under certain circumstances relating to failure to file or obtain or maintain effectiveness of the registration statement, subject to adjustment.

F-29

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 6 – SHAREHOLDERS’ DEFICIT (continued)

In connection with the Company’s 2009 private placement, the Company and the participating investor also entered into a Registration Rights Agreement (the “2009 Registration Rights Agreement”). Under the terms of the 2009 Registration Rights Agreement, the Company agreed to prepare and file with the SEC, within 30 days following the receipt of a demand notice of a holder of registrable securities, a registration statement on Form S-1 covering the resale of the shares and the warrant shares. Subject to limited exceptions, the Company also agreed to use its reasonable best efforts to cause the registration statement to be declared effective under the Securities Act, and to use its reasonable best efforts to keep the registration statement effective under the Securities Act until the date that all of the registrable securities covered by the registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144(b)(i) promulgated under the Securities Act. In addition, if the Company proposes to register any of its securities under the Securities Act in connection with the offering of such securities for cash, the Company shall, at such time, promptly give each holder of registrable securities notice of such intent, and such holders shall have the option to register their registrable securities on such additional registration statement. The 2009 Registration Rights Agreement also provides for payment of partial damages to the investor under certain circumstances relating to failure to file or obtain or maintain effectiveness of the Registration Statement, subject to adjustment.

In connection with the Company’s 2010 private placement, the Company and the participating investors also entered into a Registration Rights Agreement (the “2010 Registration Rights Agreement”), which provided the investors with demand and “piggyback” registration rights on substantially the same terms as the 2009 Registration Rights Agreement.

In connection with Co-Investment’s note conversion, the Company and Co-Investment also entered into a Registration Rights Agreement (the “December 2010 Registration Rights Agreement”), in substantially the same form as the 2010 Registration Rights Agreement.

In connection with the 2012 private placement, the 2013 Private Placement, the Private Placement and the IBC Private Placement, the Company and the participating investors also entered into registration rights agreements, in substantially the same form as the 2010 Registration Rights Agreement.

As of December 31, 2016, the Company has not received a demand notice in connection with any registration rights agreement. At December 31, 2016, the Company does not believe that it is probable that the Company will incur a penalty in connection with the Company’s registration rights agreements. Accordingly no liability was recorded as of December 31, 2016.

F-30

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 7 – CAPITAL LEASE OBLIGATIONS

InsPro LLC has entered into several capital lease obligations to purchase equipment used for operations. InsPro LLC has the option to purchase the equipment at the end of the lease agreements for one dollar. The underlying assets and related depreciation were included in the appropriate fixed asset category, and related depreciation account.

Property and equipment includes the following amounts for leases that have been capitalized as of December 31, 2016 and 2015:

		December 31, 2016	December 31, 2015
	Useful Life (Years)
Computer equipment and software	3	$1,576,226	$1,344,091
Phone System	3	15,011	15,011
		1,591,237	1,359,102
Less accumulated depreciation		(1,260,944)	(990,007)
		$330,293	$369,095

Future minimum payments required under capital leases at December 31, 2016 are as follows:

2017	$203,110
2018	130,693
2019	30,307

Total future payments	364,110
Less amount representing interest	22,946

Present value of future minimum payments	341,164
Less current portion	188,025

Long-term portion	$153,139

NOTE 8 – DEFINED CONTRIBUTION 401(k) PLAN

The Company implemented a 401(k) plan on January 1, 2007. Eligible employees contribute to the 401(k) plan. Employees become eligible after attaining age 19 and after 3 months of employment with the Company. The employee may become a participant of the 401(k) plan on the first day of the month following the completion of the eligibility requirements. Effective January 1, 2007 the Company implemented an elective contribution to the plan of 25% of the employee’s contribution up to 4% of the employee’s compensation (the “Contribution”). The Contributions are subject to a vesting schedule and become fully vested after one year of service, retirement, death or disability, whichever occurs first. The Company made contributions of $79,080 and $82,462 for the years ended December 31, 2016 and 2015, respectively.

F-31

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Employment and Separation Agreements

On March 31, 2008, Anthony R. Verdi, our Chief Financial Officer, was also appointed to the position of Chief Operating Officer, effective April 8, 2008. Mr. Verdi was appointed to the board on June 20, 2008, and was appointed our Principal Executive Officer on May 18, 2011 through January 26, 2015.

Mr. Verdi’s amended and restated employment agreement automatically renewed for a one year term on March 31, 2015, and, if not terminated, will automatically renew for one year periods. His annual base salary was $225,000 per year from March 31, 2008 through May 30, 2011 and was then increased by the board of directors to $250,000 effective June 1, 2011 and again increased to $300,000 effective November 1, 2015. He is entitled to receive such bonus compensation as a majority of our board of directors may determine from time to time.

If we terminate Mr. Verdi’s employment for cause or Mr. Verdi terminates his employment agreement without good reason, Mr. Verdi will be entitled to receive (i) all accrued and unpaid salary and vacation pay through the date of termination and (ii) continued participation for one month in our benefit plans. Otherwise if we terminate Mr. Verdi’s employment or Mr. Verdi terminates his employment agreement for good reason including his permanent disability he will be entitled to receive 18 months’ base salary at the then current rate, payable in accordance with our usual practices, continued participation for 18 months in our benefit plans and payment, within a commercially reasonable time and on a prorated basis, of any bonus or other payments earned in connection with our bonus plan existing at the time of termination. In addition, if Mr. Verdi’s employment is terminated in accordance with the foregoing sentence within two months prior to, or 24 months following, a change in control (as described in the employment agreement), Mr. Verdi will be entitled to receive 18 months’ base salary at the then current rate upon the date of termination, regardless of our usual practices, and all stock options held by Mr. Verdi at the date of termination will immediately become 100% vested and all restrictions on such options will lapse.

If Mr. Verdi’s employment is terminated due to a permanent disability we may credit any such amounts against any proceeds paid to Mr. Verdi with respect to any disability policy maintained and paid for by us for Mr. Verdi’s benefit. If Mr. Verdi dies during the term of his employment agreement, the employment agreement will automatically terminate and Mr. Verdi’s estate or beneficiaries will be entitled to receive (i) three months’ base salary at the then current rate, payable in a lump sum and (ii) continued participation for one year in our benefit plans.

Pursuant to an amended and restated written employment agreement with InsPro LLC, Mr. Robert J. Oakes serves as Vice Chairman of the board of directors. Pursuant to his employment agreement, his annual base salary was $250,000 per year through September 30, 2011. On April 7, 2011, Mr. Oakes received an increase in his base compensation pursuant to his employment agreement to $300,000 retroactive to July 1, 2010, upon InsPro LLC achievement of one calendar quarter of positive operating cash flow, which occurred during the calendar quarter ended March 31, 2011. Mr. Oakes was entitled to bonus compensation equal to 100% of the InsPro LLC’s net income up to a maximum of $100,000 in 2010 and $100,000 in 2011. Mr. Oakes is entitled to such fringe benefits as are available to other executives of the Company. Mr. Oakes employment agreement was automatically extended for an additional one year term on March 25, 2016 and will be annually automatically extended thereafter unless either party provides written notification to the other party of non-renewal no later than 60 days prior to the termination date of the agreement.

In the event of Mr. Oakes’s termination without cause or for good reason, he or his estate would receive his then current base annual salary, plus unpaid accrued employee benefits, which is primarily accrued vacation, plus the continuation of his employee benefits for a period of 12 months, less all applicable taxes. In the event of his voluntary termination, death or disability, he or his estate would receive unpaid accrued employee benefits, plus the continuation of his employee benefits for a period of one month, less all applicable taxes.

F-32

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 9 – COMMITMENTS AND CONTINGENCIES (continued)

As of December 31, 2016, the Company has employment agreements with the Chief Revenue Officer, which commenced in 2016 for a one year term that will automatically renew for a one year term in 2017, and four vice presidents of the Company, which automatically renewed each for a one year term in 2016. These employment agreements provide that these executives will be compensated at an aggregate annual base salary of $1,011,000 with bonus compensation at the discretion of the Company’s board of directors. These agreements may be terminated by the Company for “cause” (as such term is defined in the agreements) and without “cause” upon 30 days’ notice. These agreements may be terminated by the Company without “cause”, in which case the terminated employee will be entitled to their base salary for a period of six months. In the event of termination without cause or for good reason, these executives would receive their then current base annual salary for a period of six months, plus unpaid accrued employee benefits, which is primarily accrued vacation, less all applicable taxes. In the event of the voluntary termination of any of these executives’, death or disability, they or their estate would receive unpaid accrued employee benefits, less all applicable taxes. These agreements also contain non-competition and non-solicitation provisions for the duration of the agreements plus a period of six months after termination of employment.

Operating Leases

On July 7, 2006, the Company entered into a lease agreement with Radnor Properties-SDC, L.P. (the “Landlord”) for the lease of 7,414 square feet of office space located in Radnor Financial Center, Building B, 150 Radnor-Chester Road, Radnor, Pennsylvania. The term of the lease commenced on November 1, 2006, which was the date the Company, with the Landlord’s prior consent, assumed possession of the premises and the date the Landlord tendered possession of the premises to the Company following the substantial completion of the improvements required to be made by the Landlord under the lease agreement, and will expire on the last day of the 125th month following the commencement of the lease term, which is March 31, 2017. The annual rent increases every 12 months, starting at approximately $161,592 plus a proportionate share of the Landlord’s building expenses after the second month and ending at approximately $258,378 plus a proportionate share of the Landlord’s building expenses. Under the terms of the lease agreement, rent is waived for the first five months of the lease term with respect to 5,238 square feet and for the first twelve months for the remaining 2,176 square feet. The Company recorded a liability for deferred rent in the amount of $7,564 as of December 31, 2016, which is included in accrued liabilities on the consolidated balance sheet.

The Company paid the Landlord a security deposit of $110,000 under the lease (the “Security Deposit”) during the third quarter of 2006, which is accounted for as a deposit in other assets. The Company will not earn interest on the Security Deposit. The Security Deposit will decrease and the Landlord will return to the Company $10,000 on the third anniversary of the commencement date of the lease and on each anniversary thereafter until the required Security Deposit has been reduced to $20,000. The Security Deposit will be returned to the Company 30 days after the end of the lease provided the Company has complied with all provisions of the lease. The balance of the Security Deposit is $30,000 as of December 31, 2016.

On September 14, 2007, InsPro LLC entered into a lease agreement with BPG Officer VI Baldwin Tower L.P. (“BPG”) for approximately 5,524 square feet of office space at Baldwin Towers in Eddystone, Pennsylvania. On March 26, 2008, and again on December 2, 2008, the Company and BPG agreed to amend the lease to increase the leased office space by 1,301 and 6,810 square feet, respectively (as amended the “BPG Lease”). The original term of the lease commenced on October 1, 2007 and expired on January 31, 2013. The annual rent increases every 12 months, starting at approximately $102,194 plus a proportionate share of landlord’s building expenses and ending at approximately $286,335 plus a proportionate share of landlord’s building expenses.

F-33

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 9 – COMMITMENTS AND CONTINGENCIES (continued)

On March 15, 2012, InsPro LLC and BPG agreed to amend the BPG Lease to extend its term to January 31, 2017, and after BPG completes certain building improvements InsPro Technologies will move from its current location to another floor of the same building and lease 17,567 square feet of furnished office space from BPG. Effective April 1, 2015, InsPro LLC and BPG agreed to amend the BPG Lease to lease 6,810 square feet of furnished office space from BPG on another floor of the same building. The Company’s monthly rent shall be $24,887 per month commencing with InsPro Technologies’ occupancy of the new office space, which occurred in June 2012 through January 31, 2013. InsPro Technologies’ monthly rent increased to $25,619 per month February 1, 2013 through January 31, 2014, increased to $26,351 per month February 1, 2014 through January 31, 2015, increased to $27,082 per month February 1, 2015 through March 31, 2015, increased to $37,082 through January 31, 2016, will increase to $37,814 per month February 1, 2016 through March 31, 2016, and will decrease to $27,814 per month from April 1, 2016 through January 31, 2017. On June 9, 2016, InsPro LLC and BPG entered into a sixth amendment to the Lease Agreement whereby InsPro LLC and BPG agreed to amend the Lease Agreement to extend the term through January 31, 2018 for 17,567 of rentable square feet at a monthly cost of $28,546 for the period February 1, 2017 through January 31, 2018.

The Company leases certain real and personal property under non-cancelable operating leases. Rent expense was $613,250 and $664,995 for the years ended December 31, 2016 and 2015, respectively.

Future minimum payments required under operating leases and service agreements at December 31, 2016 are as follows:

2017	$638,946
2018	257,591
2019	225,108
thereafter	-

Total	$1,121,645

NOTE 10 - INCOME TAXES

The Company has net operating loss carry forwards for federal income tax purposes of approximately $50,600,000 at December 31, 2016, the unused portion of which expires in years 2026 through 2036. The Company accounts for income taxes under Accounting Standards Codification 740, Income Taxes “ASC 740”. ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Internal Revenue Code Section 382 “IRC 382” places a limitation on the amount of taxable income that can be offset by carry forwards after a change in control (generally greater than a 50% change in ownership). The issuance of the Company’s Series A Preferred Stock on January 15, 2009 resulted in a change of control as defined under IRC 382.

F-34

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 10 - INCOME TAXES (continued)

The table below summarizes the differences between the Company’s effective tax rate and the statutory federal rate as follows for the periods ended December 31, 2016 and 2015:

	2016	2015

Computed "expected" expense (benefit)	$(933,778)	$(2,231,764)
State tax expense (benefit), net of federal effect	(80,038)	(191,294)
Amortization/impairment of acquisition related assets	(5,002)	(5,002)
Stock based compensation	84,414	190,281
Stock based fees paid to client	493,986	-
Other permanent differences	14,917	5,995
Increase in valuation allowance	425,501	2,231,784
	$-	$-

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. The components of the net deferred tax assets for the years ended December 31, 2016 and 2015 were as follows:

	2016	2015

Deferred tax assets:
Net operating loss carry forward	$19,227,610	$18,868,252
Depreciation	88,909	52,177
Compensation expense	64,230	61,683
Deferred revenue	686,297	648,288
All Miscellaneous Other	2,874	14,019
Total deferred tax asset	20,069,920	19,644,419

Deferred tax liabilities	-	-
Net deferred tax asset	20,069,920	19,644,419
Less: valuation allowance	(20,069,920)	(19,644,419)
	$-	$-

The Company has fully reserved the deferred tax asset in excess of the deferred tax liabilities due to the limitation on taxable income that can be offset by net operating loss carry forwards in future periods under IRC section 382 as a result of changes in control and substantial uncertainty of the realization of any tax assets in future periods. The valuation allowance was increased by $425,501 from the prior year.

F-35

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 11 – SUBSEQUENT EVENTS

Co-Investment $2,000,000 funding Commitment

On March 29, 2017, Co-Investment provided the Company with a funding commitment letter (the “Commitment Letter”) whereby Co-Investment committed to purchase 1,000,000 shares of the Company’s new series C preferred stock, par value $0.001 per share, (“Series C Preferred Stock”) at a per share purchase price of $2.00 per share for an aggregate purchase price of $2,000,000 (the “Commitment”). The Company anticipates Co-Investment will fulfill the Commitment in April as soon as practical. The Company intends to use the net proceeds of the Commitment for working capital purposes.

The Series C Preferred Stock will be entitled to vote as a single class with the holders of the Company’s common stock, with each share of Series C Preferred Stock having the right to 20 votes. Upon the liquidation, sale or merger of the Company, each share of Series C Preferred Stock is entitled to receive an amount equal to the greater of (A) a liquidation preference equal to two and half (2.5) times the Series C Preferred Stock original issue price, subject to certain customary adjustments, or (B) the amount such share of Series C Preferred Stock would receive if it participated pari passu with the holders of common stock on an as-converted basis. The liquidation preference is calculated by taking the product of the issued and outstanding shares of Series C Preferred stock times $5.00. Each share of Series C Preferred Stock becomes convertible into 20 shares of common stock, subject to adjustment and at the option of the holder of the Series C Preferred Stock. For so long as any shares of Series C Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the Series C Preferred Stock is required to approve (Y) any amendment to the Company’s certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Series C Preferred Stock or (Z) any amendment to the Company’s certificate of incorporation to create any shares of capital stock that rank senior to the Series C Preferred Stock. In addition to the voting rights described above, for so long as 1,000,000 shares of Series C Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares of Series C Preferred Stock is required to effect or validate any merger, sale of substantially all of the assets of the Company or other fundamental transaction, unless such transaction, when consummated, will provide the holders of Series C Preferred Stock with an amount per share equal to two and a half (2.5) times the Series C Preferred Stock original issue price in aggregate for all issued and outstanding Series C Preferred Stock.

F-36

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2017	December 31, 2016
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$1,985,940	$3,161,617
Accounts receivable, net	3,747,175	2,333,817
Prepaid expenses	353,843	225,439
Other current assets	30,000	30,520
Assets of discontinued operations	7,216	8,636

Total current assets	6,124,174	5,760,029

Property and equipment, net	415,236	512,960

Total assets	$6,539,410	$6,272,989

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
Notes payable	$4,330	$39,194
Accounts payable	5,323,438	5,460,035
Accrued expenses	576,585	436,516
Current portion of capital lease obligations	145,371	188,025
Deferred revenue	3,220,412	2,285,140

Total current liabilities	9,270,136	8,408,910

LONG TERM LIABILITIES:
Deferred revenue	1,500,000	1,500,000
Capital lease obligations	119,546	153,139

Total long term liabilities	1,619,546	1,653,139

Total liabilities	10,889,682	10,062,049

COMMITMENTS AND CONTINGENCIES: (See Note 9)

SHAREHOLDERS' DEFICIT:
Preferred stock ($.001 par value; 20,000,000 shares authorized)
Series A convertible preferred stock; 3,437,500 shares designated, 1,276,750 shares issued and outstanding (liquidation value $12,767,500)	2,864,104	2,864,104
Series B convertible preferred stock; 11,000,000 shares designated, 5,307,212 shares issued and outstanding (liquidation value $15,921,636)	11,689,019	11,689,019
Common stock ($.001 par value; 500,000,000 shares authorized, 41,543,655 shares issued and outstanding)	41,543	41,543
Additional paid-in capital	48,354,058	48,268,968
Accumulated deficit	(67,298,996)	(66,652,694)

Total shareholders' deficit	(4,350,272)	(3,789,060)

Total liabilities and shareholders' deficit	$6,539,410	$6,272,989

See accompanying notes to unaudited consolidated financial statements.

F-37

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2017	2016
	(Unaudited)	(Unaudited)

Revenues	$5,046,766	$6,797,271

Cost of revenues	4,108,969	5,579,569

Gross profit	937,797	1,217,702

Selling, general and administrative expenses	1,596,497	1,630,136

Operating loss from continuing operations	(658,700)	(412,434)

Other income (expense):
Gain on the sale of equipment	5,380	-
Interest expense	(5,294)	(3,978)

Total other income (expense)	86	(3,978)

Loss from continuing operations	(658,614)	(416,412)

Income from discontinued operations	12,312	13,215

Net loss	$(646,302)	$(403,197)

Net income (loss) per common share - basic and diluted:
Income (loss) from operations	$(0.02)	$(0.01)
Income from discontinued operations	-	-
Net income (loss) per common share	$(0.02)	$(0.01)

Weighted average common shares outstanding - basic and diluted	41,543,655	41,543,655

See accompanying notes to unaudited consolidated financial statements.

F-38

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2017	2016
	(Unaudited)	(Unaudited)
Cash Flows From Operating Activities:
Net loss	$(646,302)	$(403,197)
Less: income from discontinued operations	(12,312)	(13,215)
Loss from continuing operations	(658,614)	(416,412)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	122,938	125,635
Stock-based compensation	85,090	164,246
(Gain) on the sale of used equipment	(5,380)	-
Changes in assets and liabilities:
Accounts receivable	(1,413,358)	(2,024,034)
Prepaid expenses	(128,404)	(18,093)
Other current assets	520	2,290
Accounts payable	(136,597)	734,519
Accrued expenses	140,069	64,802
Deferred revenue	935,272	848,911

Net cash (used in) provided by continuing operations	(1,058,464)	(518,136)
Income from discontinued operations	12,312	13,215
Changes in assets of discontinued operations	1,420	5,628
Net cash provided by discontinued operations	13,732	18,843
Net cash (used in) provided by operating activities	(1,044,732)	(499,293)

Cash Flows From Investing Activities:
Purchase of property and equipment	(25,214)	(10,188)
Proceeds from the sale of equipment	5,380	-

Net cash used in investing activities	(19,834)	(10,188)

Cash Flows From Financing Activities:
Gross proceeds from sale of preferred stock and warrants	-	4,080
Payments on notes payable	(34,864)	(27,474)
Payments on capital leases	(76,247)	(55,224)

Net cash (used in) provided by financing activities	(111,111)	(78,618)

Net (decrease) in cash	(1,175,677)	(588,099)

Cash - beginning of the period	3,161,617	3,398,293

Cash - end of the period	$1,985,940	$2,810,194

Supplemental Disclosures of Cash Flow Information
Cash payments for interest	$5,294	$3,978

Non cash investing and financing activities:
Acquisition of equipment acquired through capital leases	$-	$131,078

See accompanying notes to unaudited consolidated financial statements.

F-39

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

InsPro Technologies Corporation (the “Company”, “ITCC”, “we”, “us” or “our”) is a technology company that provides software applications for use by insurance administrators in the insurance industry. Our business focuses primarily on our InsPro EnterpriseTM software application, which was introduced in 2004.

The Company offers InsPro Enterprise on both a licensed and an Application Service Provider (“ASP”) basis. InsPro Enterprise is an insurance administration and marketing system that supports group and individual business lines, and efficiently processes agent, direct market, worksite and web site generated business. InsPro Technologies' clients include insurance carriers and third party administrators. The Company realizes revenue from the sale of software licenses, application service provider fees, hosting fees, software maintenance fees and consulting and implementation services.

Basis of presentation and principles of consolidation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8-03 of Regulation S-X. Accordingly, the consolidated financial statements do not include all of the information and footnotes required by US GAAP for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. These consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2016 and notes thereto and other pertinent information contained in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “Commission”).

The consolidated financial statements of the Company include the Company and its wholly owned subsidiaries. All material inter-company balances and transactions have been eliminated.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates in 2017 and 2016 include the allowance for doubtful accounts, stock-based compensation, the useful lives and valuation of property and equipment, and deferred revenue.

Cash and cash equivalents

The Company considers all liquid debt instruments with original maturities of three months or less to be cash equivalents.

F-40

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts receivable and allowance for uncollectable accounts

The Company has a policy of establishing an allowance for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. At March 31, 2017 and December 31, 2016, the Company has established, based on a review of its outstanding balances, an allowance for doubtful accounts in the amounts of $0.

Fair value of financial instruments

The carrying amounts of financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and capital leases approximated fair value as of March 31, 2017 and December 31, 2016, because of the relatively short-term maturity of these instruments and their market interest rates.

The Company follows Financial Accounting Standards Board (“FASB”) ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.

Property and equipment

Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. In accordance with Statement of Financial Accounting Standards ASC 360, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Impairment of long-lived assets

The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset's estimated fair value and its book value.

F-41

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income taxes

The Company accounts for income taxes pursuant to the provisions of FASB ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”), which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provisions of the ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted FASB ASC 740-10-25 Definition of Settlement, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. As of March 31, 2017, the tax years ended December 31, 2016, 2015 and 2014 are still subject to audit.

Income (loss) per common share

Basic earnings per share is computed by dividing income (loss) from continuing operations by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing the adjusted net income (loss) from operations for diluted earnings per share by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. The effects of common stock equivalents and potentially dilutive securities outstanding during 2017 and 2016 are excluded from the calculation of diluted income (loss) per common share because they are anti-dilutive.

F-42

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company's common stock equivalents include the following:

	March 31, 2017	December 31, 2016

Series A convertible preferred stock issued and outstanding	25,535,000	25,535,000
Series B convertible preferred stock issued and outstanding	106,144,240	106,144,240
Options to purchase common stock issued and outstanding	3,400,000	4,000,000
Warrants to purchase common stock issued and outstanding	25,098,330	25,098,330
Warrants to purchase series A convertible preferred stock, issued and outstanding	7,600,000	7,600,000
Warrants to purchase series B convertible preferred stock, issued and outstanding	65,000,000	65,000,000
	232,777,570	233,377,570

Revenue recognition and deferred revenue

The Company offers InsPro EnterpriseTM on both a licensed and an ASP basis. An InsPro Enterprise software license entitles the purchaser a perpetual license to a copy of the InsPro Enterprise software installed at a single client location or hosted by InsPro Technologies. Alternatively, ASP hosting service enables a client to lease the InsPro Enterprise software, paying only for that capacity required to support their business. ASP and hosting clients access InsPro Enterprise installed on clients’ servers or on the Company’s servers located at a third party’s site.

The Company’s software maintenance fees apply to both licensed and ASP clients. Maintenance fees cover periodic updates to the application and the InsPro Enterprise help desk.

The Company’s consulting and implementation services are generally associated with the implementation of InsPro

Enterprise for either an ASP or licensed client, and cover such activity as InsPro Enterprise installation, configuration, modification of InsPro Enterprise functionality, client insurance plan set-up, client insurance document design and system documentation.

The Company’s revenue is generally recognized under FASB ASC 985-605 (“ASC 985-605”). For software arrangements involving multiple elements, which are license fees, professional services, ASP services and maintenance services, the Company allocates revenue to each element based on the relative fair value or the residual method, as applicable using vendor specific objective evidence to determine fair value, which is based on prices charged when the element is sold separately. Software revenue accounted for under ASC 985-605 is recognized when persuasive evidence of an arrangement exists, the software is delivered in accordance with all terms and conditions of the customer contracts, the fee is fixed or determinable and collectability is probable. Revenue related to post-contract customer support (“PCS”), including technical support and unspecified when-and-if available software upgrades, is recognized ratably over the PCS term. Under ASC 985-605, if fair value does not exist for any undelivered element, revenue is not recognized until the earlier of (i) delivery of such element or (ii) when fair value of the undelivered element is established, unless the undelivered element is a service, in which case revenue is recognized as the service is performed once the service is the only undelivered element.

F-43

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company recognizes revenue from software license agreements when persuasive evidence of an agreement exists, delivery of the software has occurred, the fee is fixed or determinable, and collectability is probable. The Company considers fees relating to arrangements with payment terms extending beyond one year to not be fixed or determinable and revenue for these arrangements is recognized as payments become due from the customer. In software arrangements that include more than one InsPro EnterpriseTM module, the Company allocates the total arrangement fee among the modules based on the relative fair value of each of the modules.

License revenue allocated to software products generally is recognized upon delivery of the products or deferred and recognized in future periods to the extent that an arrangement includes one or more elements to be delivered at a future date and for which fair values have not been established. Revenue allocated to maintenance agreements is recognized ratably over the maintenance term and revenue allocated to training and other service elements is recognized as the services are performed.

Effective August 18, 2015, the Company entered into a five year software and services reseller agreement (the “Reseller Agreement”) with an unaffiliated 3rd party (the “Reseller”) whereby the Company granted the Reseller the exclusive right to market InsPro Enterprise to prospective clients for their administration of long term care insurance products for an initial fee of $2,500,000 (the “Reseller Fee”). Pursuant to the Reseller Agreement, the Reseller Fee is fully or partially refundable to the Reseller in the event that the Company materially breaches the Reseller Agreement or the Company becomes insolvent, goes into liquidation or seeks protection under bankruptcy during the term of the Reseller Agreement (each a “Refund Event”). The Reseller Fee was fully refundable if a Refund Event occurred before August 31, 2016. A Refund Event did not occur as of December 31, 2016, and as a result the Company recognized $500,000 of Reseller Fee as revenue in the year ended December 31, 2016. The Company shall refund the following amounts to the Reseller if a Refund Event occurs between the following dates; $2,000,000 between September 1, 2016 and August 31, 2017, $1,500,000 between September 1, 2017 and August 31, 2018, and $1,000,000 between September 1, 2018 and August 31, 2019. As of March 31, 2017 the Company has recorded the $2,000,000 unearned portion of the Reseller Fee in deferred revenue ($500,000 included in current liabilities and $1,500,000 included in long term liabilities).

The unearned portion of the Company’s revenue, which is revenue collected or billed but not yet recognized as earned, has been included in the consolidated balance sheet as a liability for deferred revenue.

See Note 2 - Discontinued Operations - Revenue Recognition for Discontinued Operations.

F-44

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cost of revenues

Cost of revenues includes direct labor and associated costs for employees and independent contractors performing InsPro EnterpriseTM design, development, implementation and testing together with customer management, training and technical support, as well as a portion of facilities costs and depreciation. The following table discloses cost of revenue as reported in the statement of operations.

	For the Three Months Ended March 31,
	2017	2016

Compensation, employee benefits and related taxes	$1,920,423	$2,232,355
Professional fees	1,914,984	3,012,354
Depreciation	88,149	100,214
Rent, utilities, telephone and communications	106,488	137,670
Other cost of revenues	78,925	96,976
	$4,108,969	$5,579,569

Selling, general and administrative expenses

Selling, general and administrative expenses include all selling, marketing, and other expenses not classified as cost of revenues. The following table discloses selling, general and administrative expenses as reported in the statement of operations.

	For the Three Months Ended March 31,
	2017	2016

Compensation, employee benefits and related taxes	$1,132,958	$1,008,087
Advertising and other marketing	8,735	41,720
Depreciation	34,789	25,421
Rent, utilities, telephone and communications	99,513	100,932
Professional fees	138,300	260,802
Other general and administrative	182,202	193,174
	$1,596,497	$1,630,136

Advertising and other marketing

Advertising and other marketing costs are expensed as incurred and are reported in selling, general and administrative expenses. See the previous table under selling, general and administrative expenses for advertising and other marketing expenses reported in the statement of operations.

F-45

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations of credit risk

The Company maintains its cash and restricted cash in bank deposit accounts, which exceed the federally insured limits as provided through the Federal Deposit Insurance Corporation (“FDIC”). At March 31, 2017, the Company had $2,070,717 of cash in United States bank deposits, of which $500,976 was federally insured and $1,569,741 was not federally insured.

The following table lists the percentage of the Company’s accounts receivable balance from the Company’s clients representing 10% or more of the accounts receivable balances as of the periods listed below.

	March 31, 2017	December 31, 2016

Client #1	28%	30%
Client #2	26%	12%
Client #3	15%	13%

The following table lists the percentage of the Company’s revenue earned from the Company’s clients representing 10% or more of the revenue earned in each of the periods listed below.

	For the 3 Months Ended March 31,
	2017	2016

Client #1	31%	29%
Client #2	20%	23%

Stock-based compensation

The Company accounts for stock based compensation transactions using a fair-value-based method and recognizes compensation cost for share-based payments to employees based on their grant-date fair value from the beginning of the fiscal period in which the recognition provisions are first applied.

Non-employee stock based compensation

The cost of stock based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, based on their grant-date fair value from the beginning of the fiscal period in which the recognition provisions are first applied.

Registration rights agreements

At March 31, 2017, the Company does not believe that it will incur a penalty in connection with the Company’s registration rights agreements. Accordingly, no liability in respect thereof was recorded as of March 31, 2017. See Note 6 - Stockholders Deficit – Registration and Participation Rights.

F-46

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by FASB, which are adopted by the Company as of the specified effective date. Unless otherwise discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s consolidated financial statements upon adoption.

In May 2014, the FASB issued Accounting Standards Update (“ASU”) ASU No. 2014-09 Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), that outlines a comprehensive five-step revenue recognition model based on the principle that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In July 2015, the FASB approved a one-year deferral of the effective date of ASU 2014-09 to the beginning of 2018 for public companies, with an option that would permit companies to adopt the standard as early as the original effective date of 2017. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP. ASU 2014-09 may be adopted either retrospectively or on a modified retrospective basis whereby it would be applied to new contracts and existing contracts with remaining performance obligations as of the effective date, with a cumulative catch-up adjustment recorded to beginning retained earnings at the effective date for those contracts. The updated standard is effective for us in the first quarter of 2018 and we do not plan to early adopt. We have not yet selected a transition method and we are currently evaluating the effect that the updated standard will have on our consolidated financial statements and related disclosures.

In November 2015, the FASB issued ASU No. 2015-17 “Balance Sheet Classification of Deferred Taxes”, which requires that all deferred tax liabilities and assets be classified as noncurrent amounts on the balance sheet. ASU 2015-17 will be effective for interim and annuals periods beginning after December 15, 2016 and may be applied prospectively or retrospectively. Early adoption of the standard is permitted. The new standard is effective for the Company at the beginning of fiscal year 2017. We are currently evaluating the impact of adopting this ASU on our consolidated financial statements and do not expect adoption to have a material impact.

In February 2016, the FASB issued ASU No. 2016-02 Leases (Topic 842) (“ASU 2016-02”), which requires all leases with a term greater than 12 months to be recognized on the balance sheet, while lease expenses would continue to be recognized in the statement of operations in a manner similar to current accounting guidance. The new standard establishes a right-of-use model (ROU) asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the statement of operations. ASU 2016-02 is effective for the Company at the beginning of fiscal year 2019 and early adoption is permitted. Entities must adopt ASU 2016-02 on a modified retrospective basis whereby it would be applied at the beginning of the earliest comparative year. The new standard is effective for us in the first quarter of 2019 and we do not plan to early adopt. We are currently evaluating the impact of the adoption of ASU 2016-02 on our consolidated financial statements. Effective December 31, 2016, our only lease with a term greater than 12 months is for our Radnor office, which expired on March 31, 2017. We believe our current lease for our Eddystone office, which was extended for a 1 year term that expires on January 31, 2018, would continue to be accounted for as an operating lease under the new standard. We may enter into a new lease for office space, which may have a term greater than 12 months, in the future.

F-47

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In June 2016, the FASB issued ASU No. 2016-13 “Financial Instruments – Credit Losses (Topic 326).” For most financial assets, such as trade and other receivables, loans and other instruments, this standard changes the current incurred loss model to a forward-looking expected credit loss model, which generally will result in the earlier recognition of allowances for losses. The new standard is effective for the Company at the beginning of fiscal year 2019. Entities are required to apply the provisions of the standard through a cumulative-effect adjustment to retained earnings as of the effective date. We are currently evaluating the impact of the adoption of ASU 2016-02 on our consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-15 “Presentation of Financial Statements - Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Under US GAAP, continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity's liquidation becomes imminent. Preparation of financial statements under this presumption is commonly referred to as the going concern basis of accounting. If and when an entity’s liquidation becomes imminent, financial statements should be prepared under the liquidation basis of accounting in accordance with Subtopic 205-30, Presentation of Financial Statements - Liquidation Basis of Accounting. Even when an entity's liquidation is not imminent, there may be conditions or events that raise substantial doubt about the entity's ability to continue as a going concern. In those situations, financial statements should continue to be prepared under the going concern basis of accounting, but the provisions in this ASU should be followed to determine whether to disclose information about the relevant conditions and events. ASU No. 2014-15 was effective for us as of December 31, 2016.

In March 2016, the FASB issued ASU 2016-09 “Improvements to Employee Share-Based Payment Accounting (Topic 718)”, which simplifies several aspects of the accounting for employee share-based payment transactions, including the accounting for the related income taxes, forfeitures, statutory tax withholding requirements and classification in the statement of cash flows. ASU 2016-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within those annual reporting periods. Early adoption is permitted. The new standard was effective for the Company at the beginning of fiscal year 2017 and there was no material impact of adopting this ASU on our consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15 “Classification of Certain Cash Receipts and Cash Payments (Topic 230)”, which provides guidance for eight specific cash flow issues with the objective of reducing the existing diversity in practice. ASU 2016-15 is effective retrospectively for annual reporting periods beginning after December 15, 2017, including interim periods within those annual reporting periods. Early adoption is permitted. The new standard is effective for the Company at the beginning of fiscal year 2018. We are currently evaluating the impact of adopting this ASU on our consolidated financial statements and do not expect adoption to have a material impact.

F-48

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Liquidity

During the three months ended March 31, 2017, the Company’s net loss was $646,302 and cash used in operations was $1,044,732. As of March 31, 2017, the Company had $1,985,940 of cash, a working capital deficit of $3,145,962 and the Company’s shareholder deficit was $4,350,272. During 2016 the Company implemented cost reduction initiatives, which resulted in the reduction of expenses in 2016 as compared to 2015. During the three months ended March 31, 2017, the Company implemented additional cost reduction initiatives, which resulted in the reduction of cost of revenues of $1,470,600 and selling, general and administrative expenses of $33,639 as compared to the same period in 2016. On April 20, 2017, the Company obtained $2,000,000 of cash from its largest stockholder, The Co-Investment Fund II, L.P. (“Co-Investment”), which is described in Note 10 – Subsequent Events.

Our liquidity needs for the next 12 months and beyond are principally for the funding of our operations, payments on capital leases and the purchase of property and equipment. Based on the forgoing, management believes the Company has sufficient funds to finance its operations over the next twelve months.

NOTE 2 – DISCONTINUED OPERATIONS

The Company has classified its former telesales call center and external agent produced agency business as discontinued operations. During the first quarter of 2009, the Company ceased the direct marketing and sale of health and life insurance and related products to individuals and families in its telesales call center. The Company also determined to discontinue selling health and life insurance and related products to individuals and families through its non-employee agents. On February 20, 2009, the Company entered into and completed the sale of its agency business to an unaffiliated third party, pursuant to the terms of a client transition agreement.

The financial position of discontinued operations was as follows:

	March 31, 2017	December 31, 2016

Accounts receivable	$7,216	$8,636
Other current assets	-	-
Net current assets of discontinued operations	$7,216	$8,636

The results of discontinued operations do not include any allocated or common overhead expenses. The results of operations of discontinued operations were as follows:

	For the Three Months Ended March 31,
	2017	2016
Revenues:
Commission and other revenue from carriers	$2,378	$3,067
eHealth Agreement	15,934	16,148

	18,312	19,215

Operating expenses:
Other general and administrative	6,000	6,000

	6,000	6,000

Income from discontinued operations	$12,312	$13,215

F-49

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	Useful Life (Years)	March 31, 2017	December 31, 2016
Computer equipment and software	3	$4,509,487	$4,419,412
Office equipment	4.6	145,228	158,732
Office furniture and fixtures	6.7	-	189,857
Leasehold improvements	7.1	81,933	94,620
		4,736,648	4,862,621

Less accumulated depreciation		(4,321,412)	(4,349,661)

		$415,236	$512,960

The following table discloses depreciation expense as reported in the statement of operations.

	For the Three Months Ended March 31,
	2017	2016

Depreciation included in cost of revenues	$88,149	$100,214
Depreciation included in selling, general and administrative	34,789	25,421
Total depreciation	$122,938	$125,635

NOTE 4 – NOTES PAYABLE

Notes payable at March 31, 2017, consist of a note payable for insurance premium financing on one of the Company’s insurance policies. The note commenced on May 3, 2016, has an annual interest rate of 7.99% and consists of 11 monthly payments of principal and interest of $4,358 per month commencing on June 3, 2016 and ending on April 3, 2017.

Notes payable at December 31, 2016, consist of two notes payable for insurance premium financing on two of the Company’s insurance policies. The first note commenced on April 28, 2016, has an annual interest rate of 8.75% and consists of 11 monthly payments of principal and interest of $7,456 per month commencing on May 28, 2016 and ending on March 28, 2017. The second note commenced on May 3, 2016, has an annual interest rate of 7.99% and consists of 11 monthly payments of principal and interest of $4,358 per month commencing on June 3, 2016 and ending on April 3, 2017.

F-50

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

NOTE 5 – TRANSACTIONS WITH RELATED PARTIES

Co-Investment $2,000,000 funding Commitment

On March 29, 2017, Co-Investment provided the Company with a funding commitment letter (the “Commitment Letter”) whereby Co-Investment committed to purchase 1,000,000 shares of the Company’s new series C preferred stock, par value $0.001 per share, (“Series C Preferred Stock”) at a per share purchase price of $2.00 per share, for an aggregate purchase price of $2,000,000 (the “Commitment”). See Note 10 – Subsequent Events. The Company intends to use the net proceeds of the Commitment for working capital purposes.

The Series C Preferred Stock will be entitled to vote as a single class with the holders of the Company’s common stock, with each share of Series C Preferred Stock having the right to 20 votes. Upon the liquidation, sale or merger of the Company, each share of Series C Preferred Stock is entitled to receive an amount equal to the greater of (A) a liquidation preference equal to two and half (2.5) times the Series C Preferred Stock original issue price, subject to certain customary adjustments, or (B) the amount such share of Series C Preferred Stock would receive if it participated pari passu with the holders of common stock on an as-converted basis. The liquidation preference is calculated by taking the product of the issued and outstanding shares of Series C Preferred stock times $5.00. Series C Preferred Stock is senior to Series A Preferred Stock (as defined below) and the Series C Preferred Stock (as defined below) as it pertains to liquidation preferances.

Each share of Series C Preferred Stock becomes convertible into 20 shares of common stock, subject to adjustment and at the option of the holder of the Series C Preferred Stock. For so long as any shares of Series C Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the Series C Preferred Stock is required to approve (Y) any amendment to the Company’s certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Series C Preferred Stock or (Z) any amendment to the Company’s certificate of incorporation to create any shares of capital stock that rank senior to the Series C Preferred Stock. In addition to the voting rights described above, for so long as 1,000,000 shares of Series C Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares of Series C Preferred Stock is required to effect or validate any merger, sale of substantially all of the assets of the Company or other fundamental transaction, unless such transaction, when consummated, will provide the holders of Series C Preferred Stock with an amount per share equal to two and a half (2.5) times the Series C Preferred Stock original issue price in aggregate for all issued and outstanding Series C Preferred Stock.

NOTE 6 – STOCKHOLDERS’ DEFICIT

Common Stock

As of March 31, 2017 and December 31, 2016, the Company was authorized to issue 500,000,000 shares of common stock with a par value of $0.001 per share (“Common Stock”). As of March 31, 2017 and December 31, 2016, the Company had 41,543,655 shares of its Common Stock issued and outstanding.

F-51

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

NOTE 6 – STOCKHOLDERS’ DEFICIT (Continued)

The Company has reserved shares of Common Stock, on an as-if-converted basis, as follows:

	March 31, 2017	December 31, 2016

Exercise of options issued and outstanding to purchase common stock	3,400,000	4,000,000
Issuance of common shares available under the 2010 Equity Compensation Plan	25,596,980	24,996,980
Exercise of warrants issued and outstanding to purchase common stock	25,098,330	25,098,330
Conversion of series A convertible preferred stock issued and outstanding into common stock	25,535,000	25,535,000
Exercise of warrants to purchase series A convertible preferred stock issued and outstanding and converted into common stock	7,600,000	7,600,000
Conversion of series B convertible preferred stock issued and outstanding into common stock	106,144,240	106,144,240
Exercise of warrants to purchase series B convertible preferred stock issued and outstanding and converted into common stock	65,000,000	65,000,000

Total common stock reserved for issuance	258,374,550	258,374,550

The above table includes Common Stock reserved for non exercisable, unvested stock options and Common Stock reserved for the issuance of stock options in the future under the Company’s 2010 Equity Compensation Plan.

Series A Preferred Stock

As of March 31, 2017 and December 31, 2016, the Company’s board of directors has designated 3,437,500 shares of Series A Convertible Preferred Stock par value $0.001 per share (“Series A Preferred Stock”). As of March 31, 2017 and December 31, 2016, the Company had 1,276,750 shares of its Series A Preferred Stock issued and outstanding. As of March 31, 2017 and December 31, 2016, the Company has reserved 380,000 shares of Series A Preferred Stock for the exercise of warrants issued and outstanding to purchase its Series A Preferred Stock.

The Series A Preferred Stock is entitled to vote as a single class with the holders of the Company’s Common Stock and preferred stock, with each share of Series A Preferred Stock having the right to 20 votes.

Upon the liquidation, sale or merger of the Company, each share of Series A Preferred Stock is entitled to receive an amount equal to the greater of (A) a liquidation preference equal to two and a half (2.5) times the Series A Preferred Stock original issue price, or $12,767,500, subject to certain customary adjustments, or (B) the amount such share of Series A Preferred Stock would receive if it participated pari passu with the holders of Common Stock on an as-converted basis. The liquidation preference is calculated by taking the product of the issued and outstanding shares of Series A Preferred Stock times $10.00. Series A Preferred Stock is junior to Series B Convertible Preferred Stock par value $0.001 per share (“Series B Preferred Stock”) and the Series C Preferred Stock as it pertains to liquidation preferances.

Each share of Series A Preferred Stock is convertible into 20 shares of Common Stock, subject to adjustment and at the option of the holder of the Series A Preferred Stock.

F-52

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

NOTE 6 – STOCKHOLDERS’ DEFICIT (Continued)

For so long as any shares of Series A Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the Series A Preferred Stock is required to approve any amendment to the Company’s certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Series A Preferred Stock or any amendment to the Company’s certificate of incorporation to create any shares of capital stock that rank senior to the Series A Preferred Stock. In addition to the voting rights described above, for so long as 1,000,000 shares of Series A Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares of Series A Preferred Stock is required to effect or validate any merger, sale of substantially all of the assets of the Company or other fundamental transaction, unless such transaction, when consummated, will provide the holders of Series A Preferred Stock with an amount per share equal to two and a half (2.5) times the Series A Preferred Stock original issue price, or $12,767,500, in aggregate for all issued and outstanding Series A Preferred Stock.

Series B Preferred Stock

As of March 31, 2017 and December 31, 2016, the Company’s board of directors has designated 11,000,000 shares of Series B Preferred Stock. As of March 31, 2017 and December 31, 2016, the Company had 5,307,212 of its Series B Preferred Stock issued and outstanding. As of March 31, 2017 and December 31, 2016, the Company has reserved 3,250,000 shares of Series B Preferred Stock for the exercise of warrants issued and outstanding to purchase its Series B Preferred Stock.

The Series B Preferred Stock is entitled to vote as a single class with the holders of the Company’s Common Stock and preferred stock, with each share of Series B Preferred Stock having the right to 20 votes.

As of March 31, 2017 and December 31, 2016, upon the liquidation, sale or merger of the Company, each share of Series B Preferred Stock is entitled to receive an amount equal to the greater of (A) a liquidation preference equal to the Series B Preferred Stock original issue price, or $15,921,636, subject to certain customary adjustments, or (B) the amount such share of Series B Preferred Stock would receive if it participated pari passu with the holders of Common Stock and preferred stock on an as-converted basis. The liquidation preference is calculated by taking the product of the issued and outstanding shares of Series B Preferred Stock times $3.00. Series B Preferred Stock is senior to Series A Preferred Stock, and junior to the Series C Preferred Stock, as it pertains to liquidation preferances.

Each share of Series B Preferred Stock is convertible into 20 shares of Common Stock, subject to adjustment and at the option of the holder of the Series B Preferred Stock.

For so long as any shares of Series B Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the Series B Preferred Stock is required to approve (Y) any amendment to the Company’s certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Series B Preferred Stock or (Z) any amendment to the Company’s certificate of incorporation to create any shares of capital stock that rank senior to the Series B Preferred Stock. In addition to the voting rights described above, for so long as 1,000,000 shares of Series B Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares of Series B Preferred Stock is required to effect or validate any merger, sale of substantially all of the assets of the Company or other fundamental transaction, unless such transaction, when consummated, will provide the holders of Series B Preferred Stock with an amount per share equal the Series B Preferred Stock original issue price, or $15,921,636, in aggregate for all issued and outstanding Series B Preferred Stock.

F-53

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

NOTE 6 – STOCKHOLDERS’ DEFICIT (Continued)

On February 2, 2016 the Company filed a registration statement for a rights offering on Form S-1/A, which the Commission declared effective on February 5, 2016, to distribute to shareholders excluding residents of Arizona and California at no charge, one non-transferable subscription right for each 16,615 shares of our Common Stock, 831 shares of our Series A Preferred Stock and 830 shares of our Series B Preferred Stock owned as of January 31, 2016 (the “Record Date”), either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks, or other nominees on shareholders’ behalf, as a beneficial owner of such shares. If the rights offering was fully subscribed the gross proceeds from the rights offering would have been approximately $2.5 million. This rights offering was designed to give all of the holders of the Company’s capital stock the opportunity to participate in an equity investment in the Company on the same economic terms as the private placement completed by the Company for an aggregate of 1,163,141 shares of Series B Preferred Stock and warrants to purchase 11,631,410 shares of Common Stock with certain accredited investors, including Co-Investment and Donald Caldwell, who is the CEO and chairman of the board of directors of the Company, Edmond Walters, who is a director of the Company, and Azeez Enterprises, LP, which is affiliated with Michael Azeez, who is a director of the Company.

The basic subscription right entitled the holder to purchase one unit (“Subscription Unit”) at a subscription price of $240. A Subscription Unit consisted of 80 shares of Series B Preferred Stock and a warrant to purchase 800 shares of Common Stock that expires on November 20, 2017 at an exercise price of $0.15 per share. In the event that a holder of a Subscription Unit purchased all of the basic Subscription Units available to the holder then pursuant to their basic subscription right, the holder had the option to choose to subscribe for a portion of any Subscription Units that were not purchased by all other holders of Subscription Units through the exercise of their basic subscription rights.

Effective with the expiration of the subscription rights, which occurred on March 14, 2016, holders of subscription rights exercised in aggregate 17 basic subscription rights and 0 over subscription rights for a total 17 Subscription Units. The Company received $4,080 in gross proceeds as a result of the exercise of Subscription Units. As a result of the exercise of 17 Subscription Units the Company issued effective on March 14, 2016 in aggregate 1,360 shares of Series B Preferred Stock and of warrants to purchase in aggregate 13,600 shares of Common Stock that expires on November 20, 2017 at an exercise price of $0.15 per share (the “2016 Warrants”). Effective with the expiration of the subscription rights all unexercised subscription rights expired.

The Company allocated $451 of the $4,080 proceeds received as a result of the rights offering, which represent the fair value of the 2016 Warrants, to additional paid in capital using a Black-Scholes option pricing model with the following assumptions: expected volatility of 259%, a risk-free interest rate of 0.51%, an expected remaining term of 1.7 years and 0% dividend yield. The remaining $3,629 of the proceeds received was allocated to the Series B Preferred Stock.

Series C Preferred Stock

See Note 10 – Subsequent Events.

Stock Options

During the three months ended March 31, 2017, options for 600,000 common shares, which were previously granted to a former executive of the Company, expired in accordance with the terms of such stock options.

F-54

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

NOTE 6 – STOCKHOLDERS’ DEFICIT (Continued)

As of March 31, 2017, there were 30,000,000 shares of our Common Stock authorized to be issued under the Company’s 2010 Equity Compensation Plan, of which 25,596,980 shares of our Common Stock remain available for future stock option grants.

The Company recorded compensation expense pertaining to employee stock options and warrants in the amount of $85,090 for the three months ended March 31, 2017.

The value of equity compensation expense not yet expensed pertaining to unvested equity compensation for both options to purchase common stock and Series A Preferred Stock was $53,603 as of March 31, 2017, which will be recognized over a weighted average 2.8 years in the future.

A summary of the Company's outstanding stock options are as follows:

	Number	Weighted		Weighted
	Of Shares	Average	Weighted	Average	Aggregate
	Underlying	Exercise	Average	Remaining	Intrinsic
	Options	Price	Fair Value	Contractual Life	Value (1)
				(in years)
Outstanding at December 31, 2016	4,000,000	$0.10	$0.06	3.44	$-

For the period ended March 31, 2017
Granted	-	-	-
Exercised	-	-	-
Expired	(600,000)	0.10	0.04

Outstanding at March 31, 2017	3,400,000	$0.10	$0.07	-	$-

Outstanding and exercisable at March 31, 2017	1,516,666	$0.10	$0.10	3.34	$-

(1) The aggregate intrinsic value is based on the $0.0625 closing price as of March 31, 2017, for the Company’s Common Stock.

Common Stock Warrants

Outstanding warrants at March 31, 2017, have an average weighted average remaining contractual life of 0.6 years.

A summary of the status of the Company's outstanding common stock warrants are as follows:

Weighted
	Common	Average
	Stock	Exercise
	Warrants	Price

Outstanding and exercisable at December 31, 2016	25,098,330	$0.15

For the period ended March 31, 2017
Issued	-	-
Exercised	-	-
Expired	-	-
Outstanding and exercisable at March 31, 2017	25,098,330	$0.15

F-55

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

NOTE 6 – STOCKHOLDERS’ DEFICIT (Continued)

Series A Preferred Stock Warrants

Outstanding warrants to purchase the Company’s Series A Preferred Stock at March 31, 2017, have a remaining contractual life of 0.5 year. A summary of the status of the Company's outstanding Series A Preferred Stock warrants are as follows:

Weighted
	Preferred	Average
	Stock	Exercise
	Warrants	Price

Outstanding and exercisable at December 31, 2016	380,000	$4.00

For the period ended March 31, 2017
Granted	-	-
Exercised	-	-
Expired	-	-
Outstanding and exercisable at March 31, 2017	380,000	$4.00

Series B Preferred Stock Warrants

Outstanding preferred stock warrants to purchase the Company’s Series B Preferred Stock at March 31, 2017 have a remaining contractual life of 2.1 years. A summary of the status of the Company's outstanding Series B Preferred Stock warrants are as follows:

Weighted
	Preferred	Average
	Stock	Exercise
	Warrants	Price

Outstanding and exercisable at December 31, 2016	3,250,000	$3.00

For the period ended March 31, 2017
Granted	-	-
Exercised	-	-
Expired	-	-
Outstanding and exercisable at March 31, 2017	3,250,000	$3.00

Registration and Participation Rights

As of March 31, 2017, the Company has not received a demand notice in connection with any of the Company’s various registration rights agreements.

F-56

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

NOTE 7 – CAPITAL LEASE OBLIGATIONS

The Company’s subsidiary, InsPro LLC, has entered into several capital lease obligations to purchase equipment used for operations. The Company has the option to purchase the equipment at the end of each lease agreement for one dollar. The underlying assets and related depreciation were included in the appropriate fixed asset category, and related depreciation account.

Property and equipment includes the following amounts for leases that have been capitalized:

		March 31, 2017	December 31, 2016
	Useful Life (Years)
Computer equipment and software	3	$1,576,226	$1,576,226
Leasehold improvements	3	15,011	15,011

		1,591,237	1,591,237
Less accumulated depreciation		(1,334,741)	(1,260,944)
		$256,496	$330,293

Future minimum payments required under capital leases at March 31, 2017, are as follows:

2017	$122,149
2018	130,693
2019	30,307

Total future payments	283,149
Less amount representing interest	18,232

Present value of future minimum payments	264,917
Less current portion	145,371

Long-term portion	$119,546

NOTE 8 – DEFINED CONTRIBUTION 401(k) PLAN

The Company implemented a 401(k) plan on January 1, 2007. Eligible employees contribute to the 401(k) plan. Employees become eligible after attaining age 19 and after 6 months of employment with the Company. An employee may become a participant of the 401(k) plan on the first day of the month following the completion of the eligibility requirements. Effective January 1, 2007 the Company implemented an elective contribution to the plan of 25% of the employee’s contribution up to 4% of the employee’s compensation. The contributions are subject to a vesting schedule and become fully vested after one year of service, retirement, death or disability, whichever occurs first. The Company made contributions of $21,215 and $23,688 for the three months ended March 31, 2017 and 2016, respectively.

F-57

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

NOTE 9 – COMMITMENTS AND CONTINGENCIES

On July 7, 2006, the Company entered into a lease agreement with Radnor Properties-SDC, L.P. (the “Landlord”) for the lease of 7,414 square feet of office space located in Radnor Financial Center, Building B, 150 Radnor-Chester Road, Radnor, Pennsylvania. The term of the lease commenced on November 1, 2006, which was the date the Company, with the Landlord’s prior consent, assumed possession of the premises and the date the Landlord tendered possession of the premises to the Company following the substantial completion of the improvements required to be made by the Landlord under the lease agreement, and will expire on the last day of the 125th month following the commencement of the lease term. The lease expired on March 31, 2017, in accordance with the terms of the lease.

On September 14, 2007, InsPro LLC entered into a lease agreement (the “Lease Agreement”) with BPG Officer VI Baldwin Tower L.P. (“BPG”). On April 28, 2015, InsPro LLC and BPG entered into a fifth amendment to the Lease Agreement whereby InsPro LLC and BPG agreed to amend the Lease Agreement to increase the leased office space by 6,801 rentable square feet effective April 1, 2015, through March 31, 2016, at an incremental monthly rent of $10,000. On June 9, 2016, InsPro LLC and BPG entered into a sixth amendment to the Lease Agreement whereby InsPro LLC and BPG agreed to amend the Lease Agreement to extend the term through January 31, 2018 for 17,567 of rentable square feet at a monthly cost of $28,546 for the period February 1, 2017 through January 31, 2018.

Future minimum payments required under operating leases and service agreements at March 31, 2017, are as follows:

2017	$517,618
2018	266,591
2019	225,108
2020	15,932
thereafter	-

Total	$1,025,249

The Company leases certain real and personal property under non-cancelable operating leases. Rent expense was $118,484 and $187,657 for the three months ended March 31, 2017 and 2016, respectively.

NOTE 10 – SUBSEQUENT EVENTS

Private Placement

On April 20, 2017, the Company completed a private placement (the “Private Placement”) with Co-Investment, which hold more than 5% of our common stock. Donald Caldwell, who is the CEO and chairman of the board of directors of the Company, is the CEO for Cross Atlantic Capital Partners, Inc., which is the managing partner of Co-Investment. The Company issued and Co-Investment purchased 1,000,000 shares of our Series C Convertible Preferred Stock at a per share price of $2.00 for an aggregate total investment of $2,000,000 pursuant to the terms of a securities purchase agreement (the “Purchase Agreement”). The Company intends to use the net proceeds of the Private Placement for working capital purposes. See Note 5 – Transactions With Related Parties for a description of the Series C Preferred Stock.

F-58

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

NOTE 10 – SUBSEQUENT EVENTS (continued)

The Company agreed, pursuant to the terms of the Purchase Agreement, that for a period of 90 days after the effective date (the “Initial Standstill”) of the Purchase Agreement, the Company shall not, subject to certain exceptions, offer, sell, grant any option to purchase, or otherwise dispose of any equity securities or equity equivalent securities, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, capital stock and other securities of the Company. In addition, pursuant to the Purchase Agreement, the Company was permitted to sell up to an additional 500,000 shares of Series C Preferred Stock Units to other existing stockholders within 90 days following the Closing on substantially the same terms and conditions described above and as set forth in the Purchase Agreement.

The Purchase Agreement also provides for a customary participation right for Co-Investment, subject to certain exceptions and limitations, which grants Co-Investment the right to participate in any future capital raising financings of the Company occurring from the effective date of the Purchase Agreement until 24 months after the effective date of the Purchase Agreement. Co-Investment may participate in such financings at a level based on Co-Investment’s ownership percentage of the Company on a fully-diluted basis prior to such financing.

In connection with the Private Placement, the board of directors of the Company approved a Certificate of Designation of Series C Convertible Preferred Stock of the Company (the “Certificate of Designation”) setting forth the rights, preferences and limitations of the Series C Preferred Stock. The Company’s board of directors has designated 4,000,000 shares of Series C Preferred stock. On April 19, 2017, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware.

The Certificate of Designation provides, among other things, that upon the liquidation, sale or merger of the Company, the holders of shares of Series C Preferred Stock are entitled to receive an amount equal to the greater of (A) a liquidation preference equal to two and a half (2.5) times the Series C Preferred Stock original issue price, subject to certain customary adjustments, or (B) the amount such Series C Preferred Share would receive if it participated pari passu with the holders of shares of Common Stock on an as-converted basis.

Each Series C Preferred Share is convertible into 20 shares of Common Stock.

For so long as any Series C Preferred Shares are outstanding, the vote or consent of the holders of at least two-thirds of the Series C Preferred Shares is required to approve (Y) any amendment to the Company’s certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Series C Preferred Stock or (Z) any amendment to the Company’s certificate of incorporation to create any shares of capital stock that rank senior to the Series C Preferred Stock. In addition to the voting rights described above, for so long as 1,000,000 Series C Preferred Shares are outstanding, the vote or consent of the holders of at least two-thirds of the Series C Preferred Shares is required to effect or validate any merger, sale of substantially all of the assets of the Company or other fundamental transaction, unless such transaction, when consummated, will provide the holders of Series C Preferred Stock with an amount per share equal to two and a half (2.5) times the Series C Preferred Stock original issue price plus any declared but unpaid dividends.

F-59

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

NOTE 10 – SUBSEQUENT EVENTS (continued)

On May 11, 2017, the Company completed a private placement (the “Second Private Placement”) with Azeez Enterprises, L.P., which hold more than 5% of our Series C Preferred Stock. Michael Azeez is a member of the board of directors of the Company and is the managing partner of Azeez Enterprises, L.P. The Company issued and Azeez Enterprises, L.P. purchased 75,000 shares of our Series C Convertible Preferred Stock at a per share price of $2.00 for an aggregate total investment of $150,000 pursuant to the terms of a securities purchase agreement at essentially the same terms as those contained in the Purchase Agreement (the “Second Purchase Agreement”). Also as part of the Second Private Placement and Second Purchase Agreement with John Scarpa, which hold more than 5% of our Series B Preferred Stock. The Company issued and John Scarpa purchased 75,000 shares of our Series C Convertible Preferred Stock at a per share price of $2.00 for an aggregate total investment of $150,000 pursuant to the terms of the Second Purchase Agreement. The Company intends to use the net proceeds of the Second Private Placement for working capital purposes.

F-60

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The expenses payable by us in connection with this registration statement are estimated as follows:

Commission Registration Fee	$116
Accounting Fees and Expenses	$2,500
Legal Fees and Expenses	$75,000
Printing Fees and Expenses	$10,000
Blue Sky Fees and Expenses (including legal fees)	$10,000
Miscellaneous	$5,000
Total	$107,616

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as us, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the Delaware General Corporation Law, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. We also have director and officer indemnification agreements with each of our executive officers and directors which provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any “claim” (as such term is defined in the agreement) initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Item 15. Recent Sales of Unregistered Securities

During the last three years, we have issued the following securities that were not registered under the Securities Act:

On April 20, 2017, the Company completed a private placement with The Co-Investment Fund II, L.P., a holder of more than 5% of our common stock on an as converted basis (the “Investor”), for an aggregate of 1,000,000 shares of Series C Convertible Preferred Stock. In the April Private Placement the Company sold to the Investor 1,000,000 shares of Series C Convertible Preferred Stock at a per share price equal to $2.00. The sale was made pursuant to a Securities Purchase Agreement on April 20, 2017.

II-1

On May 11, 2017, the Company entered into and completed a private placement with Azeez Enterprises, L.P., which is affiliated with Michael Azeez, who is a director of the Company, and John Scarpa, who is a holder of more than 5% of our common stock on an as converted basis, for an aggregate of 150,000 shares of Series C Convertible Preferred Stock. In the May Private Placement the Company issued 75,000 shares of Series C Convertible Preferred Stock to each of Azeez Enterprises, L.P. and John Scarpa. The sale was made pursuant to a Securities Purchase Agreement on May 11, 2017.

No underwriters were involved in the above sales of securities. The securities described above in this Item 15 were issued to investors in the United States in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act relative to sales by an issuer not involving any public offering.

During the last three fiscal years, we also have issued the following securities that were not registered under the Securities Act:

As of May 22, 2014, we granted in aggregate warrants to purchase 1,140,000 shares of our Series B Convertible Preferred Stock at an exercise price of $3.00 per share, which expire on May 22, 2019. As of May 22, 2014, we granted warrants to purchase 150,000 shares of our Series A Convertible Preferred Stock at an exercise price of $4.00 per share, which expire on September 14, 2017. As of August 14, 2014, we granted warrants to purchase 30,000 shares of our Series B Convertible Preferred Stock at an exercise price of $3.00 per share, which expire on May 22, 2019. As of November 13, 2015, we granted warrants to purchase 80,000 shares of our Series B Convertible Preferred Stock at an exercise price of $3.00 per share, which expire on November 13, 2010. As of May 4, 2016, we granted warrants to purchase 2,000,000 shares of our Series B Convertible Preferred Stock at an exercise price of $3.00 per share, which expire on May 4, 2019.

Item 16. Exhibits and Financial Statement Schedules.

The following is a list of exhibits filed as part of this registration statement. Where so indicated by footnote, exhibits that were previously filed are incorporated by reference. For exhibits incorporated by reference, the location of the exhibit in the previous filing is indicated.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated November 23, 2005, among Darwin Resources Corp., Health Benefits Direct Corporation, and HBDC II, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 30, 2005).

2.2	Agreement and Plan of Merger, dated as of September 21, 2007, by and among the Company, HBDC Acquisition, LLC, System Consulting Associates, Inc. and the shareholders of System Consulting Associates, Inc. party thereto (incorporated by reference from Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on September 26, 2007).

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 22, 2005).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 3, 2007).

II-2

Exhibit Number	Description
3.3	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 30, 2005).

3.4	Certificate of Merger of HBDC II, Inc. with and into Health Benefits Direct Corporation (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 30, 2005).

3.5	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form SB-2, filed with the Commission on February 1, 2008).

3.6	Certificate of Designation with respect to shares of Series A Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 21, 2009).

3.7	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.7 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 31, 2009).

3.8	Certificate of Designation with respect to shares of Series B Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 1, 2010).

3.9	Certificate of Amendment to Certificate of Designation with respect to shares of Series B Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 23, 2010).

3.10	Certificate of Amendment to Certificate of Incorporation filed November 18, 2010 (incorporated by reference to Exhibit 3.10 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on March 31, 2011).

3.11	Certificate of Amendment to Certificate of Incorporation filed on November 24, 2010 (incorporated by reference to Exhibit 3.11 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on March 31, 2011).

3.12	Certificate of Amendment to Certificate of Incorporation filed on August 20, 2014 (incorporated by reference to Exhibit 3.12 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Commission on March 31, 2015).

3.13	Certificate of Amendment to Certificate of Incorporation filed on August 19, 2015 (incorporated by reference to Exhibit 3.13 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on March 30, 2017).

3.14	Certificate of Amendment to Certificate of Designation of Series B Convertible Preferred Stock with respect to the Series B Stock (incorporated by reference to Exhibit 3.14 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the commission on March 30, 2017).

II-3

Exhibit Number	Description
3.15	Certificate of Designation with respect to shares of Series C Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 21, 2017).

4.1	Form of Common Stock Purchase Warrant Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 30, 2005).

4.2	Warrant to Purchase Common Stock issued to Alvin H. Clemens (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, filed with the Commission on March 31, 2006).

4.3	Securities Purchase Agreement, dated March 30, 2007, by and between Health Benefits Direct Corporation and the Investors party thereto (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 30, 2007).

4.4	Registration Rights Agreement, dated March 30, 2007, by and between Health Benefits Direct Corporation and the Investors party thereto (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 30, 2007).

4.5	Form of Warrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 30, 2007).

4.6	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 30, 2007).

4.7	Registration Rights Agreement, dated October 1, 2007, by and between Health Benefits Direct Corporation and Computer Command and Control Company (incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Commission on October 4, 2007).

4.8	Registration Rights Agreement, dated October 1, 2007, by and among Health Benefits Direct Corporation and Robert J. Oakes, Jeff Brocco, Tim Savery and Lisa Roetz (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 4, 2007).

4.9	Securities Purchase Agreement, dated March 31, 2008, by and between Health Benefits Direct Corporation and the Investors party thereto (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 31, 2008).

4.10	Securities Purchase Agreement, dated March 31, 2008, by and between Health Benefits Direct Corporation and the Investors party thereto (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 31, 2008).

4.11	Form of Warrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 31, 2008).

II-4

Exhibit Number	Description
4.12	Form of Registration Rights Agreement, dated March 31, 2008, by and among Health Benefits Direct Corporation and the Investors party thereto (incorporated by reference from Exhibit 4.4 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 31, 2008).

4.13	Form of Registration Rights Agreement, dated March 31, 2008, by and among Health Benefits Direct Corporation and the Investors party thereto (incorporated by reference from Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 31, 2008).

4.14	Board Representation Agreement, dated March 31, 2008, between Health Benefits Direct Corporation and The Co-Investment Fund II, L.P. (incorporated by reference from Exhibit 4.5 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 31, 2008).

4.15	Securities Purchase Agreement, dated January 14, 2009, by and between Health Benefits Direct Corporation and The Co-Investment Fund II, L.P. (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 21, 2009).

4.16	Registration Rights Agreement, dated January 14, 2009, by and between Health Benefits Direct Corporation and The Co-Investment Fund II, L.P. (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 21, 2009).

4.17	Preferred Warrant (incorporated by reference from Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 21, 2009).

4.18	Form of Subscription Rights Certificate (incorporated by reference from Exhibit 4.18 to the Registrant’s Registration Statement on Form S-1, filed with the Commission on December 31, 2009).

4.19	Form of Warrant (incorporated by reference from Exhibit 4.19 to the Registrant’s Registration Statement on Form S-1, filed with the Commission on December 31, 2009).

4.20	Securities Purchase Agreement, dated September 30, 2010, by and among Health Benefits Direct Corporation and the Investors party thereto (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 1, 2010).

4.21	Registration Rights Agreement, dated September 30, 2010, by and among Health Benefits Direct Corporation and the Investors party thereto (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 1, 2010).

4.22	Form of Warrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 1, 2010).

4.23	Board Representation Agreement, dated September 30, 2010, by and between Health Benefits Direct Corporation and Independence Blue Cross (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 1, 2010).

II-5

Exhibit Number	Description
4.24	Form of Addendum and Certificate of Adjustment to Warrant (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 1, 2010).

4.25	Form of Addendum and Certificate of Adjustment to Warrant (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 1, 2010).

4.26	Note Conversion Agreement, dated December 22, 2010, by and between InsPro Technologies Corporation and The Co-Investment Fund II, L.P. (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on December 23, 2010).

4.27	Registration Rights Agreement, dated December 22, 2010, by and between InsPro Technologies Corporation and The Co-Investment Fund II, L.P. (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on December 23, 2010).

4.28	Form of Warrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on December 23, 2010).

4.29	Securities Purchase Agreement, dated November 20, 2012, by and among InsPro Technologies Corporation and the Investors party thereto (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on November 26, 2012).

4.30	Registration Rights Agreement, dated November 20, 2012, by and among InsPro Technologies Corporation and the Investors party thereto (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on November 26, 2012).

4.31	Form of Warrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on November 26, 2012).

4.32	Securities Purchase Agreement, dated September 12, 2013, by and among InsPro Technologies Corporation and the Investors party thereto (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on September 12, 2013).

4.33	Registration Rights Agreement, dated September 12, 2014, by and among InsPro Technologies Corporation and the Investors party thereto (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on September 12, 2013).

4.34	Form of Warrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on September 12, 2013).

4.35	Amended and Restated Loan and Security Agreement, dated as of December 2, 2014, by and among InsPro Technologies Corporation, InsPro Technologies, LLC, Atiam Technologies L.P. and Silicon Valley Bank (incorporated by reference from Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on December 8, 2014).

II-6

Exhibit Number	Description
4.36	Securities Purchase Agreement, dated September 18, 2015, by and among InsPro Technologies Corporation and the Investors party thereto (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on September 24, 2015).

4.37	Registration Rights Agreement, dated September 18, 2015, by and among InsPro Technologies Corporation and the Investors party thereto (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on September 24, 2015).

4.38	Form of Warrant (incorporated by reference from Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on September 24, 2015).

4.39	Securities Purchase Agreement, dated October 6, 2015, by and between InsPro Technologies Corporation and the Investor signatory thereto (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 7, 2015).

4.40	Registration Rights Agreement, dated October 6, 2015, by and between InsPro Technologies Corporation and the Investor signatory thereto (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 7, 2015).

4.41	Warrant, dated October 6, 2015 (incorporated by reference from Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 7, 2015).

4.42	Securities Purchase Agreement, dated April 20, 2017, by and among InsPro Technologies Corporation and the investor signatory thereto (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 21, 2017).

4.43	Registration Rights Agreement, dated April 20, 2017, by and among InsPro Technologies Corporation and the investor signatory thereto (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 21, 2017).

4.44	Securities Purchase Agreement, dated May 11, 2017, by and among InsPro Technologies Corporation and the investors signatory thereto (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 15, 2017).

4.45	Registration Rights Agreement, dated May 11, 2017, by and among InsPro Technologies Corporation and the investors signatory thereto (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 15, 2017).

4.46**	Form of Subscription Rights Certificate

5.1**	Opinion of Morgan, Lewis & Bockius LLP

8.1**	Opinion of Morgan, Lewis & Bockius LLP regarding certain tax matters

II-7

Exhibit Number	Description
10.1	Health Benefits Direct Corporation Compensation Plan for Directors (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 20, 2006).

10.2	Lease Agreement, dated February 9, 2004, between Case Holding Co. and Platinum Partners, LLC (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 30, 2005).

10.3	Lease between Health Benefits Direct Corporation and FG2200, LLC, effective March 15, 2006 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 6, 2006).

10.4	Employment Agreement, dated November 18, 2005, between Health Benefits Direct Corporation and Charles A. Eissa (incorporated by reference to Exhibit 10.14 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 30, 2005).

10.5	Amendment 2008-1 to Employment Agreement, dated March 31, 2008, between Health Benefits Direct Corporation and Charles A. Eissa (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 31, 2008).

10.6	Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 17, 2006).

10.7	Securities Contribution Agreement, dated September 9, 2005, among Health Benefits Direct Corporation, Marlin Capital Partners I, LLC, Scott Frohman, Charles A. Eissa, Platinum Partners II LLC and Dana Boskoff (incorporated by reference to Exhibit 10.22 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 30, 2005).

10.8	Employment Agreement, dated April 3, 2006, between HBDC II, Inc. and Ivan M. Spinner (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on April 6, 2006).

10.9	Health Benefits Direct Corporation 2008 Equity Compensation Plan (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on March 31, 2008).

10.10	Health Benefits Direct Corporation 2008 Equity Compensation Plan Form of Nonqualified Stock Option Grant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on March 28, 2008).

10.11	Sublease, dated March 7, 2006, between Health Benefits Direct Corporation and World Travel Partners I, LLC Form of Nonqualified Stock Option Grant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on May 19, 2006).

10.12	First Amendment to Sublease, dated April 18, 2006, between Health Benefits Direct Corporation ad World Travel Partners I, LLC (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on May 19, 2006).

II-8

Exhibit Number	Description
10.13	Letter Agreement, dated April 18, 2006, among World Travel Partners I, LLC, Health Benefits Direct Corporation, and 1120 Avenue of the Americas, LLC (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on May 19, 2006).

10.14	Software and Services Agreement, dated May 31, 2006, among Health Benefits Direct Corporation, Insurint Corporation, and Realtime Solutions Group, L.L.C. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on June 2, 2006).

10.15	Lease, dated July 7, 2006, between Health Benefits Direct Corporation and Radnor Properties-SDC, L.P. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on July 10, 2006).

10.16	Separation Agreement, dated December 7, 2006, between Health Benefits Direct Corporation and Scott Frohman (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on December 11, 2006).

10.17	Amendment No. 1 to Option, dated as of February 15, 2007, delivered by Health Benefits Direct Corporation to Daniel Brauser (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on February 16, 2007).

10.18	Consent and Lock-Up Agreement, dated April 5, 2007, between Health Benefits Direct Corporation and Scott Frohman (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on April 6, 2007).

10.19	Agreement to Transfer Partnership Interests, dated October 1, 2007, by and among HBDC Acquisition, LLC and the former partners of BileniaTech, L.P. (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on October 4, 2007).

10.20	Amended and Restated Employment Agreement, dated November 27, 2007, between Health Benefits Direct Corporation and Alvin H. Clemens (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 3, 2007).

10.21	Amended and Restated Employment Agreement, dated November 27, 2007, between Health Benefits Direct Corporation and Anthony R. Verdi (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 3, 2007).

10.22	Amendment 2008-1 to Amended and Restated Employment Agreement, dated March 31, 2008, between Health Benefits Direct Corporation and Anthony R. Verdi (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 31, 2008).

10.23	Client Transition Agreement, between Health Benefits Direct Corporation, HBDC II, Inc. and eHealthInsurance Services, Inc. (incorporated by reference to Exhibit 10.31 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 31, 2009).

II-9

Exhibit Number	Description
10.24	Loan Agreement, dated December 22, 2009, by and among Health Benefits Direct Corporation, Insurance Specialist Group, Inc., HBDC II, Inc., Insurint Corporation, Platinum Partners, LLC, InsPro Technologies, LLC and The Co-Investment Fund II, L.P. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 29, 2009).

10.25	Secured Promissory Note, dated December 22, 2009, by and among Health Benefits Direct Corporation, Insurance Specialist Group, Inc., HBDC II, Inc., Insurint Corporation, Platinum Partners, LLC, InsPro Technologies, LLC and The Co-Investment Fund II, L.P. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 29, 2009).

10.26	First Amendment to Loan Documents, dated June 15, 2010, by and among Health Benefits Direct Corporation, Insurance Specialist Group, Inc., HBDC II, Inc., Insurint Corporation, Platinum Partners, LLC, InsPro Technologies, LLC and The Co-Investment Fund II, L.P. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 17, 2010).

10.27	Health Benefits Direct Corporation 2010 Equity Compensation Plan (incorporated by reference to Exhibit 10.27 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on March 31, 2011).

10.28	InsPro Technologies Corporation Amended and Restated Compensation Policy for Non-Employee Directors (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on December 16, 2011).

10.29	Loan and Security Agreement, dated as of October 3, 2012, by and among InsPro Technologies Corporation, InsPro Technologies, LLC, Atiam Technologies L.P. and Silicon Valley Bank (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 10, 2012).

10.30	Secured Convertible Promissory Note Purchase Agreement by and among InsPro Technologies Corporation, InsPro Technologies, LLC and The Co-Investment Fund II, L.P., dated as of January 30, 2015 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on February 3, 2015).

10.31	Form of Secured Convertible Promissory Note due June 30, 2016 (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on February 3, 2015).

10.32	Security Agreement by and among InsPro Technologies Corporation, InsPro Technologies, LLC and The Co-Investment Fund II, L.P., dated as of January 30, 2015 (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on February 3, 2015).

II-10

Exhibit Number	Description
10.33	Subordination Agreement by and among The Co-Investment Fund II, L.P., Silicon Valley Bank, InsPro Technologies Corporation and InsPro Technologies, LLC dated as of January 30, 2015 (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed with the Commission on February 3, 2015).

10.34	Secured Convertible Promissory Note Purchase Agreement by and among InsPro Technologies Corporation, InsPro Technologies, LLC and The Co-Investment Fund II, L.P., dated as of March 27, 2015 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 30, 2015).

10.35	Form of Secured Convertible Promissory Note due June 30, 2016 (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 30, 2015).

10.36	Amended and Restated Security Agreement by and among InsPro Technologies Corporation, InsPro Technologies, LLC and The Co-Investment Fund II, L.P., dated as of March 27, 2015 (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 30, 2015).

14	Amended and Restated Code of Business Conduct and Ethics (incorporated by reference to Exhibit 14.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 4, 2008).

21*	Subsidiaries of InsPro Technologies Corporation

23.1*	Consent of Assurance Dimensions, Inc.

23.2**	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1 Opinion and Exhibit 8.1 Opinion)

99.1**	Form of Instructions for Use of InsPro Technologies Corporation Subscription Rights Certificate

99.2**	Form of Notice of Guaranteed Delivery

99.3**	Form of Letter to Security Dealers, Commercial Banks, Trust Companies and Other Nominees

99.4**	Form of Letter to Clients

99.5**	Form of Notice to Stockholders of Subscription Rights

99.6**	Form of Beneficial Owner Election Form

99.7**	Form of Nominee Holder Certification

*	Filed herewith.

**	To be filed by amendment.

II-11

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d)of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)         To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(6)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-12

(7)         For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to rule 424(b)(1), or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)         For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-13

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorizes this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Eddystone, Commonwealth of Pennsylvania, on this 15 day of June, 2017.

INSPRO TECHNOLOGIES CORPORATION

By:	/s/ Anthony R. Verdi
Anthony R. Verdi
Chief Financial Officer
(Principal Financial and Accounting Officer)

We, the undersigned officers and directors of InsPro Technologies Corporation, hereby severally constitute and appoint Anthony R. Verdi our true and lawful attorney with full power to him to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-1 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable InsPro Technologies Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ Donald R. Caldwell
Donald R. Caldwell	Chief Executive Officer (Principal Executive Officer) and Chairman

/s/ Anthony R. Verdi
Anthony R. Verdi	Chief Financial Officer (Principal Financial and Accounting Officer) and Director

Frederick C. Tecce	Director

/s/ Michael Azeez
Michael Azeez	Director

/s/ John Harrison
John Harrison	Director

/s/ Kenneth Harvey
Kenneth Harvey	Director

Alan Krigstein	Director

/s/ Robert J. Oakes
Robert J. Oakes	Director

Sanford Rich	Director

L. J. Rowell	Director

/s/ Paul Soltoff
Paul Soltoff	Director

/s/ Edmond Walters
Edmond Walters	Director

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated November 23, 2005, among Darwin Resources Corp., Health Benefits Direct Corporation, and HBDC II, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 30, 2005).

2.2	Agreement and Plan of Merger, dated as of September 21, 2007, by and among the Company, HBDC Acquisition, LLC, System Consulting Associates, Inc. and the shareholders of System Consulting Associates, Inc. party thereto (incorporated by reference from Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on September 26, 2007).

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 22, 2005).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 3, 2007).

3.3	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 30, 2005).

3.4	Certificate of Merger of HBDC II, Inc. with and into Health Benefits Direct Corporation (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 30, 2005).

3.5	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form SB-2, filed with the Commission on February 1, 2008).

3.6	Certificate of Designation with respect to shares of Series A Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 21, 2009).

3.7	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.7 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 31, 2009).

3.8	Certificate of Designation with respect to shares of Series B Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 1, 2010).

3.9	Certificate of Amendment to Certificate of Designation with respect to shares of Series B Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 23, 2010).

3.10	Certificate of Amendment to Certificate of Incorporation filed November 18, 2010 (incorporated by reference to Exhibit 3.10 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on March 31, 2011).

Exhibit Number	Description
3.11	Certificate of Amendment to Certificate of Incorporation filed on November 24, 2010 (incorporated by reference to Exhibit 3.11 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on March 31, 2011).

3.12	Certificate of Amendment to Certificate of Incorporation filed on August 20, 2014 (incorporated by reference to Exhibit 3.12 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Commission on March 31, 2015).

3.13	Certificate of Amendment to Certificate of Incorporation filed on August 19, 2015 (incorporated by reference to Exhibit 3.13 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on March 30, 2017).

3.14	Certificate of Amendment to Certificate of Designation of Series B Convertible Preferred Stock with respect to the Series B Stock (incorporated by reference to Exhibit 3.14 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the commission on March 30, 2017).

3.13	Certificate of Amendment to Certificate of Designation of Series B Convertible Preferred Stock with respect to the Series B Stock (incorporated by reference to Exhibit 3.13 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the commission on March 30, 2017).

3.14	Certificate of Amendment to Certificate of Incorporation filed on August 19, 2015 (incorporated by reference to Exhibit 3.13 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on March 30, 2017).

3.15	Certificate of Designation with respect to shares of Series C Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 21, 2017).

4.1	Form of Common Stock Purchase Warrant Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 30, 2005).

4.2	Warrant to Purchase Common Stock issued to Alvin H. Clemens (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, filed with the Commission on March 31, 2006).

4.3	Securities Purchase Agreement, dated March 30, 2007, by and between Health Benefits Direct Corporation and the Investors party thereto (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 30, 2007).

4.4	Registration Rights Agreement, dated March 30, 2007, by and between Health Benefits Direct Corporation and the Investors party thereto (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 30, 2007).

Exhibit Number	Description
4.5	Form of Warrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 30, 2007).

4.6	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 30, 2007).

4.7	Registration Rights Agreement, dated October 1, 2007, by and between Health Benefits Direct Corporation and Computer Command and Control Company (incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Commission on October 4, 2007).

4.8	Registration Rights Agreement, dated October 1, 2007, by and among Health Benefits Direct Corporation and Robert J. Oakes, Jeff Brocco, Tim Savery and Lisa Roetz (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 4, 2007).

4.9	Securities Purchase Agreement, dated March 31, 2008, by and between Health Benefits Direct Corporation and the Investors party thereto (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 31, 2008).

4.10	Securities Purchase Agreement, dated March 31, 2008, by and between Health Benefits Direct Corporation and the Investors party thereto (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 31, 2008).

4.11	Form of Warrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 31, 2008).

4.12	Form of Registration Rights Agreement, dated March 31, 2008, by and among Health Benefits Direct Corporation and the Investors party thereto (incorporated by reference from Exhibit 4.4 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 31, 2008).

4.13	Form of Registration Rights Agreement, dated March 31, 2008, by and among Health Benefits Direct Corporation and the Investors party thereto (incorporated by reference from Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 31, 2008).

4.14	Board Representation Agreement, dated March 31, 2008, between Health Benefits Direct Corporation and The Co-Investment Fund II, L.P. (incorporated by reference from Exhibit 4.5 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 31, 2008).

4.15	Securities Purchase Agreement, dated January 14, 2009, by and between Health Benefits Direct Corporation and The Co-Investment Fund II, L.P. (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 21, 2009).

4.16	Registration Rights Agreement, dated January 14, 2009, by and between Health Benefits Direct Corporation and The Co-Investment Fund II, L.P. (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 21, 2009).

Exhibit Number	Description
4.17	Preferred Warrant (incorporated by reference from Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 21, 2009).

4.18	Form of Subscription Rights Certificate (incorporated by reference from Exhibit 4.18 to the Registrant’s Registration Statement on Form S-1, filed with the Commission on December 31, 2009).

4.19	Form of Warrant (incorporated by reference from Exhibit 4.19 to the Registrant’s Registration Statement on Form S-1, filed with the Commission on December 31, 2009).

4.20	Securities Purchase Agreement, dated September 30, 2010, by and among Health Benefits Direct Corporation and the Investors party thereto (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 1, 2010).

4.21	Registration Rights Agreement, dated September 30, 2010, by and among Health Benefits Direct Corporation and the Investors party thereto (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 1, 2010).

4.22	Form of Warrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 1, 2010).

4.23	Board Representation Agreement, dated September 30, 2010, by and between Health Benefits Direct Corporation and Independence Blue Cross (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 1, 2010).

4.24	Form of Addendum and Certificate of Adjustment to Warrant (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 1, 2010).

4.25	Form of Addendum and Certificate of Adjustment to Warrant (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 1, 2010).

4.26	Note Conversion Agreement, dated December 22, 2010, by and between InsPro Technologies Corporation and The Co-Investment Fund II, L.P. (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on December 23, 2010).

4.27	Registration Rights Agreement, dated December 22, 2010, by and between InsPro Technologies Corporation and The Co-Investment Fund II, L.P. (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on December 23, 2010).

4.28	Form of Warrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on December 23, 2010).

Exhibit Number	Description
4.29	Securities Purchase Agreement, dated November 20, 2012, by and among InsPro Technologies Corporation and the Investors party thereto (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on November 26, 2012).

4.30	Registration Rights Agreement, dated November 20, 2012, by and among InsPro Technologies Corporation and the Investors party thereto (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on November 26, 2012).

4.31	Form of Warrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on November 26, 2012).

4.32	Securities Purchase Agreement, dated September 12, 2013, by and among InsPro Technologies Corporation and the Investors party thereto (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on September 12, 2013).

4.33	Registration Rights Agreement, dated September 12, 2014, by and among InsPro Technologies Corporation and the Investors party thereto (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on September 12, 2013).

4.34	Form of Warrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on September 12, 2013).

4.35	Amended and Restated Loan and Security Agreement, dated as of December 2, 2014, by and among InsPro Technologies Corporation, InsPro Technologies, LLC, Atiam Technologies L.P. and Silicon Valley Bank (incorporated by reference from Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on December 8, 2014).

4.36	Securities Purchase Agreement, dated September 18, 2015, by and among InsPro Technologies Corporation and the Investors party thereto (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on September 24, 2015).

4.37	Registration Rights Agreement, dated September 18, 2015, by and among InsPro Technologies Corporation and the Investors party thereto (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on September 24, 2015).

4.38	Form of Warrant (incorporated by reference from Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on September 24, 2015).

4.39	Securities Purchase Agreement, dated October 6, 2015, by and between InsPro Technologies Corporation and the Investor signatory thereto (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 7, 2015).

4.40	Registration Rights Agreement, dated October 6, 2015, by and between InsPro Technologies Corporation and the Investor signatory thereto (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 7, 2015).

Exhibit Number	Description
4.41	Warrant, dated October 6, 2015 (incorporated by reference from Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 7, 2015).

4.42	Securities Purchase Agreement, dated April 20, 2017, by and among InsPro Technologies Corporation and the investor signatory thereto (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 21, 2017).

4.43	Registration Rights Agreement, dated April 20, 2017, by and among InsPro Technologies Corporation and the investor signatory thereto (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 21, 2017).

4.44	Securities Purchase Agreement, dated May 11, 2017, by and among InsPro Technologies Corporation and the investors signatory thereto (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 15, 2017).

4.45	Registration Rights Agreement, dated May 11, 2017, by and among InsPro Technologies Corporation and the investors signatory thereto (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 15, 2017).

4.46**	Form of Subscription Rights Certificate

5.1**	Opinion of Morgan, Lewis & Bockius LLP

8.1**	Opinion of Morgan, Lewis & Bockius LLP regarding certain tax matters

10.1	Health Benefits Direct Corporation Compensation Plan for Directors (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 20, 2006).

10.2	Lease Agreement, dated February 9, 2004, between Case Holding Co. and Platinum Partners, LLC (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 30, 2005).

10.3	Lease between Health Benefits Direct Corporation and FG2200, LLC, effective March 15, 2006 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 6, 2006).

10.4	Employment Agreement, dated November 18, 2005, between Health Benefits Direct Corporation and Charles A. Eissa (incorporated by reference to Exhibit 10.14 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 30, 2005).

10.5	Amendment 2008-1 to Employment Agreement, dated March 31, 2008, between Health Benefits Direct Corporation and Charles A. Eissa (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 31, 2008).

Exhibit Number	Description
10.6	Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 17, 2006).

10.7	Securities Contribution Agreement, dated September 9, 2005, among Health Benefits Direct Corporation, Marlin Capital Partners I, LLC, Scott Frohman, Charles A. Eissa, Platinum Partners II LLC and Dana Boskoff (incorporated by reference to Exhibit 10.22 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 30, 2005).

10.8	Employment Agreement, dated April 3, 2006, between HBDC II, Inc. and Ivan M. Spinner (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on April 6, 2006).

10.9	Health Benefits Direct Corporation 2008 Equity Compensation Plan (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on March 31, 2008).

10.10	Health Benefits Direct Corporation 2008 Equity Compensation Plan Form of Nonqualified Stock Option Grant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on March 28, 2008).

10.11	Sublease, dated March 7, 2006, between Health Benefits Direct Corporation and World Travel Partners I, LLC Form of Nonqualified Stock Option Grant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on May 19, 2006).

10.12	First Amendment to Sublease, dated April 18, 2006, between Health Benefits Direct Corporation ad World Travel Partners I, LLC (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on May 19, 2006).

10.13	Letter Agreement, dated April 18, 2006, among World Travel Partners I, LLC, Health Benefits Direct Corporation, and 1120 Avenue of the Americas, LLC (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on May 19, 2006).

10.14	Software and Services Agreement, dated May 31, 2006, among Health Benefits Direct Corporation, Insurint Corporation, and Realtime Solutions Group, L.L.C. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on June 2, 2006).

10.15	Lease, dated July 7, 2006, between Health Benefits Direct Corporation and Radnor Properties-SDC, L.P. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on July 10, 2006).

10.16	Separation Agreement, dated December 7, 2006, between Health Benefits Direct Corporation and Scott Frohman (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on December 11, 2006).

10.17	Amendment No. 1 to Option, dated as of February 15, 2007, delivered by Health Benefits Direct Corporation to Daniel Brauser (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on February 16, 2007).

Exhibit Number	Description
10.18	Consent and Lock-Up Agreement, dated April 5, 2007, between Health Benefits Direct Corporation and Scott Frohman (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on April 6, 2007).

10.19	Agreement to Transfer Partnership Interests, dated October 1, 2007, by and among HBDC Acquisition, LLC and the former partners of BileniaTech, L.P. (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on October 4, 2007).

10.20	Amended and Restated Employment Agreement, dated November 27, 2007, between Health Benefits Direct Corporation and Alvin H. Clemens (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 3, 2007).

10.21	Amended and Restated Employment Agreement, dated November 27, 2007, between Health Benefits Direct Corporation and Anthony R. Verdi (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 3, 2007).

10.22	Amendment 2008-1 to Amended and Restated Employment Agreement, dated March 31, 2008, between Health Benefits Direct Corporation and Anthony R. Verdi (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 31, 2008).

10.23	Client Transition Agreement, between Health Benefits Direct Corporation, HBDC II, Inc. and eHealthInsurance Services, Inc. (incorporated by reference to Exhibit 10.31 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 31, 2009).

10.24	Loan Agreement, dated December 22, 2009, by and among Health Benefits Direct Corporation, Insurance Specialist Group, Inc., HBDC II, Inc., Insurint Corporation, Platinum Partners, LLC, InsPro Technologies, LLC and The Co-Investment Fund II, L.P. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 29, 2009).

10.25	Secured Promissory Note, dated December 22, 2009, by and among Health Benefits Direct Corporation, Insurance Specialist Group, Inc., HBDC II, Inc., Insurint Corporation, Platinum Partners, LLC, InsPro Technologies, LLC and The Co-Investment Fund II, L.P. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 29, 2009).

10.26	First Amendment to Loan Documents, dated June 15, 2010, by and among Health Benefits Direct Corporation, Insurance Specialist Group, Inc., HBDC II, Inc., Insurint Corporation, Platinum Partners, LLC, InsPro Technologies, LLC and The Co-Investment Fund II, L.P. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 17, 2010).

Exhibit Number	Description
10.27	Health Benefits Direct Corporation 2010 Equity Compensation Plan (incorporated by reference to Exhibit 10.27 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on March 31, 2011).

10.28	InsPro Technologies Corporation Amended and Restated Compensation Policy for Non-Employee Directors (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on December 16, 2011).

10.29	Loan and Security Agreement, dated as of October 3, 2012, by and among InsPro Technologies Corporation, InsPro Technologies, LLC, Atiam Technologies L.P. and Silicon Valley Bank (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 10, 2012).

10.30	Secured Convertible Promissory Note Purchase Agreement by and among InsPro Technologies Corporation, InsPro Technologies, LLC and The Co-Investment Fund II, L.P., dated as of January 30, 2015 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on February 3, 2015).

10.31	Form of Secured Convertible Promissory Note due June 30, 2016 (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on February 3, 2015).

10.32	Security Agreement by and among InsPro Technologies Corporation, InsPro Technologies, LLC and The Co-Investment Fund II, L.P., dated as of January 30, 2015 (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on February 3, 2015).

10.33	Subordination Agreement by and among The Co-Investment Fund II, L.P., Silicon Valley Bank, InsPro Technologies Corporation and InsPro Technologies, LLC dated as of January 30, 2015 (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed with the Commission on February 3, 2015).

10.34	Secured Convertible Promissory Note Purchase Agreement by and among InsPro Technologies Corporation, InsPro Technologies, LLC and The Co-Investment Fund II, L.P., dated as of March 27, 2015 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 30, 2015).

10.35	Form of Secured Convertible Promissory Note due June 30, 2016 (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 30, 2015).

10.36	Amended and Restated Security Agreement by and among InsPro Technologies Corporation, InsPro Technologies, LLC and The Co-Investment Fund II, L.P., dated as of March 27, 2015 (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 30, 2015).

Exhibit Number	Description
14	Amended and Restated Code of Business Conduct and Ethics (incorporated by reference to Exhibit 14.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 4, 2008).

21*	Subsidiaries of InsPro Technologies Corporation

23.1*	Consent of Assurance Dimensions, Inc.

23.2**	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1 Opinion and Exhibit 8.1 Opinion)

99.1**	Form of Instructions for Use of InsPro Technologies Corporation Subscription Rights Certificate

99.2**	Form of Notice of Guaranteed Delivery

99.3**	Form of Letter to Security Dealers, Commercial Banks, Trust Companies and Other Nominees

99.4**	Form of Letter to Clients

99.5**	Form of Notice to Stockholders of Subscription Rights

99.6**	Form of Beneficial Owner Election Form

99.7**	Form of Nominee Holder Certification

*	Filed herewith.

**	To be filed by amendment.